Exhibit 10.1

CREDIT AGREEMENT

dated as of

July 31, 2014,

among

CACTUS WELLHEAD, LLC,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint Bookrunners

CREDIT SUISSE SECURITIES (USA) LLC,

as Syndication Agent

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Documentation Agent

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SCHEDULES

Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 1.01(c)	-	Mortgaged Properties
Schedule 2.01(a)	-	Lenders and Commitments
Schedule 2.01(b)	-	L/C Commitment
Schedule 3.08	-	Subsidiaries
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.19(c)	-	Mortgage Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 4.02(a)	-	Local Counsel
Schedule 5.15	-	Post-Closing Obligations
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04	-	Existing Investments
Schedule 6.09	-	Transactions with Affiliates

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Affiliate Subordination Agreement
Exhibit C-1	-	Form of Assignment and Assumption
Exhibit C-2	-	Form of Affiliate Assignment and Assumption
Exhibit D	-	Form of Borrowing Request
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Guarantee and Collateral Agreement
Exhibit G	-	Form of Interest Election Request
Exhibit H-1	-	Form of Revolving Note
Exhibit H-2	-	Form of Term Note
Exhibit I-1	-	Form of U.S. Tax Compliance Certificate
Exhibit I-2	-	Form of U.S. Tax Compliance Certificate
Exhibit I-3	-	Form of U.S. Tax Compliance Certificate
Exhibit I-4	-	Form of U.S. Tax Compliance Certificate

CREDIT AGREEMENT dated as of July 31, 2014 (this “Agreement”), among CACTUS WELLHEAD, LLC, a Delaware limited liability company (the “Borrower”)), the Lenders (such term and each other capitalized term used but not defined in these introductory statements having the meaning given it in Article I) and CREDIT SUISSE AG, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

The Borrower has requested that the Lenders extend credit in the form of (a) Tranche B Term Loans to the Borrower on the Closing Date, in an aggregate principal amount of $275,000,000 and (b) Revolving Loans to the Borrower at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $50,000,000.  The Borrower has requested the Issuing Bank issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of the L/C Sublimit, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries. The proceeds of the Tranche B Term Loans are to be used by the Borrower solely to (a) consummate the Refinancing, (b) finance the Specified Dividend, (c) pay the Transaction Costs and (d) to the extent not used for the foregoing purposes, to fund cash to the balance sheet of the Borrower for working capital and other general corporate purposes of the Borrower and its Subsidiaries.  The proceeds of the Revolving Loans are to be used by the Borrower solely for general corporate purposes of the Borrower and its Subsidiaries.  Letters of Credit will be used for general corporate purposes of the Borrower and its Subsidiaries.

The Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.            Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(g).

“Additional Lender” shall mean, at any time, any Person that is not an existing Lender and that agrees to provide any portion of any (a) Incremental Term Loan Commitments to make Incremental Term Loans in accordance with Section 2.25 pursuant to an Incremental Term Loan Assumption Agreement or (b) Credit Agreement Refinancing Facilities in accordance with Section 2.27 pursuant to a Refinancing Amendment; provided that such Additional Lender shall

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be (x) with respect to Incremental Term Loan Commitments, Incremental Term Loans and Refinancing Term Loans, an Eligible Assignee with respect to Term Loans and (y) with respect to Replacement Revolving Credit Commitments, an Eligible Assignee with respect to Revolving Credit Commitments.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves; provided that, with respect to Tranche B Term Loans, the Adjusted LIBO Rate shall not be less than 1.00% per annum.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statements to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for purposes of Section 6.09, the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Affiliate Assignment and Assumption” shall have the meaning assigned to such term in Section 9.04(g)(ii).

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit B pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Affiliated Lender” shall mean the Sponsor and any of its Affiliates, other than (a) the Borrower or any Subsidiary of the Borrower and (b) any natural Person.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Agreement” shall have the meaning assigned to such term in the introductory statements hereto.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the

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Borrower or the applicable Restricted Subsidiary would be required to pay if such Hedging Agreement was terminated on such date.

“All-in Yield” shall mean, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by the Administrative Agent taking into account the interest rate, margin, original issue discount, upfront fees and eurodollar rate floor or base rate floor; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness (or, if less, the stated life to maturity at the time of the incurrence of such Indebtedness); provided further that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to agents or arrangers to the extent they are not paid ratably to the market with respect to such Indebtedness.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, with respect to Tranche B Term Loans such rate shall not be less than 2.00%; provided further that for the purpose of clause (c), the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates (or the successor thereto if the ICE Benchmark Administration Limited  is no longer making a LIBOR rate available) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or the successor thereto if the ICE Benchmark Administration Limited is no longer making a LIBOR rate available) as an authorized vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.27.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 6.00% per annum, (b) with respect to any ABR Term Loan, 5.00% per annum and (c) with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, the applicable percentage set forth below under the caption “Eurodollar Margin—Revolving Loans” or “ABR Margin—Revolving Loans,” as the case may be, based upon the Total Leverage Ratio as of the relevant date of determination:

Total Leverage Ratio	Eurodollar Margin— Revolving Loans	ABR Margin— Revolving Loans	Commitment Fee
Category 1 4.00:1.00	3.75%	2.75%	0.50%
Category 2 3.75:1.00	3.50%	2.50%	0.50%
Category 3 3.25:1.00	3.25%	2.25%	0.50%
Category 4 2.75:1.00	3.00%	2.00%	0.50%
Category 5 2.25:1.00	2.75%	1.75%	0.375%

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Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, as of and for the first full fiscal quarter of the Borrower after the Closing Date, the Total Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin. In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Total Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin.

In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.04 is inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent corrected financial statements and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected financial statements and corrected Compliance Certificate for such Applicable Period and (iii) the Borrower shall immediately pay to the Administrative Agent (for the account of the Lenders during the Applicable Period or their successors and assigns) the accrued additional interest (and, if applicable, fees) owing as a result of such increased Applicable Margin for such Applicable Period. This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.07 and Article VII hereof, and shall survive the termination of this Agreement.

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“Applicable Tax Year Percentage” means (a) with respect to the 2014 Tax Year, 100%, (b) with respect to the 2015 Tax Year, 75%, and (c) with respect to all Tax Years thereafter, 50%

“Approved Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Arrangers” shall mean, collectively, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Asset Sale” shall mean any Disposition by the Borrower or any Restricted Subsidiary other than (i) a Disposition permitted by Section 6.06(b), (c) or (d) and (ii) a Disposition generating Net Cash Proceeds of less than $1,000,000.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (other than an Affiliated Lender or a Purchasing Borrower Party), and accepted by the Administrative Agent, in the form of Exhibit C-1 or such other form (including electronic documentation generated by MarkitClear or other electronic platform) as shall be approved by the Administrative Agent.

“Australian Subsidiary” shall mean a Restricted Subsidiary of the Borrower organized under the laws of Australia that is formed or acquired by the Borrower or a Restricted Subsidiary for the purpose of establishing or engaging in operations of the Borrower and the Restricted Subsidiaries in Australia.

“Available Amount” shall mean, on any date of determination, an amount equal to difference between (a) the sum of (i) the Cumulative Retained Excess Cash Flow Amount on such date, plus (ii) the Net Cash Proceeds from the issuance of Equity Interests of the Borrower after the Closing Date (other than Disqualified Stock or any Cure Amount) not otherwise applied for any other purpose, minus (b) the aggregate amount of the Available Amount previously utilized pursuant to Section 6.04(h), Section 6.07(h) and 6.11(b)(ii); provided, that any utilization of the Available Amount shall be deemed to first reduce the amounts accrued pursuant to clause (a)(i) above (to the extent such amounts are permitted to be utilized hereby for the applicable utilization at such time) and shall only reduce the amount accrued pursuant to clause (a)(ii) above to the extent the amounts accrued pursuant to clause (a)(i) have been reduced to zero or are not permitted to be utilized for the applicable utilization at such time.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statements to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

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“Borrower Notice” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City, New York or Houston, Texas are authorized or required by law to close; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment (including equipment held for rental) and other capital expenditures of the Borrower and its consolidated Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP  and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Restricted Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Issuing Bank and Lenders, as collateral for L/C Exposure and the obligation of the Lenders to fund participations in respect of L/C Exposure, cash or, if the Collateral Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case in an amount not less than the Minimum Collateral Amount and pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

A “Change in Control” shall be deemed to have occurred if (a) prior to a Qualified Public Offering, the Permitted Investors shall fail to own and control, directly or indirectly,

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beneficially and of record, shares representing at least 51% of each of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) after a Qualified Public Offering, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof), other than the Permitted Investors, shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower (it being understood that the ownership of capital stock of the Borrower by an Up-C Parent shall not of itself constitute a Change of Control under this clause (b)), (c) a majority of the seats (other than vacant seats) on the board of directors of the Borrower (or, following the occurrence of a Qualified Public Offering, an Up-C Parent) shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower (or such Up-C Parent) nor (ii) appointed by directors so nominated or (d) any change in control (or similar event, however denominated) with respect to the Borrower or any Restricted Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any Restricted Subsidiary is a party.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” shall have the meaning assigned to such term in Section 9.08.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans, Replacement Revolving Loans, Tranche B Term Loans, Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Extended Revolving Credit Commitment, Replacement Revolving Credit Commitment, Tranche B Term Loan Commitment, Incremental Term Loan Commitment or Refinancing Term Loan Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class.

“Closing Date” shall mean July 31, 2014, which was the first date on which the conditions precedent set forth in Section 4.02 were satisfied or waived in accordance with Section 9.07.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

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“Collateral” shall mean any and all assets, whether real or personal, tangible or intangible, on which Liens are granted (or purported to be granted) pursuant to the Security Documents as security for the Obligations.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statements to this Agreement.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Extended Revolving Credit Commitment, Replacement Revolving Credit Commitment, Tranche B Term Loan Commitment, Incremental Term Loan Commitment or Refinancing Term Loan Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Competitor” shall mean any Person engaged in the same business as the Borrower or any of the Subsidiaries and any Affiliate of such Person, in each case, identified by the Borrower from time to time in writing to the Administrative Agent.  A list of Competitors will be posted by the Administrative Agent on the Platform and available for inspection by all Lenders.

“Compliance Certificate” shall mean a compliance certificate in the form of Exhibit E.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated July 2014.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges (other than the write-down or write-off of current assets) for such period, (v) any Transaction Costs for such period; provided that the aggregate amount added back pursuant to this clause (v) for all such periods shall not exceed $12,000,000, (vi) any unusual or extraordinary expenses or losses for such period, (vii) any fees paid pursuant to the Management Agreement to the extent permitted to be paid in accordance with this Agreement, (viii) any fees, costs or expenses incurred in connection with the structuring, negotiation, documentation (including subsequent amendments) and consummation of Permitted Acquisitions, permitted issuances of Equity Interests (including a Qualified Public Offering), permitted Investments, permitted Restricted Payments and permitted incurrences of Indebtedness, in each case, whether or not consummated, (ix) any fees, costs or expenses incurred in connection with the redemption or retirement of any Indebtedness (other than the

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payment of accrued interest thereon), (x) director’s fees and reimbursements of out-of-pocket expenses in connection with attending board of director meetings or other actions for the benefit of the Borrower and its Restricted Subsidiaries, in each case, to the extent permitted to be paid in accordance with this Agreement, (xi) indemnification obligations with respect to directors and insurance premiums payable on behalf of directors, (xii) charges, losses and expenses to the extent paid for or reimbursed by a third party during the applicable measurement period or reasonably expected to be paid for or reimbursed during the next four fiscal quarters (provided that any such amounts not so paid or reimbursed in such succeeding four fiscal quarter period shall be deducted from Consolidated EBITDA in respect of such period) and (xiii) non-recurring expenses or losses for such period and, subject to Section 1.03(c), restructuring charges, business optimization costs, cost savings and synergies for such period; provided that the aggregate amount added back pursuant to this clause (xiii) shall not exceed 7.5% of Consolidated EBITDA with respect to such period (prior to giving effect to the add-back pursuant to this clause (xiii)) and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges reflected in Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary, unusual or non-recurring gains and all non-cash items of income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period, all determined on a consolidated basis in accordance with GAAP.

Notwithstanding the foregoing, (a) Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended June 30, 2013, $18,687,600, (ii) for the fiscal quarter ended September 30, 2013, $18,218,300, (iii) for the fiscal quarter ended December 31, 2013, $17,525,500 and (iv) for the fiscal quarter ended March 31, 2014, $20,107,700, in each case, subject to pro forma adjustment in accordance with Section 1.03 and (b) Consolidated EBITDA for any period of four consecutive fiscal quarters shall be deemed to be equal to the lesser of (i) Consolidated EBITDA for such four fiscal quarter period determined in accordance with this definition and (ii) Consolidated EBITDA for the most recently ended fiscal quarter determined in accordance with this definition, multiplied by four (i.e., determined on a last quarter annualized basis).

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Restricted Subsidiary with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be (x) excluded (a) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of that net income to the Borrower is not at the time

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permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (b) the net income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Restricted Subsidiary, (c) the net income of any Person in which any other Person (other than the Borrower or a Wholly Owned Restricted Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except, in each case, to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or a Wholly Owned Restricted Subsidiary by such Person during such period and (d) any gains or losses attributable to sales of assets out of the ordinary course of business and (y) included, the net income of any Unrestricted Subsidiary to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or a Restricted Subsidiary by such Unrestricted Subsidiary during such period.

“Consolidated Tangible Assets” shall mean, with respect to the Borrower as of any date, the amount which, measured as of the most recent date for which financial statements have been delivered pursuant to Section 5.04(a) or (b), in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries, less all goodwill, Intellectual Property, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Agreement Refinancing Facilities” shall mean (a) with respect to any Class of Revolving Credit Commitments or Revolving Loans, Replacement Revolving Credit Commitments or Replacement Revolving Loans and (b) with respect to any Class of Term Loans, Refinancing Term Loans.

“Credit Agreement Refinancing Facility Lender” shall mean a Lender with a Replacement Revolving Credit Commitment or Refinancing Term Loan.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, letter of credit and term loan facilities provided for by this Agreement.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow for all completed Excess Cash Flow Periods that was not required to be applied in accordance with Section 2.13(c) (prior to giving effect to any Optional Prepayment Amount).

“Cure Amount” shall have the meaning assigned to such term in Section 7.03.

“Cure Right” shall have the meaning assigned to such term in Section 7.03.

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“Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of the Borrower and the Restricted Subsidiaries at such time.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and the Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Loans.

“Debt Fund Affiliate” shall mean an Affiliated Lender that is a bona fide debt fund or investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and with respect to which none of the Borrower or the Sponsor or any Affiliate of the Borrower or the Sponsor makes investment decisions or possesses (or possessed) the power, directly or indirectly, to direct or cause the direction of the investment policies or decisions of such Affiliated Lender.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.24(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity;

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provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.

“Designation” shall have the meaning assigned to such term in Section 5.14(a).

“Disposition” shall mean, with respect to any Person, (a) the sale, transfer, license, lease or other disposition (by way of merger, casualty, condemnation or otherwise) of any property or asset of such Person (including, without limitation, any sale and leaseback transaction and the sale of any Equity Interest owned by such Person) to any other Person and (b) the issuance of Equity Interests by a subsidiary of such Person to any other Person.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries other than Foreign Subsidiaries.

“ECF Percentage” shall mean, with respect to any fiscal year of the Borrower, if the Total Leverage Ratio as of the end of such fiscal year is (a) equal to or greater than 2.00:1.00, 75% and (b) less than 2.00:1.00, 50%.

“Effective Tax Rate” shall mean, for any Tax Year, the highest combined marginal federal, state and local income Tax rate (including Taxes imposed under Section 1411 of the Code) applicable to individuals resident in New York, New York during such period, taking into account the character of income earned by the Borrower and the deductibility of state and local Taxes from federal taxable income.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Sections 9.04(b)(iii), 9.04(b)(v) and 9.04(b)(vi) (including Affiliated Lenders and Purchasing Borrower Parties, subject to the requirements of Sections 9.04(g) through (j)).

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“Environmental Laws” shall mean all laws (including statutory and common law), treaties, regulations, rules, ordinances, codes, decrees, injunctions, judgments, governmental restrictions or requirements, directives, orders (including consent orders), permits, and binding agreements with a Governmental Authority, in each case, relating to the pollution or protection of the environment, natural resources, human health and safety (as such relates to pollutants, contaminants, wastes, chemicals or otherwise hazardous materials), or the presence, Release of or exposure to, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities with respect to any pollutants, contaminants, wastes, chemicals or otherwise hazardous materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, fines, penalties, fees, indemnities, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether known or unknown, actual or potential, vested or unvested, or contingent or otherwise, arising out of or relating to (a) any Environmental Law, (b) the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities with respect to, any Hazardous Materials, (c) exposure of any person or property to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code or, in each case, any comparable provision of foreign law. For the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, the term “ERISA Affiliate” includes any person who was, as to the time of such past event or period of time, an “ERISA Affiliate” within the meaning of the preceding sentence.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan, (c) a determination that any Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code), (d) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not

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waived, or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standards with respect to any Plan, (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than non-delinquent premiums payable to the PBGC under Sections 4006 and 4007 of ERISA), (f) the termination, or the filing of a notice of intent to terminate, any Plan pursuant to Section 4041(c) of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (h) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (i) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan, (j) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is reasonably expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 305 of ERISA or Section 432 of the Code), (k) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower or any of the Restricted Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which the Borrower, any such Restricted Subsidiary or their respective ERISA Affiliates could otherwise be liable, (l) any Foreign Benefit Event or (m) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any of the Restricted Subsidiaries.

“Estimated Taxable Income”, shall mean, as of any Tax Date, a good-faith estimate of the taxable income of the Borrower for the current Tax Year through the end of calendar quarter ending at the end of the month in which such Tax Date occurs.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Section 7.01.

“Evidence of Flood Insurance” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such Excess Cash Flow Period (but excluding any non-cash items increasing Consolidated EBITDA pursuant to clause (a)(xiii) of the definition thereof), (ii) cash received during such Excess Cash Flow Period that was deducted from Consolidated EBITDA for such Excess Cash Flow Period pursuant to clause (b)(ii) of the definition of Consolidated EBITDA and (iii) the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Excess Cash Flow Period (except as a result of the reclassification of items from short-term to long-term or vice-versa); provided that for the Excess Cash Flow Period ending on December 31, 2014, amounts under this clause (ii)

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shall be calculated commencing on January 1, 2014, over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by the Borrower and the Restricted Subsidiaries with respect to such Excess Cash Flow Period, (ii) Consolidated Interest Expense for such Excess Cash Flow Period paid in cash, (iii) Capital Expenditures and Investments permitted under Section 6.04 (other than Section 6.04(b) and intercompany Investments between or among the Borrower and the Restricted Subsidiaries) made in cash during such Excess Cash Flow Period, except to the extent financed with Excluded Sources, (iv) permanent repayments of Indebtedness (other than prepayments of Loans under Section 2.12 or Section 2.13 and Loans acquired by a Purchasing Borrower Party and cancelled in accordance with Section 9.04(h)) made in cash by the Borrower and the Restricted Subsidiaries during such Excess Cash Flow Period, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments are not financed with Excluded Sources, (v) the amount of any Restricted Payments made in cash pursuant to Section 6.07(c) on account of such Excess Cash Flow Period, (vi) cash expenditures made during such Excess Cash Flow Period that increased Consolidated EBITDA for such Excess Cash Flow Period pursuant to clauses (a)(v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of the definition of Consolidated EBITDA and (vii) the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Excess Cash Flow Period (except as a result of the reclassification of items from short-term to long-term or vice-versa); provided that for the Excess Cash Flow Period ending on December 31, 2014, amounts under this clause (vii) shall be calculated commencing on January 1, 2014.

“Excess Cash Flow Period” shall mean (a) the period beginning on October 1, 2014 and ending December 31, 2014 and (b) each fiscal year of the Borrower thereafter.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Sources” shall mean the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated Net Income.

“Excluded Swap Obligations” shall mean with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) (after giving effect to any keepwell, guarantee or other support agreement) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch

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profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning assigned to such term in Section 3.27.

“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of April 25, 2013, as amended, among the Borrower, Amegy Bank National Association, as administrative agent, issuing lender and swing line lender and the lenders party thereto.

“Extended Revolving Credit Commitment” shall mean any Class of Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 2.26.

“Extended Revolving Loans” shall mean any Revolving Loans made pursuant to the Extended Revolving Credit Commitments.

“Extended Term Loans” shall mean any Class of Term Loans the maturity of which shall have been extended pursuant to Section 2.26.

“Extension” shall have the meaning assigned to such term in Section 2.26(a).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.26(c).

“Extension Offer” shall have the meaning assigned to such term in Section 2.26(a).

“Family Member” shall mean any spouse, sibling, child or other lineal descendant of an individual.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

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“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Financial Covenant” shall mean the covenant contained in Section 6.12 of this Agreement.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person or any other officer of such Person with similar duties regardless of such officer’s title.

“Flood Laws” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $7,500,000 by the Borrower or any of the Restricted Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that has resulted or could reasonably be expected to result in the incurrence of any liability by the Borrower or any of the Restricted Subsidiaries, or the imposition on the Borrower or any of the Restricted Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $7,500,000.

“Foreign Lender” shall mean (a) with respect to a Borrower that is a U.S. Person, a Lender that is not a U.S. Person and (b) with respect to a Borrower that is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Pension Plan” shall mean any benefit plan that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

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“Foreign Subsidiary” shall mean any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (and any subsidiary of such person).

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Pro Rata Percentage of the outstanding L/C Exposure with respect to Letters of Credit other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with Section 2.25(a)(iv).

“FSHCO” shall mean any Domestic Subsidiary (including a disregarded entity for U.S. federal income tax purposes) that does not have any material assets other than Equity Interests of one or more Foreign Subsidiaries or Indebtedness of such Foreign Subsidiaries.

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 4.02(k).

“Governmental Authority” shall mean any federal, state, local, supranational or foreign court or governmental agency, registry, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(f).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit F, among the Borrower, the Restricted Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean the Borrower and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products, derivatives or byproducts and all other hydrocarbons, coal ash, radon gas, lead, asbestos and asbestos-containing materials, toxic mold, urea formaldehyde foam insulation, polychlorinated biphenyls, infectious or medical wastes, chlorofluorocarbons and all other ozone-depleting substances, and heavy metals (b) any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics or (c) any substance,

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waste or material that is prohibited, limited or regulated by or pursuant to or which can form the basis for liability under any Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Incremental Assumption Agreement” shall have the meaning assigned to such term in Section 2.25(c).

“Incremental Commitment” shall mean an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment.

“Incremental Lenders” shall mean, as the context requires, Incremental Revolving Credit Lenders and/or Incremental Term Lenders.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.25, to make an Incremental Revolving Loan to the Borrower.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loans” shall mean Revolving Loans made by one or more Incremental Revolving Credit Lenders to the Borrower pursuant to their Incremental Revolving Credit Commitments. Incremental Revolving Loans may only be made in the form of additional Revolving Loans.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.25, to make an Incremental Term Loan to the Borrower.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans” shall mean term loans made by one or more Incremental Term Lenders to the Borrower pursuant to their Incremental Term Loan Commitments.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations, in each case incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of

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Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of (x) any Equity Interests of such Person or any parent of such Person or (y) any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit and (l) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  Notwithstanding the foregoing, the following shall not constitute “Indebtedness” unless and until such obligation becomes due and payable or certain to be payable in a future period: any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.17.

“Intellectual Property” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Interest Election Request” shall mean a request by the Borrower in accordance with the terms of Section 2.10 and substantially in the form of Exhibit G or such other form as shall be approved by the Administrative Agent.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Borrowing, the last day of the Interest Period applicable to such Borrowing and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if available to each Lender, twelve months or a period shorter than one month) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business

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Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Borrowing shall extend beyond the applicable Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of compliance with Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto, whether by disposition, return on capital, dividend or otherwise.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean, as the context may require, (a) (i) Credit Suisse AG, acting through any of its Affiliates or branches, with respect to Letters of Credit issued by it and its L/C Commitment hereunder and (ii) any other Lender that may become an Issuing Bank pursuant to Section 2.22(i) or Section 2.22(j), with respect to Letters of Credit issued by such Lender and such Lender’s L/C Commitment or (b) all such persons collectively in such capacity. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Junior Debt” shall mean (i) unsecured Indebtedness of the Borrower or any Guarantor or (ii) Junior Secured Debt.

“Junior Secured Debt” shall mean Indebtedness of the Borrower or any Guarantor that is secured by a Lien on all or any portion of the Collateral (but not any assets that do not constitute Collateral) that is junior to the Lien in favor of the Collateral Agent on the Collateral.

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“Junior Lien Intercreditor Agreement” shall have the meaning assigned to such term in Section 7.01(n).

“Latest Maturity Date” shall mean, at any time, the latest maturity or expiration date applicable to any Loan or Commitment (or, if so specified, applicable to the specified Loans or Commitments of the Class thereof) hereunder at such time. Unless the context shall otherwise require, when used in reference to the incurrence of any Indebtedness or the issuance of any Equity Interests, the Latest Maturity Date shall mean the Latest Maturity Date applicable to any Loan or Commitment hereunder as of the date such Indebtedness is incurred or such Equity Interests are issued.

“L/C Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22, as set forth on Schedule 2.01(b) as the same may be modified from time to time in accordance with this Agreement.

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed (including by way of conversion thereof into a Revolving Loan) by or on behalf of the Borrower at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“L/C Sublimit” shall mean $10,000,000.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01(a) (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and (b) any Person that has become a party hereto as a Lender pursuant to an Assignment and Assumption, Incremental Term Loan Assumption Agreement, Refinancing Amendment or otherwise in accordance with this Agreement.

“Letter of Credit” shall mean any standby letter of credit issued pursuant to Section 2.22.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or the successor thereto if the ICE Benchmark Administration Limited is no longer making a LIBOR rate available) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at

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which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean (a) with respect to any asset, (i) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, charge preference or other security interest of any kind or nature whatsoever in or on such asset (including any conditional sale or other title retention agreement, capital lease, any easement, right of way or other encumbrance on title to real property) and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same effect as any of the foregoing) relating to such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, the Notes, any Incremental Term Loan Assumption Agreement, any Extension Amendment, any Refinancing Amendment and any other document identified by its terms as a Loan Document (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing).

“Loan Parties” shall mean the Borrower and the other Guarantors.

“Loans” shall mean the Revolving Loans and the Term Loans.

“Management Agreement” shall mean the Management Services Agreement dated as of August 31, 2011 by and among Cactus Wellhead, LLC, Cadent Energy Partners LLC and Bender Investment Company.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations or condition (financial or otherwise), of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their material obligations under the Loan Documents or (c) a material impairment of the rights and remedies of or benefits available to the Administrative Agent, the Collateral Agent or the Lenders under any Loan Document, including to enforce or collect the Obligations or to realize upon the Collateral.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Material Real Property” shall mean any owned real property of the Borrower or any other Loan Party that (a) is a manufacturing facility or (b) has a fair market value in excess of

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$2,500,000; provided that if the aggregate fair market value of owned real property of the Loan Parties that would not constitute Material Real Properties exceeds $10,000,000, then one or more such properties shall be deemed to constitute a Material Real Property such that after giving effect thereto, the aggregate fair market value of owned real properties not constituting Material Real Properties shall not exceed $10,000,000.

“Maturity Date” shall mean the Revolving Credit Maturity Date or the Term Loan Maturity Date (or both), as the context requires.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.08.

“Members” shall mean, at any time, those Persons who own Equity Interests of the Borrower at such time.

“Minimum Collateral Amount” shall mean, at any time, (a) with respect to Cash Collateral consisting of cash, an amount equal to 103% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean the mortgages, deeds of trust, deeds to secure debt, and other similar security documents delivered pursuant to clause (i) of Section 4.02(g) or pursuant to Section 5.12, each in form and substance reasonably satisfactory to the Collateral Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal and accounting fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than (x) Indebtedness hereunder and (y) any such Indebtedness assumed by the purchaser of such asset); provided that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent within five Business Days of the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries within 180 days of receipt of such

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proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent (i) not so used or contractually committed (with a Person other than an Affiliate of the Borrower) to be so used at the end of such 180 day period and (ii) if so committed within such 180 day period, not so used at the later of (x) the end of such 180 day period and (y) the day that is 180 days from the date of such commitment), at which time such proceeds shall be deemed to be Net Cash Proceeds, and (b) with respect to any issuance or incurrence of Indebtedness or any issuance of Equity Interests, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“NFIP” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Non-Debt Fund Affiliate” shall mean any Affiliated Lender other than a Debt Fund Affiliate.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Debt” shall mean Indebtedness of an Unrestricted Subsidiary:

(1)          as to which neither the Borrower nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)          no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than this Agreement) of the Borrower or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Notes” shall mean any promissory notes evidencing the Revolving Loans or Term Loans, as applicable, executed and delivered pursuant to Section 2.04(e) and in the form of Exhibit H-1 or H-2, respectively.

“Obligations” shall mean, collectively, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower in respect of any Letter of Credit, when and as due, including Reimbursement Obligations, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents (including obligations to pay fees, expense reimbursement and indemnification

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obligations), whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding and (d) the due and punctual payment and performance of all obligations of the Borrower and each other Loan Party under any Secured Hedging Agreements (but excluding the Excluded Swap Obligations).

“OFAC” shall have the meaning assigned to such term in Section 3.25.

“Optional Prepayment Amount” shall mean, for any Excess Cash Flow Period, the aggregate amount of (x) all optional prepayments of the Term Loans during such Excess Cash Flow Period pursuant to Section 2.12 and (y) all Term Loans acquired by a Purchasing Borrower Party and cancelled in accordance with Section 9.04(h)(ii)(B) during such Excess Cash Flow Period, in each case to the extent such prepayments do not occur in connection with a refinancing of all or any portion thereof; provided that for purposes of clause (y), the Optional Prepayment Amount shall include only the aggregate amount of cash actually paid by such Purchasing Borrower Party in respect of the principal amount of the Term Loans so acquired and cancelled.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, property, excise, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, recording, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(a)).

“Participant” shall have the meaning assigned to such term in Section 9.04(d).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

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“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(g).

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from Moody’s or from S&P;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Investors” shall mean (a) the Sponsor and any Affiliate thereof (other than any portfolio company of any of the foregoing) and (b) Scott Bender and Joel Bender (including, so long as such entity is controlled by them, any entity through which they or any of their Family Members own their respective Equity Interests in the Borrower, including a company, partnership or a trust established for the benefit of any such Person).

“Permitted Liens” shall mean Liens the existence of which would not cause a breach of Section 6.02 of this Agreement.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person (the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to any interest capitalized, any premium or

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other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, (c) if the Refinanced Indebtedness is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Refinanced Indebtedness, (d) at the time thereof, no Default or Event of Default shall have occurred and be continuing, (e) if the Refinanced Indebtedness is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties than the terms and conditions with respect to the Collateral of the Refinanced Indebtedness, taken as a whole (and the Liens on any Collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority as the Refinanced Indebtedness relative to the Liens on the Collateral securing the Obligations), (f) the terms and conditions (excluding any subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Refinanced Indebtedness, except for covenants or other provisions applicable only to periods after the Latest Maturity Date and (g) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Refinanced Indebtedness.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is covered by Section 4021 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is or, if such plan were terminated under Section 4069 of ERISA, would be deemed to be an “employer” as defined in Section 3(5) of ERISA or “contributing sponsor” as defined in Section 4001(a)(13) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City and notified to the Borrower.

“Pro Forma Basis” shall mean, for purposes of calculating compliance with the Financial Covenant or any other financial ratio or tests, such calculation shall be made in accordance with Section 1.03.

“Pro Forma Transaction” shall mean any Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary, any Investment constituting an acquisition of

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assets constituting a business unit, line of business or division of another Person or a Disposition of a business unit, line of business or division of the Borrower or any Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise and any other transaction that by the terms of this Agreement requires a financial ratio or test to be determined on a “Pro Forma Basis” or to be given “pro forma effect”.

“Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Purchasing Borrower Party” shall mean the Borrower or any Subsidiary of the Borrower that becomes an Eligible Assignee pursuant to Section 9.04.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualified Counterparty” shall mean, with respect to any Hedging Agreement, any counterparty thereto that, at the time such Hedging Agreement was entered into, was a Lender, the Administrative Agent, an Arranger or any of their respective Affiliates.

“Qualified Public Offering” shall mean the initial underwritten public offering of common Equity Interests of the Borrower (or of any direct or indirect parent of the Borrower, including an Up-C Parent) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act that results in at least $100,000,000 of Net Cash Proceeds to the Borrower or such parent.

“Real Estate Collateral Requirements” shall mean the requirement that on the Closing Date (subject to the last paragraph of Section 4.02), with respect to the Mortgaged Properties listed on Schedule 1.01(c) and thereafter as required by Section 5.12, the Collateral Agent shall have received a Mortgage for each Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent and suitable for recording or filing, together, with respect to each Mortgage, the following documents: (a) a fully paid policy of title insurance (or “pro forma” or marked up commitment having the same effect of a title insurance policy, hereinafter referred to as the “Title Policy”) (i) in a form reasonably approved by the Collateral Agent insuring the Lien of the Mortgage encumbering such property as a valid first priority Lien, subject only to Liens permitted by Section 6.02, (ii) in an amount reasonably satisfactory to the Collateral Agent, (iii) issued by a nationally recognized title insurance company reasonably satisfactory to the Collateral Agent (the “Title Company”) and (iv) that includes (A) such coinsurance and direct access reinsurance as the Collateral Agent may reasonably deem necessary or desirable and (B) such endorsements or affirmative insurance reasonably required by the Collateral Agent and available in the applicable jurisdiction at commercially reasonable premiums or rates (including, without limitation, endorsements on matters relating to usury, first loss, survey, zoning, revolving credit, doing business, variable rate, address, separate tax lot,

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subdivision, tie in or cluster, contiguity, access and so-called comprehensive coverage over covenants and restrictions), (b) with respect to any property located in any jurisdiction in which a zoning endorsement is not available (or for which a zoning endorsement is not available at a premium that is commercially reasonable), if requested by the Collateral Agent, a zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resource Corporation (or another person acceptable to the Collateral Agent, in each case reasonably satisfactory to the Collateral Agent, (c) upon the request of the Collateral Agent, a survey certified to Collateral Agent and the Title Company in form and substance reasonably satisfactory to the Collateral Agent; provided, however, that it is agreed that if there is an existing survey of such Mortgaged Property, then such survey (the “Existing Survey”) shall satisfy the requirement set forth in this clause (c) so long as (i) such Existing Survey is updated to a recent date or, alternatively, the Title Company has received an affidavit of the applicable Loan Party in form and substance reasonably acceptable to the Title Company, providing that the Existing Survey shows the Mortgaged Property in its present condition and there have been no improvements constructed nor alterations to the existing improvements thereon since the date of the Existing Survey and (ii) such Existing Survey is in form sufficient to permit the Title Company to issue the Title Policy in compliance with the requirements of item (a) above, (d) upon the request of the Collateral Agent, an appraisal reasonably satisfactory to the Collateral Agent, (e) an opinion of local counsel reasonably acceptable to the Collateral Agent and in form and substance satisfactory to the Collateral Agent, (f) if requested by any Lender, no later than three Business Days prior to the delivery of the Mortgage with respect to Mortgages delivered pursuant to Section 5.12 and three Business Days prior to the Closing Date with respect to Mortgages delivered pursuant to Section 4.02, the following documents and instruments, in order to comply with the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System) (“Flood Laws”): (1) a completed standard flood hazard determination form, (2) if any buildings or mobile homes located on improved real property are located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and, if applicable, notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (3) documentation evidencing the Borrower’s receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent (any of the foregoing being “Evidence of Flood Insurance”), (g) upon the reasonable request of the Collateral Agent, Phase I environmental site assessment reports prepared in accordance with the current ASTM E1527 standard (“Phase Is”) (to the extent not already provided) and reliance letters for such Phase Is (which Phase Is and reliance letters shall be in form and substance reasonably acceptable to the Collateral Agent) and any other environmental information as the Collateral Agent shall reasonably request and (h) such other instruments and documents (including consulting engineer’s reports and lien searches) as the Collateral Agent shall reasonably request.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Redesignation” shall have the meaning assigned to such term in Section 5.14(d).

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“Refinanced Term Loans” shall have the meaning assigned to such term in Section 2.27.

“Refinancing” shall mean the repayment in full and the termination of any commitment to make extensions of credit under the Existing Credit Agreement.

“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.27(c).

“Refinancing Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.27, to make Refinancing Term Loans to the Borrower.

“Refinancing Term Loans” shall mean one or more new Classes of Term Loans that result from a Refinancing Amendment in accordance with Section 2.27.

“Register” shall have the meaning assigned to such term in Section 9.04(c).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean the Borrower’s obligations under Section 2.22(e) to reimburse L/C Disbursements.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors, representatives, controlling persons, members, successors and permitted assigns of such Person and such Person’s Affiliates.

“Release” shall mean any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, pumping, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment, including the air, soil, sediments and ground and surface waters or into, through, within or upon any building, structure, facility or fixture.

“Repayment Date” shall have the meaning assigned to such term in Section 2.11(a).

“Replaced Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.27.

“Replacement Revolving Credit Commitments” shall mean one or more new Classes of Revolving Credit Commitments established pursuant to a Refinancing Amendment in accordance with Section 2.27.

“Replacement Revolving Loans” shall mean Revolving Loans made pursuant to Replacement Revolving Credit Commitments.

“Repricing Transaction” shall mean the prepayment or refinancing of all or any portion of the Tranche B Term Loans concurrently with the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness (including, for the avoidance of doubt, Indebtedness incurred pursuant to Section 2.27) having a lower All-in Yield than, or any amendment

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(including, for the avoidance of doubt, any Refinancing Amendment or Extension Amendment) that has the effect of reducing the All-in Yield then applicable to, the Tranche B Term Loans (including any mandatory assignment in connection therewith).

“Required Lenders” shall mean, at any time, Lenders having Loans, L/C Exposure and unused Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure and unused Commitments at such time; provided that the Revolving Loans, L/C Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Required Revolving Credit Lenders” shall mean, at any time, Revolving Credit Lenders having Revolving Loans, L/C Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Revolving Loans outstanding, L/C Exposure and unused Revolving Credit Commitments at such time; provided that the Revolving Loans, L/C Exposure  and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Revolving Credit Lenders at any time.

“Resignation Effective Date” shall have the meaning assigned to such term in Section 8.06.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted” means, when used in reference to cash or Permitted Investments of any Person, that such cash or Permitted Investments (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in conformity with GAAP (unless such classification results solely from any Lien referred to in clause (b) below) or (b) are controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under the Loan Documents.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder (and to acquire participations in Letters of Credit as provided for herein) as set forth on Schedule 2.01(a), or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b)

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reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Credit Maturity Date” shall mean July 31, 2019.

“Revolving Credit Termination Date” shall mean the earlier to occur of (a) the Revolving Credit Maturity Date and (b) the date on which the Revolving Credit Commitments hereunder are terminated.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” shall mean the Securities and Exchange Commission.

“Secured Hedging Agreement” shall mean any Hedging Agreement entered into by a Loan Party and a Qualified Counterparty.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Solvent” shall mean, (a) the sum of the liabilities (including contingent liabilities) of the Borrower and the Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of the Borrower and the Subsidiaries, on a consolidated basis, (b) the present fair saleable value of the assets of the Borrower and the Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and the Subsidiaries as they become absolute and matured, (c) the capital of the Borrower and the Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof and (d) the Borrower and the Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or liabilities, including current obligations beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

“SPV” shall have the meaning assigned to such term in Section 9.04(f).

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“Specified Dividend” means the dividend or other distribution in an aggregate amount not to exceed $165,000,000 by the Borrower to holders of Equity Interests of the Borrower within 30 days following the Closing Date.

“Sponsor” means Cadent Energy Partners II, L.P.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary listed on Schedule 1.01(b), and each other Restricted Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Supplemental Perfection Certificate” shall mean a Supplemental Perfection Certificate substantially in the form of Exhibit C to the Guarantee and Collateral Agreement or any other form approved by the Administrative Agent in its sole discretion.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (including without limitation any Secured Hedging Agreement).

“Tax Date” shall mean March 31, June 1, September 1 and December 1 of each year.

“Tax Distribution Amount” shall mean, at any time, an amount equal the excess, if any, of (a)(i) the product of (x) the Effective Tax Rate and (y) the Applicable Tax Year Percentage, multiplied by (ii) the sum of (x) the cumulative taxable income (or loss) of the Borrower for all Tax Years ending after the Closing Date and before the most recent Tax Date and (y) the Estimated Taxable Income, in each case, taking into account the character of such income, over

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(b) the sum of all Restricted Payments paid by the Borrower after the Closing Date pursuant to Section 6.07(c).

“Tax Year” shall mean the Borrower’s taxable year, as determined under Section 441 of the Code.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” means a Tranche B Term Loan Commitment, Incremental Term Loan Commitment or Refinancing Term Loan Commitment.

“Term Loan Maturity Date” shall mean July 31, 2020.

“Term Loan” shall mean a Tranche B Term Loan, an Incremental Term Loan, an Extended Term Loan or a Refinancing Term Loan.

“Test Period” shall have the meaning assigned to such term in Section 1.03(b).

“Title Company” shall have the meaning assigned to such term in the definition of Real Estate Collateral Requirements.

“Total Debt” shall mean, at any time, the total Indebtedness of the Borrower and the Restricted Subsidiaries at such time (excluding (a) Indebtedness of the type described in clauses (i), (k) and (l) of the definition thereof (except in the case of clauses (k) and (l), (x) to the extent of any unreimbursed drawings thereunder and (y) to the extent supporting an obligation that constitutes Indebtedness of a Person other than the Borrower or a Restricted Subsidiary) and (b) Indebtedness of the type described in clause (g) thereof to the extent constituting a Guarantee with respect to Indebtedness described in clause (a) above).

“Total Leverage Ratio” shall mean, on any date, the ratio of (a) the excess of (i) Total Debt on such date over (ii) Unrestricted Cash on such date (provided that the aggregate amount of Unrestricted Cash under this clause (ii) shall not exceed $25,000,000) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.04(a) or (b).

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $50,000,000.

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“Tranche B Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth on Schedule 2.01(a), or in the Assignment and Assumption pursuant to which such Lender assumed its Tranche B Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Tranche B Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a).

“Transaction Costs” shall mean the fees, costs and expenses incurred in connection with the Transactions.

“Transaction Letters” shall mean, collectively, the Engagement Letter dated July 8, 2014, among the Borrower and the Arrangers and the Administrative Agent Fee Letter dated July 8, 2014, between the Borrower and the Agent.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are, or will be, a party and the making of the Borrowings hereunder, (b) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreement, (c) the making of the Specified Dividend and (d) the payment of the Transaction Costs by the Loan Parties.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“Unfunded Pension Liability” shall mean, with respect to any Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

“Uniform Customs” shall have the meaning assigned to such term in Section 9.14.

“Unrestricted Cash” means, as of any date, the aggregate amount of cash and Permitted Investments owned on such date by the Borrower and the Restricted Subsidiaries; provided that such cash and Permitted Investments are not Restricted.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors of the Borrower in accordance with Section 5.14 and (b) any Subsidiary of an Unrestricted Subsidiary.

“Up-C Parent” shall mean a Person owning Equity Interests in and having Control of the Borrower, which was formed for the purpose of facilitating a public offering of indirect Equity Interests in the Borrower via a public offering of the Equity Interests of such Person.

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“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.20(g).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Restricted Subsidiaries of such Person or by such Person and one or more wholly owned Restricted Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Yield Differential” shall have the meaning assigned to such term in Section 2.25(c).

SECTION 1.02.                                   Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall,” and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document or any other agreement, instrument or document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, but only to the extent

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that such amendment, restatements, supplements or modifications are not prohibited by this Agreement, (b) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision of this Agreement or the other Loan Documents to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision of this Agreement or the other Loan Documents) regardless of whether any such notice is given before or after such change in GAAP, then such provision shall be interpreted on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders and (d) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010 or any successor proposal.

SECTION 1.03.                                   Pro Forma Calculations.  (a)  Notwithstanding anything to the contrary herein, the Total Leverage Ratio shall be calculated in the manner prescribed by this Section 1.03; provided that notwithstanding anything to the contrary herein, when calculating any such ratio for the purpose of the definition of Applicable Margin, any mandatory prepayment provision hereunder or compliance with the Financial Covenant, the events set forth in clause (b), (c) and (d) below that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b)                                 For purposes of calculating the Total Leverage Ratio, Pro Forma Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been consummated (i) during the applicable period of four consecutive fiscal quarters for which such financial ratio is being determined (the “Test Period”) or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Pro Forma Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Pro Forma Transaction) had occurred on the first day of the applicable Test Period.

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(c)                                  If pro forma effect is to be given to a Pro Forma Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrower based on historical results accounted for in accordance with GAAP and including only (i) those adjustments that would be permitted or required by Regulation S-X under the Securities Act and (ii) to the extent applicable, those adjustments in respect of reasonably identifiable and factually supportable and quantifiable restructuring charges, cost savings and synergies in connection with a Pro Forma Transaction that have occurred or are reasonably expected by the Borrower to occur within one year of the closing of such Pro Forma Transaction (regardless of whether such pro forma restructuring charges, cost savings or synergies could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC); provided that the Borrower shall have delivered to the Administrative agent a certificate of the chief financial officer of the Borrower certifying that such adjustments satisfy the foregoing requirements and including reasonably detailed calculations thereof.  For the avoidance of doubt, all pro forma adjustments shall be consistent with, and subject to, the caps and limits set forth in the applicable definitions herein (including the cap set forth in clause (a)(xiii) of the definition of Consolidated EBITDA). To the extent compliance with the Financial Covenant is being tested prior to the first test date under the Financial Covenant, in order to determine permissibility of any action by the Borrower or its Restricted Subsidiaries, such compliance shall be tested against the ratios for such first test date.

(d)                                 In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or Guarantee) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

SECTION 1.04.                                   Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Credit Borrowing”).

SECTION 1.05.                                   Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount in effect at such time; provided that with respect to any Letter of Credit that, by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall, except for the purpose of calculating the L/C Participation Fee and Commitment Fee, be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

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ARTICLE II

The Credits

SECTION 2.01.                                   Commitments.  (a)  Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, each Term Lender agrees, severally and not jointly, to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche B Term Loan Commitment. Amounts repaid or prepaid in respect of Tranche B Term Loans may not be reborrowed.  The Tranche B Term Loans made on the Closing Date will be funded with an original issue discount of 2.0% (it being agreed that the Borrowers shall be obligated to repay 100% of the principal amount of each such Tranche B Term Loan and interest shall accrue on 100% of the principal amount of such Tranche B Term Loan, in each case as provided herein).

(b)                                 Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, each Revolving Credit Lender agrees to make Revolving Loans to the Borrower, at any time and from time to time from the Closing Date until the Revolving Credit Termination Date in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, amounts repaid or prepaid in respect of Revolving Loans may be reborrowed under this Section 2.01(b).

SECTION 2.02.                                   Loans.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)                                 Subject to Sections 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time.

(c)                                  Except with respect to Loans deemed made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative

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Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)                                 Unless the Administrative Agent shall have received notice from a Lender (i) in the case of a Eurodollar Loan, prior to the date of any Borrowing and (ii) in the case of an ABR Loan prior to 1:00 p.m., New York City time, on the date of any Borrowing, in either case that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (A) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (B) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e)                                  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

(f)                                   If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.01(b) and (c) have been satisfied, such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and, to the extent of such payment, the obligations of the Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Loan and shall not relieve the Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The

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Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to ABR Revolving Loans pursuant to Section 2.06(a) and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03.                                   Borrowing Procedure.  In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request in writing or by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, (b) in the case of an ABR Term Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing and (c) in the case of an ABR Revolving Borrowing, 10:00 a.m., New York City time, on the day of a proposed Borrowing.  Each such notice shall be irrevocable, and any telephonic notice shall be confirmed promptly by delivery of a written Borrowing Request and shall specify the following information: (i) the Class of such Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.

SECTION 2.04.                                   Evidence of Debt; Repayment of Loans.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Tranche B Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

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(c)                                  The Administrative Agent shall, in accordance with its customary practice, maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)                                  Any Lender may request that Loans made by it hereunder be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender and its registered assigns. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

SECTION 2.05.                                   Fees.  (a)  The Borrower agrees to pay to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Margin on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a year of 365/366 days.

(b)                                 The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Transaction Letters at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)                                  The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06(b) and (ii) to the Issuing

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Bank with respect to each Letter of Credit on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of the Issuing Bank shall expire as or be terminated as provided herein, (x) a fronting fee which shall accrue at a rate equal to 0.125% per annum on the average daily amount of the L/C Exposure (excluding any portion thereof attributable to unpaid Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any L/C Exposure and (y) customary issuance and drawing fees and standard documentation, administration, payment and cancellation charges specified from time to time by the Issuing Bank (collectively, the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a year of 365/366 days.

(d)                                 In the event that, prior to the second anniversary of the Closing Date, the Borrower (x) makes any prepayment of Tranche B Term Loans pursuant to Section 2.12(a) or Section 2.13(d) or (e) or (y) effects any amendment to this Agreement resulting in a Repricing Transaction (including, for the avoidance of doubt, any Extension Amendment pursuant to Section 2.26), the Borrower shall pay to the Administrative Agent for the ratable account of each of the applicable Lenders, a prepayment premium or fee, as applicable, of (A) 2.00% of the aggregate principal amount of the Tranche B Term Loans so prepaid or subject to such amendment if such prepayment or amendment occurs prior to the first anniversary of the Closing Date and (B) 1.00% of the aggregate principal amount of the Tranche B Term Loans so prepaid or subject to such amendment if such prepayment or amendment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date.  If, on or prior to the second anniversary of the Closing Date, any Lender is replaced pursuant to Section 2.21 in connection with such Lender’s refusal to consent to any amendment, waiver or other modification of this Agreement, the Borrower shall pay to such Lender a fee (of 2.00% or 1.00%, as applicable, determined in accordance with the preceding sentence) of the aggregate principal amount of Tranche B Term Loans in respect of which such Lender is replaced.  Such amounts shall be due and payable on the date of effectiveness of such prepayment or amendment. Notwithstanding the foregoing, no prepayment premium shall be payable pursuant to this Section 2.05(d) with respect to any prepayment pursuant to Section 2.12(a) to the extent such prepayment is made with the Net Cash Proceeds of a Qualified Public Offering.

(e)                                  The Borrower agrees to pay on the Closing Date to each Revolving Credit Lender party to this Agreement on the Closing Date, as compensation for the Revolving Credit Commitment of such Revolving Credit Lender, an upfront fee in an amount equal to 0.75% of the stated principal amount of such Revolving Credit Lender’s Revolving Credit Commitment. Such fees shall be payable by the Borrower to each Revolving Credit Lender on the Closing Date. Such closing fees will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(f)                                   All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

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SECTION 2.06.                                   Interest on Loans.  (a)  Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days, as applicable at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b)                                 Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c)                                  Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07.                                   Default Interest.  If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, until such defaulted amount shall have been paid in full, to the extent permitted by law, all overdue amounts under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (i) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (ii) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, at all times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00% per annum.

SECTION 2.08.                                   Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing of any Class the Administrative Agent shall have determined that (a) Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, (b) the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority in interest of Lenders of such Class of making or maintaining Eurodollar Loans during such Interest Period or (c) reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing of such Class pursuant to Section 2.03 or Section 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.                                   Termination and Reduction of Commitments.  (a)  The Tranche B Term Loan Commitments shall automatically terminate upon the making of the Term Loans on the Closing Date. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date. The L/C Commitment shall automatically terminate on the

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earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

(b)                                 Upon at least three Business Days’ prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an integral multiple of $100,000 and in a minimum amount of $500,000, (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time and (iii) any such termination or reduction notice may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)                                  Each reduction in any Class of Commitments hereunder shall be made ratably among the Lenders of the applicable Class in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Revolving Credit Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10.                                   Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)                                     each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)                                  if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii)                               each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

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(iv)                              if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v)                                 any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi)                              any portion of a Eurodollar Borrowing that cannot be continued as a Eurodollar Borrowing by reason of the immediately preceding clause (v) shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii)                           no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings comprised of Term Loans would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

(viii)                        upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each Interest Election Request shall refer to this Agreement and specify (A) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (B) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (C) if such Interest Election Request requests a conversion, the date of such conversion (which shall be a Business Day) and (D) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such Interest Election Request with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any Interest Election Request delivered pursuant to this Section 2.10 and of each Lender’s pro rata share of any converted or continued Borrowing. If the Borrower shall not have delivered an Interest Election Request in accordance with this Section 2.10 electing to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

SECTION 2.11.                                   Repayment of Term Borrowings.  (a)  The Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, on the last Business Day of each March, June, September and December occurring prior to the Term Loan Maturity Date, commencing with December 31, 2014 (each, a “Repayment Date”), a principal amount of the

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Tranche B Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(e)) equal to 0.25% of the original principal amount of the Tranche B Term Loans.

(b)                                 To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Term Loan Maturity Date together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c)                                  All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12.                                   Voluntary Prepayment.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written notice (or telephonic notice promptly confirmed by written notice) in the case of Eurodollar Loans, or written notice (or telephonic notice promptly confirmed by written notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b)                                 Voluntary prepayments of Term Loans of any Class shall be applied as directed by the Borrower against the remaining scheduled installments of principal due in respect of such Class under Section 2.11.

(c)                                  Each notice of prepayment shall specify the prepayment date and the Class and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent prior to 12:00 (noon), New York City time, on the specified effective date) if such condition is not satisfied; provided further that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under this Section 2.12 shall be subject to Section 2.16 and Section 2.05(d) but otherwise without premium or penalty. All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13.                                   Mandatory Prepayments.  (a)  In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank in its sole discretion with respect to) all outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings and, after the Revolving Credit Borrowings shall have been repaid or prepaid

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in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank in its sole discretion with respect to) Letters of Credit in an amount sufficient to eliminate such excess.

(b)                                 Not later than the fifth Business Day following the receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall prepay outstanding Term Loans in an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.13(f).

(c)                                  No later than the earlier of (i) 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2014, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to (x) the ECF Percentage of Excess Cash Flow for the Excess Cash Flow Period then ended minus (y) the Optional Prepayment Amount for such Excess Cash Flow Period.

(d)                                 In the event that the Borrower or any Restricted Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for borrowed money (other than any cash proceeds from the issuance of Indebtedness permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds, prepay Term Loans in an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.13(f).

(e)                                  In the event that the Borrower shall incur Refinancing Term Loans hereunder, the Borrower shall, substantially simultaneously with the incurrence thereof, prepay Refinanced Term Loans of the applicable Class in accordance with Section 2.13(f).

(f)                                   Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata among each Class of Term Loans then outstanding (provided that (i) any prepayment of Term Loans with the Net Cash Proceeds of Refinancing Term Loans shall be applied solely to each applicable Class of Refinanced Term Loans, and (ii) any Class of Incremental Term Loans, Refinancing Term Loans or Extended Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to, or on a greater than pro rata basis than, such Class of Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable) and applied pro rata against the remaining scheduled installments of principal due in respect of each such Class of Term Loans under Section 2.11.  After application of such prepayments to repay the Term Loans in full, such prepayments shall be applied first, to prepay Revolving Loans (with no required reduction of Revolving Credit Commitments), and second, if no Revolving Loans are then outstanding, to Cash Collateralize L/C Exposure.

(g)                                  The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) (other than in connection with a mandatory prepayment under Section 2.13(a)) at least three Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each

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Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(h)                                 Notwithstanding the foregoing, each Term Lender may reject all (but not less than all) of its applicable share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to this Section 2.13 (other than paragraph (e) above) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m., New York City time, one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to so deliver a Rejection Notice to the Administrative Agent, such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds shall be retained by the Borrower.

SECTION 2.14.                                   Increased Costs; Capital Adequacy.  (a)  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate);

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or such other Recipient of making or maintaining any Loan or to increase the cost to any Lender, the Issuing Bank or such other Recipient of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise) then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, upon demand such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans

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made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity) then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender, the Issuing Bank or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or such other Recipient or the holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Issuing Bank or such other Recipient the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)                                 Failure or delay on the part of any Lender, the Issuing Bank or other such Recipient to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s, the Issuing Bank’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender, the Issuing Bank or other such Recipient under paragraph (a) or (b) above pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, the Issuing Bank or other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, the Issuing Bank’s or other such Recipient’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.15.                                   Change in Legality.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)                                     such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii)                                  such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be

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automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)                                 For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.                                   Breakage.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.                                   Pro Rata Treatment.  Except as otherwise expressly provided herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees and L/C Participation Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

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SECTION 2.18.                                   Sharing of Setoffs.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section 2.18 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Commitments, participations in Letters of Credit or L/C Disbursements to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this paragraph shall apply, except for any such payment pursuant to an assignment to an Affiliated Lender that complies with Section 9.04(g) or to a Purchasing Borrower Party that complies with Section 9.04(h).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

SECTION 2.19.                                   Payments.  (a)  The Borrower shall make each payment (including principal of or interest on any Borrowing, any L/C Disbursement or any Fees or other amounts) hereunder or under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)                                 Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any

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other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)                         Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower does not in fact make such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

SECTION 2.20.                                   Taxes.  (a)  Issuing Bank. For purposes of this Section 2.20, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

(b)                                 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Loan Parties. The Borrower shall, and shall cause the other Loan Parties to, jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Notwithstanding anything to the contrary herein, if any Recipient fails to make

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written demand on the Borrower for payment of Indemnified Taxes within nine months of receiving written demand for payment of such Indemnified Taxes from the relevant Governmental Authority, then no Loan Party shall be required to compensate such Recipient pursuant to this Section 2.20 for any interest or penalties that accrue more than nine months after the date on which such Recipient received such written demand from such Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(i)                                     Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(ii)                                  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(iii)                               executed originals of IRS Form W-8ECI;

(iv)                              in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(v)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

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(A)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(B)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes imposed on the receipt of such refund) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified

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party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.21.                                   Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.  (a)  In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any Indemnified Taxes or additional amounts with respect thereto to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders or from all affected Lenders and such amendment, waiver or other modification is consented to by the Required Lenders or (v) any Lender becomes a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations (and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16 and, if applicable, the prepayment fee pursuant to Section 2.05(d)); provided further that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, cease to have the consequences specified in Section 2.15 or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event, shall withdraw its

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notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender and the Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender or the Issuing Bank, as the case may be, as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s or the Issuing Bank’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b)                                 If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any Indemnified Taxes or additional amount with respect thereto to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) except in the case of a requirement to pay Indemnified Taxes or additional amounts with respect thereto pursuant to Section 2.20, to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.20) and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or Section 2.20 enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.                                   Letters of Credit.  (a)  General. The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any of its Wholly Owned Restricted Subsidiaries (in which case the Borrower and such Wholly Owned Restricted Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the L/C Commitment remains in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of

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Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the aggregate principal amount of outstanding Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s L/C Commitment, (ii) the L/C Exposure shall not exceed the L/C Sublimit and (iii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d)                                 Participations.  By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement on the Business Day on which the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 12:00 (noon), New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

(f)                                   Obligations Absolute.  The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

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(i)                                     any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii)                                  any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii)                               the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv)                              any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi)                              any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit

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with the terms thereof shall, in each case, be deemed not to constitute gross negligence or wilful misconduct of the Issuing Bank.

(g)                                  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by notice in writing, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.

(h)                                 Interim Interest.  If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

(i)                                     Resignation or Removal of the Issuing Bank.  The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as the successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j)                                    Additional Issuing Banks.  The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing bank. Any Lender designated as an issuing bank

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pursuant to this paragraph (j) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

SECTION 2.23.                                   Cash Collateral.  (a)  Obligation To Provide Cash Collateral. At any time that (i) there shall exist a Defaulting Lender, the Borrower shall within three Business Days following its receipt of a written request from the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.24(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount or (ii) an Event of Default shall have occurred and be continuing, the Borrower shall on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders whose Pro Rata Percentage exceeds 50%) of such Event of Default, Cash Collateralize the aggregate L/C Exposure as of such date in an amount not less than the Minimum Collateral Amount; provided that the obligation to Cash Collateralize the aggregate L/C Exposure in the case of this clause (ii) will become effective immediately, without demand or notice of any kind, upon the occurrence of an Event of Default under Section 7.01(g) or 7.01(h).

(b)                                 Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Collateral Agent, for the benefit of the Issuing Bank and the Lenders, and agrees to maintain, a first priority security interest in all Cash Collateral as security for the Borrower’s obligation to reimburse L/C Disbursement, any Defaulting Lender’s obligation to fund participations in respect of the L/C Exposure and the Borrower’s payment and performance of the other Obligations, to be applied pursuant to clause (c) below. If at any time the Collateral Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Collateral Agent, the Issuing Bank or the Lenders, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Collateral Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after, if applicable, giving effect to any Cash Collateral provided by the Defaulting Lender). Other than any interest earned on the investment of Cash Collateral on deposit in an account at the Administrative Agent in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, Cash Collateral shall not bear interest. Interest or profits, if any, on such investments shall accumulate in and for the benefit of such account.

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under (i) Section 2.23(a)(i) or Section 2.24 to reduce the Issuing Bank’s Fronting Exposure shall be applied to the satisfaction of the Defaulting Lender’s obligation with respect to the L/C Exposure to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein and (ii) Section 2.23(b) shall (x) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for

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which it has not been reimbursed, (y) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (z) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders whose Pro Rata Percentage exceeds 50%, be applied to satisfy the other Obligations.

(d)                                 Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided under (i) Section 2.23(a)(i) or Section 2.24 to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.23 following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (y) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.24, the Person providing Cash Collateral and the Issuing Bank may agree such Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and (ii) Section 2.23(b) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.24.                                   Defaulting Lender.  (a)  Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Required Revolving Credit Lenders.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.01 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder, third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.23, fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.23, sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank  against such Defaulting Lender as a result of such Defaulting

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Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(A)                               Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.23.

(B)                               With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such L/C Participation Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank the amount of any such L/C Participation Fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such L/C Participation Fee.

(b)                                 Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letters of Credit shall be automatically reallocated among Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the

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aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(i)                                     Cash Collateral.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.23.

(c)                                  Defaulting Lender Cure.  If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral of such Lender), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Revolving Credit Lenders in accordance with their Pro Rata Percentages (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Revolving Credit Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d)                                 New Letters of Credit.  So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.25.                                   Incremental Facilities.  (a)  The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Commitments in an amount such that, after giving effect thereto, the aggregate amount of Incremental Commitments established at or prior to such time does not exceed $100,000,000. Such notice shall set forth (i) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $500,000 and a minimum amount of $5,000,000), (ii) the date on which such Incremental Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice (or such longer or shorter period as the Administrative Agent shall agree)), (iii) whether such Incremental Commitments are Incremental Revolving Credit Commitments or Incremental Term Loan Commitments and (iv) in the case of any request for Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are commitments to make additional Term Loans of any then outstanding Class or commitments to make Term Loans of a new Class. The Borrower may

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seek Incremental Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or any Additional Lender.

(b)                                 It shall be a condition precedent to the effectiveness of any Incremental Commitment that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Incremental Commitments, (ii) the Total Leverage Ratio, determined on a Pro Forma Basis (assuming that all Incremental Commitments have been fully funded and without netting the proceeds of any Incremental Loans), shall not exceed 2.75:1.00, (iii) the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or in all respects, if qualified as to materiality) on and as of the date such Incremental Commitments become effective (or if such representation and warranty relates to another date, such other date) and (iv) the terms of such Incremental Commitments and the Incremental Term Loans or Incremental Revolving Loans thereunder shall comply with Section 2.25(c).

(c)                                  Incremental Commitments shall be established pursuant to an amendment (an “Incremental Assumption Agreement”) relating to this Agreement.  The terms of the Incremental Term Loans shall be determined by the Borrower and the Incremental Term Lenders and set forth in the applicable Incremental Assumption Agreement; provided that (i) the final maturity date of any Incremental Term Loans shall be no earlier than the Latest Maturity Date, (ii) the average life to maturity of the Incremental Term Loans shall be no shorter than the remaining average life to maturity of any then-outstanding Class of Term Loans, (iii) the Incremental Term Loans will rank pari passu with (or junior to) the Tranche B Term Loans in right of payment and with respect to security and the borrower and guarantors of the Incremental Term Loans shall be the same as the Borrower and Guarantors with respect to the Term Loans, (iv) if the All-in Yield on such Incremental Term Loans exceeds the initial All-in Yield of the Tranche B Term Loans by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin for the Tranche B Term Loans shall automatically be increased by the Yield Differential, effective upon the making of such Incremental Term Loans and (v) to the extent the terms of the Incremental Term Loans are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.  Any Incremental Revolving Credit Commitment (and the Incremental Revolving Loans thereunder) shall be implemented as an increase to the Total Revolving Credit Commitments and shall be on terms identical to the existing Revolving Credit Commitments (and the Revolving Loans thereunder).

(d)                                 In connection with any Incremental Commitments, the Borrower, the Administrative Agent and each applicable Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement providing for such Incremental Commitments, and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of each Incremental Lender.  Any Incremental Assumption Agreement may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions set forth in Section 4.02, all to the extent reasonably requested by the Administrative Agent or the other parties to such Incremental Assumption Agreement.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.  Any Incremental Assumption

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Agreement may, without consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25, including any amendments necessary to establish the Incremental Term Loan Commitments and Incremental Term Loans as a new Class or tranche of Term Loans and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class or tranche, in each case on terms consistent with this Section 2.25.

(e)                                  Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.25, each Revolving Credit Lender with a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Incremental Revolving Credit Lender in respect of such increase, and each such Incremental Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such existing Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Credit Lender (including each such Incremental Revolving Credit Lender) will equal its Revolving Credit Percentage.  If, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall upon the effectiveness of such Incremental Revolving Credit Commitment be prepaid from the proceeds of additional Revolving Loans made hereunder so that the Revolving Loans are thereafter held by the Revolving Credit Lenders according to their Revolving Credit Percentages (after giving effect to the increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Credit Lender in accordance with Section 2.16.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 2.26.                                   Extensions of Maturity Date.  (a)  The Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the Revolving Credit Maturity Date and/or the Term Loan Maturity Date of any Class of Loans and Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Class of Revolving Credit Commitments and/or Term Loans to be extended (which shall be in minimum increments of $500,000 and a minimum amount of $5,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such Extension (or such longer or shorter periods as the Administrative Agent shall agree)) and (iii) identify the relevant Class of Revolving Credit Commitments and/or Term Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent. If the aggregate principal amount of Revolving Credit Commitments or Term Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments or Term Loans, as

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applicable, requested to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Credit Commitments or Term Loans, as applicable, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer.

(b)                                 It shall be a condition precedent to the effectiveness of any Extension that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or in all respects, if qualified as to materiality) on and as of the date of such Extension, (iii) the Issuing Bank shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance of Letters of Credit at any time during the extended period and (iv) the terms of such Extended Revolving Credit Commitments and Extended Term Loans shall comply with Section 2.26(c).

(c)                                  The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an amendment (an “Extension Amendment”) relating to this Agreement; provided that (i) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the Latest Maturity Date, (ii)(A) there shall be no scheduled amortization of the Extended Revolving Credit Commitments and (B) the average life to maturity of the Extended Term Loans shall be no shorter than the remaining average life to maturity of the existing Term Loans, (iii) the Extended Revolving Loans and the Extended Term Loans will rank pari passu with (or junior to) the existing Revolving Loans and the Term Loans in right of payment and with respect to security and the borrower and guarantors of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be the same as the Borrower and Guarantors with respect to the existing Revolving Loans or Term Loans, (iv) the interest rate margin, rate floors, fees, original issue discounts and premiums applicable to any Extended Revolving Credit Commitments (and the Extended Revolving Loans thereunder) and Extended Term Loans shall be determined by the Borrower and the applicable extending Lenders and (v) to the extent the terms of the Extended Revolving Credit Commitments or Extended Term Loans are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(d)                                 In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension Offer, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new Class or tranche of Revolving Credit Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the

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establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of L/C Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this Section 2.26).

SECTION 2.27.                                   Credit Agreement Refinancing Facilities.  (a)  The Borrower may, by written notice to the Administrative Agent from time to time, request (x) Replacement Revolving Credit Commitments to replace all or a portion of any existing Class of Revolving Credit Commitments (the “Replaced Revolving Credit Commitments”) in an aggregate amount not to exceed the aggregate amount of the Replaced Revolving Credit Commitments plus any accrued interest, fees, costs and expenses related thereto and (y) Refinancing Term Loan to refinance all or a portion of any existing Class of Term Loans (the “Refinanced Term Loans”) in an aggregate principal amount not to exceed the aggregate principal amount of the Refinanced Term Loans plus any accrued interest, fees, costs and expenses related thereto (including any original issue discount or upfront fees). Such notice shall set forth (i) the amount of the applicable Credit Agreement Refinancing Facility (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000), (ii) the date on which the applicable Credit Agreement Refinancing Facility is to become effective (which shall not be less than ten Business Days nor more than sixty days after the date of such notice (or such longer or shorter periods as the Administrative Agent shall agree)) and (iii) whether such Credit Agreement Refinancing Facilities are Replacement Revolving Credit Commitments or Refinancing Term Loans. The Borrower may seek Credit Agreement Refinancing Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or any Additional Lender.

(b)                                 It shall be a condition precedent to the effectiveness of any Credit Agreement Refinancing Facility and the incurrence of any Loans thereunder that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Credit Agreement Refinancing Facility or the incurrence of such Loans, as applicable, (ii) the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or in all respects, if qualified as to materiality) on and as of the date such Credit Agreement Refinancing Facility becomes effective or such Loans are incurred; (iii) the terms of such Credit Agreement Refinancing Facility shall comply with Section 2.27(c) and (iv) (x) substantially concurrently with the effectiveness of any Replacement Revolving Credit Commitments, all or an equivalent portion of the Revolving Credit Commitments in effect immediately prior to such effectiveness shall be terminated and all or an equivalent portion of the Revolving Loans then outstanding, together with interest thereon and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid or paid and (y) substantially concurrently with the incurrence of any Refinancing Term Loans, 100% of the proceeds thereof shall be applied to repay the Refinanced Term Loans (including accrued interest, fees and premiums (if any) payable in connection therewith).

(c)                                  The terms of any Credit Agreement Refinancing Facility shall be determined by the Borrower and the applicable Credit Agreement Refinancing Facility Lenders and set forth in an amendment (a “Refinancing Amendment”) relating to this Agreement; provided that (i) the final maturity date of any Replacement Revolving Credit Commitments or Refinancing Term Loans shall be no earlier than the maturity or termination date of the applicable Replaced

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Revolving Credit Commitments or Refinanced Term Loans, respectively, (ii)(A) there shall be no scheduled amortization of the Replacement Revolving Credit Commitments and (B) the average life to maturity of the Refinancing Term Loans shall be no shorter than the remaining average life to maturity of the Refinanced Term Loans, (iii) such Credit Agreement Refinancing Facilities will rank pari passu with (or junior to) the Replacement Revolving Credit Commitments or the Refinanced Term Loans, as applicable, in right of payment and of security and the borrower and the guarantors of the Replacement Revolving Credit Commitments or the Refinancing Term Loans, as applicable, shall be the same as the Borrower and the Guarantors of the Replaced Revolving Credit Commitments or Refinanced Term Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to such Credit Agreement Refinancing Facilities shall be determined by the Borrower and the applicable Credit Agreement Refinancing Facility Lenders and (v) to the extent the terms of such Credit Agreement Refinancing Facilities are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(d)                                 In connection with any Credit Agreement Refinancing Facility pursuant to this Section 2.27, the Borrower, the Administrative Agent and each applicable Lender or Additional Lender shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Credit Agreement Refinancing Facility. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Any Refinancing Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.27, including any amendments necessary to establish the applicable Credit Agreement Refinancing Facility as a new Class or tranche of Revolving Credit Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the refinanced and non-refinanced Classes or tranches and to provide for the reallocation of L/C Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this Section 2.27.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

SECTION 3.01.                                   Organization; Powers.  The Borrower and each of the Restricted Subsidiaries (a) is duly organized and/or established, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or establishment, as applicable, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where

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the failure so to qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.                                   Authorization.  The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, operating agreement or other constitutive documents or by-laws of the Borrower or any Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with the giving of notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03.                                   Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 3.04.                                   Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect.

SECTION 3.05.                                   Financial Statements.  (a)  The Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholder’s equity and cash flows (i) of the Borrower and its consolidated Subsidiaries as of and for the fiscal years ended December 31, 2011, 2012 and 2013, audited by and accompanied by the opinion of UHY LLP, independent public accountants and (ii) of the Borrower and its consolidated Subsidiaries as of and for the fiscal quarter ended March 31, 2014, certified by its chief financial officer.  Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

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(b)                                 The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet as of March 31, 2014, prepared giving effect to the Transactions as if they had occurred on such date.  Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on what the Borrower reasonably believes to be the best information available to the Borrower as of the date of delivery thereof, accurately reflect, in all material respects, all adjustments required to be made to give effect to the Transactions and present fairly on a Pro Forma Basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

(c)                                  The forecasts of the Borrower and its Subsidiaries for each fiscal year ending after the Closing Date until the sixth anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date, and all projections delivered pursuant to Section 5.04(e), have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Borrower to be reasonable at the time made and at the time such forecasts and projections were made available, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such projections and forecast.

SECTION 3.06.                                   No Material Adverse Effect.  No event, change, condition or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since December 31, 2013.

SECTION 3.07.                                   Title to Properties; Possession under Leases.  (a)  Each of the Borrower and the Restricted Subsidiaries has good and defensible title to, valid leasehold interests in, or easements, licenses or other limited property interests in, all its real and personal property that is material to its business (including all Mortgaged Property), except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.   All such properties and assets are free and clear of all Liens (other than Permitted Liens).

(b)                                 Each of the Borrower and the Restricted Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)                                  As of the Closing Date, (i) no real property or other assets material to the Borrower and its Subsidiaries is affected by any fire or other casualty (whether or not covered by insurance) and (ii) neither the Borrower nor any Subsidiary has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding (or any sale or disposition thereof in lieu of condemnation) affecting any real property or other assets material to the Borrower or its Restricted Subsidiaries.

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SECTION 3.08.                                   Subsidiaries.  Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Permitted Liens).

SECTION 3.09.                                   Litigation; Compliance with Laws.  (a)  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person (i) that call into question the validity or enforceability of any Loan Document or the performance by the Loan Parties of their material obligations thereunder or the use of the proceeds of the Loans made hereunder or (ii) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                                 None of the Borrower or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including as relates to zoning, building, or environmental matters), ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Except as are obtainable and will be obtained, in each case, in the ordinary course of business, certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

SECTION 3.10.                                   Agreements.  (a)  None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)                                 None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default has resulted or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.                                   Federal Reserve Regulations.  (a)  None of the Borrower or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)                                 No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

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SECTION 3.12.                                   Investment Company Act.  None of the Borrower or any Restricted Subsidiary is required to register as an “investment company”, as defined in, or subject to regulation under, the Investment Company Act.

SECTION 3.13.                                   Use of Proceeds.  The Borrower will (a) use the proceeds of the Tranche B Term Loans and Revolving Loans and will request the issuance of Letters of Credit only for the purposes specified in the introductory statements to this Agreement and (b) use the proceeds of Incremental Term Loans only for the purposes specified in the applicable Incremental Term Loan Assumption Agreement.

SECTION 3.14.                                   Taxes.  Each of the Borrower and the Subsidiaries has filed or caused to be filed all U.S. federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except (a) where the failure so to file or cause to be filed tax returns or materials or so to pay Taxes and assessments could not reasonably be expected to have a Material Adverse Effect or (b) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or the applicable Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15.                                   No Material Misstatements.  None of (a) the Confidential Information Memorandum or (b) any other written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower (other than projected information, pro forma financial information, and information of a general economic or general industry nature (including general market data)) to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contains or will contain, when furnished, any material misstatement of fact or omits or will omit, when furnished, to state any material fact necessary to make the statements contained therein, taken as a whole, in the light of the circumstances under which they are or will be made, not materially misleading.  With respect to projected financial information and pro forma financial information furnished to the Administrative Agent or any Lender and/or included in the Confidential Information Memorandum, the Borrower represents and warrants that such information has been or will be prepared in good faith based upon accounting principles consistent with the Borrower’s historical audited financial statements and upon assumptions believed by the Borrower in good faith to be reasonable at the time made and at the time the related information was made available to the Administrative Agent, it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from financial projections, and such differences may be material.

SECTION 3.16.                                   Employee Benefit Plans.  Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) with respect to each employee benefit plan as defined in Section 3(3) of ERISA, the Borrower, the Restricted Subsidiaries and their respective ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, (ii) no ERISA Event has occurred or is reasonably expected to occur and (iii) there exists no Unfunded Pension Liability with respect to any Plan.

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(a)                                 Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, (ii) none of the Borrower, any Restricted Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction with regard to any Foreign Pension Plan which has subjected or would subject the Borrower or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty and (iii) as of the most recent valuation date for each Foreign Pension Plan, there did not exist an amount of unfunded benefit liabilities with respect to such Foreign Pension Plan. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained.

SECTION 3.17.                                   Environmental Matters.  (a)  Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b)                                 Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (i) each Mortgaged Property is and has been in compliance with all Environmental Laws and any permit, license or other approval required under any Environmental Law, (ii) there are no actual, alleged or contingent Environmental Liabilities at, in connection with or in any way relating to any Mortgaged Property and (iii) none of the Borrower or any of the Subsidiaries knows of any basis for any Environmental Liability at, in connection with or in any way relating to any of the Mortgaged Property.

(c)                                  As of the Closing Date, there is no environmental report, investigation, study, audit or other analysis describing or disclosing any material environmental condition, cost, liability or obligation, including as relates to compliance, that is within the possession, custody or control of the Borrower or any of the Subsidiaries in relation to the current or prior business of the Borrower or any Subsidiary or any property or facility now or previously owned, leased or operated by the Borrower or any Subsidiary, including the Mortgaged Properties, which has not been delivered or otherwise made available to the Lenders at least five days prior to the date hereof.

(d)                                 For purposes of this Section, the terms “Borrower” and “Subsidiary” shall include any business or business entity which is, in whole or in part, a predecessor of the Borrower or any Subsidiary.

SECTION 3.18.                                   Insurance.  Schedule 3.18 sets forth a true, complete and correct (in all material respects) description of all insurance maintained by the Borrower or by the Borrower

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for its Restricted Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid.

SECTION 3.19.                                   Security Documents.  (a)  The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property), in each case prior and superior in right to any other Person, other than with respect to Permitted Liens that have priority as a matter of law or that are expressly contemplated by Section 6.02 to have priority.

(b)                                 Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens that have priority as a matter of law or that are expressly contemplated by Section 6.02 to have priority (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(c)                                  Each Mortgage is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on all of the applicable Loan Party’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the offices specified on Schedule 3.19(c), such Mortgage shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of such Loan Party in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

SECTION 3.20.                                   Location of Real Property.  Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Restricted Subsidiaries and the addresses thereof.

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SECTION 3.21.                                   Intellectual Property.  The Borrower and each Restricted Subsidiary owns or is licensed to use all Intellectual Property material to its respective business, except where the failure so to own or license such Intellectual Property could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and neither the use thereof nor the conduct of their respective businesses infringes, misappropriates or otherwise violates the Intellectual Property rights of any other Person, except for any such infringements, misappropriations and other violations that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.22.                                   Labor Matters.  As of the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries is party to or bound by any collective bargaining agreement.  Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there are no grievances, disputes or controversies with any union or any strikes, work stoppages or demands for collective bargaining pending or, to any Loan Party’s knowledge, asserted or threatened, (ii) all payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary and (iii) each of the Borrower and the Restricted Subsidiaries is in compliance with all applicable material laws pertaining to employment, employment practices and the employment of labor.

SECTION 3.23.                                   Solvency.  On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

SECTION 3.24.                                   Senior Indebtedness.  The Obligations constitute “Senior Indebtedness” and “Designated Senior Indebtedness” (or any term of similar import) under and as defined in any subordinated Indebtedness that is Material Indebtedness.

SECTION 3.25.                                   Sanctioned Persons.  None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.26.                                   Foreign Corrupt Practices Act.  Each of the Borrower, the Subsidiaries and their respective directors, officers, agents, employees, and any person acting for or on behalf of the Borrower or such Subsidiaries has complied in all material respects with, and will comply in all material respects with, the U.S. Foreign Corrupt Practices Act, as amended from time to time, or any other applicable anti-bribery or anti-corruption law.

SECTION 3.27.                                   Anti-Terrorism Law.  Neither the Borrower nor any of the Subsidiaries is in violation of any material legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224

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on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the USA PATRIOT Act.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.                                   All Credit Events.  On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a)                                 The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b).

(b)                                 The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(c)                                  At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d)                                 If such Credit Event constitutes the making of a Loan or the issuance or amendment of a Letter of Credit and after giving effect to such Credit Event, the aggregate Revolving Credit Exposure (excluding any Revolving Credit Exposure in respect of (i) any undrawn (or to the extent drawn, reimbursed) Letter of Credit which has been cash collateralized in an amount equal to 103% or more of the undrawn amount of such Letter of Credit and (ii) any additional undrawn Letters of Credit with an aggregate maximum stated amount not to exceed $2,500,000) would exceed an amount equal to 30% of the aggregate Revolving Credit Commitments, the Total Leverage Ratio as of the end of the most recently ended fiscal quarter for which internal financial statements are available (calculated on an actual basis as of the end of such fiscal quarter) shall not exceed the ratio set forth in Section 6.12 with respect to such fiscal quarter (regardless of whether or not compliance with such ratio was in fact required as of the end of such fiscal quarter pursuant to Section 6.12).

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The delivery of each Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and, if applicable, (d) of this Section 4.01.

SECTION 4.02. First Credit Event.  On the Closing Date:

(a)                                 The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion in form and substance reasonably satisfactory to the Administrative Agent, of (i) Vinson & Elkins LLP, counsel for the Borrower, and (ii) each local counsel listed on Schedule 4.02(a), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Issuing Bank, and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby request such counsel to deliver such opinions.

(b)                                 The Administrative Agent, on behalf of itself, the Arrangers, the Lenders and the Issuing Bank, shall have received a solvency opinion in form and substance and from an independent investment bank or valuation firm reasonably satisfactory to the Administrative Agent to the effect that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

(c)                                  The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or comparable organizational document), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or comparable entity) of the jurisdiction of its organization, and a certificate as to the good standing (where such concept is applicable) of each Loan Party as of a recent date, from such Secretary of State (or comparable entity), (ii) a certificate of the Secretary or Assistant Secretary (or a Responsible Officer) of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or comparable organizational document) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or comparable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or comparable organizational document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary (or Responsible Officer) executing the certificate pursuant to clause (ii) above.

(d)                                 The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer or Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

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(e)                                  The Administrative Agent shall have received all Fees, all fees payable under the Transaction Letters and all other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f)                                   The Administrative Agent shall have received duly executed counterparts of this Agreement from each party hereto.

(g)                                  (i) the Administrative Agent shall have received duly executed counterparts of each Security Document from each party thereto and (ii) the Security Documents shall be in full force and effect on the Closing Date and the Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(h)                                 The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the UCC filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(i)                                     The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(j)                                    All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been or will be, substantially concurrently with the initial funding of the Tranche B Term Loans on the Closing Date, paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(k)                                 The Lenders shall have received the financial statements and opinion referred to in Section 3.05, which financial statements shall not be in a form materially inconsistent with the financial statements or forecasts previously provided to the Administrative Agent.

(l)                                     The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent.

(m)                             The Lenders shall have received, at least five days prior to the Closing Date, to the extent requested, all documentation and other information required by regulatory authorities

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under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(n)                                 The Borrower shall have obtained a public corporate rating from S&P and a public corporate family rating from Moody’s, and public ratings for the Credit Facilities from each of S&P and Moody’s.

(o)                                 The Real Estate Collateral Requirements shall have been satisfied.

Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that to the extent any security interest under any Mortgage cannot be granted or any Real Estate Collateral Requirements satisfied on or before the Closing Date, in each case after the Loan Parties’ use of commercially reasonable efforts to do so, then the grant of such security interest under such Mortgage or failure to satisfy such Real Estate Collateral Requirement shall not constitute a condition precedent to availability of the Credit Facilities on the Closing Date, but instead shall be required to granted or satisfied, as the case may be, within 30 days after the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) pursuant to arrangements to be mutually agreed by the Administrative Agent and the Borrower acting reasonably.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or Cash Collateralized or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01.                                   Existence; Compliance with Laws; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06.

(b)                                 Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations and Intellectual Property material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated and comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except, in each case, to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) Maintain, preserve, and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, casualty or condemnation excepted, (ii) make all necessary renewals, repairs, replacements, modifications,

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improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice in order that the business carried on in connection therewith may be properly conducted at all times and (iii) keep all leases to which any Loan Party is a party in full force and effect, except, in each case, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.02.                                   Insurance.  (a)  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.

(b)                                 Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent, if requested; cause each such policy to provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent and deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)                                  If at any time the area in which the Premises (as defined in the Mortgages) are located (and which contains one or more buildings or mobile homes to the extent affixed to a permanent foundation) is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance, if so requested by any Lender, in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require and otherwise comply with the NFIP as set forth in the Flood Laws or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require. Following the Closing Date, the

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Borrower shall deliver to the Collateral Agent annual renewals of the flood insurance policy or annual renewals of a force-placed flood insurance policy for each Mortgaged Property if flood insurance for such Mortgaged Property was requested by any Lender. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall, if requested by any Lender, cause to be delivered to the Collateral Agent for any Mortgaged Property, a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.

(d)                                 With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

SECTION 5.03.                                   Obligations and Taxes.  (a) Pay its Indebtedness and other obligations promptly and in accordance with their terms, except to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) pay and discharge promptly when due all material Taxes, before the same shall become delinquent or in default; provided that, in the case of this clause (ii), such payment and discharge shall not be required with respect to any such Tax so long as (x) the validity or amount thereof shall be contested in good faith by appropriate proceedings, (y) the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and (z) such contest operates to suspend collection of the contested Tax and enforcement of any Lien arising therefrom.

SECTION 5.04.                                   Financial Statements, Reports, etc.  In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a)                                 within 120 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by UHY LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, other than qualifications pertaining solely (x) to the maturity of the Indebtedness occurring within 12 months of the date such audit is delivered or (y) to a breach or anticipated breach of the Financial Covenant) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” describing the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries in a form reasonably satisfactory to the Administrative Agent;

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(b)                                 within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” describing the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries in a form reasonably satisfactory to the Administrative Agent;

(c)                                  concurrently with any delivery of financial statements under paragraph (a) or (b) above, commencing with the financial statements for the fiscal quarter ending September 30, 2014, a Compliance Certificate (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent of the Available Amount (and the application of amounts thereof, if any, during the period covered by such financial statements) and demonstrating compliance with the Financial Covenant and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower’s calculation of Excess Cash Flow;

(d)                                 at any time that any of the Borrower’s Subsidiaries are Unrestricted Subsidiaries, together with the financial statements required to be delivered by Section 5.04(a) and (b) above, a reasonably detailed presentation, either on the face of such financial statements or in the footnotes thereto, and in the narrative report and management’s discussion and analysis or other comparable section, of the financial condition and results and operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower;

(e)                                  within 60 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f)                                   promptly after the same become publicly available, copies of (or notice of the public availability of) all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its

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shareholders, as the case may be;

(g)                                  promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(h)                                 promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(i)                                     promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(j)                                    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, any Lender or the Issuing Bank may reasonably request.

SECTION 5.05.                                   Litigation and Other Notices.  Upon a Responsible Officer of the Borrower or any Restricted Subsidiary becoming aware of the occurrence thereof, furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

(a)                                 the occurrence of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)                                 the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that has resulted or could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of this Agreement or any other Loan Document;

(c)                                  any other development that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(d)                                 any change in (i) the Borrower’s public corporate rating by S&P or public corporate family rating by Moody’s or(ii) the ratings of the Credit Facilities by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower or the Credit Facilities on a “CreditWatch” or

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“WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower or the Credit Facilities.

SECTION 5.06.                                   Information Regarding Collateral.  (a)  Furnish to the Administrative Agent prompt written notice of any change (i) in the corporate name of any Loan Party, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)                                 In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a Supplemental Perfection Certificate, duly executed by a Financial Officer of the Borrower, setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section 5.06(b) (or, prior to the first such delivery, from the Perfection Certificate delivered on the Closing Date) or certifying that there has been no change in such information since the date of the most recent Supplemental Perfection Certificate delivered pursuant to this Section 5.06(b) (or, prior to the first such delivery, from the Perfection Certificate delivered on the Closing Date).

SECTION 5.07.                                   Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.  (a)  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Person at reasonable times and with reasonable notice as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that, unless an Event of Default shall have occurred and be continuing, only the Administrative Agent on behalf of the Lenders may exercise such rights and shall not exercise such rights under this Section 5.07(a) more often than two times per fiscal year (and only one such time at the expense of the Borrower).

(b)                                 In the case of the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody’s and to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower.

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SECTION 5.08.                                   Use of Proceeds.  Use the proceeds of the Tranche B Term Loans and the Revolving Loans and request the issuance of Letters of Credit only for the purposes specified in the introductory statements to this Agreement.

SECTION 5.09.                                   Employee Benefits.  (a)  Comply with the provisions of ERISA and the Code applicable to employee benefit plans as defined in Section 3(3) of ERISA and the laws applicable to any Foreign Pension Plan except, in each case, to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred or is reasonably expected to occur that, alone or together with any other ERISA Event that has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $7,500,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto and (c) promptly and in any event within 30 days after the filing thereof with the United States Department of Labor, furnish to the Administrative Agent copies of each Schedule SB (Actuarial Information) to the Annual Report (Form 5500 Series) with respect to each Plan.

SECTION 5.10.                                   Compliance with Environmental Laws.  Except to the extent the failure to do the same could not reasonably be expected to result in a Material Adverse Effect, (i) comply, and use reasonable efforts to cause all lessees and any other Person leasing or occupying its properties to comply, with all applicable Environmental Laws, (ii) obtain and renew all material environmental permits necessary for its operations and properties and (iii) conduct any remedial or corrective action in accordance with Environmental Laws; provided that none of the Borrower or any Subsidiary shall be required to undertake any remedial or corrective action to the extent that its obligation to do so is being contested by the Borrower or any Subsidiary in good faith and by proper proceedings, appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP and any such delay or inaction with respect to such remedial or corrective action does not violate any Environmental Law.

SECTION 5.11.                                   Preparation of Environmental Reports.  If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than ten days without the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental audit or assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and the estimated cost of any compliance, remedial action or other corrective action in connection with such Default.

SECTION 5.12.                                   Further Assurances.  (a)  Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan

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Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

(b)                                 If, following the Closing Date, any Domestic Subsidiary (other than a FSHCO) is acquired, organized or, in the case of a Domestic Subsidiary that is an Unrestricted Subsidiary, Redesignated as a Restricted Subsidiary, the Borrower shall promptly (and in any event within 30 days (or such longer period as the Collateral Agent shall agree) of such event) (i) notify the Collateral Agent thereof, (ii) cause such Domestic Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement (or a supplement thereto in the form specified therein), (iii) cause the Equity Interests of such Domestic Subsidiary and the Equity Interests of any Subsidiary owned directly by such Domestic Subsidiary (limited to, in the case of (x) any Foreign Subsidiary or (y) a FSHCO, to 65% of the Equity Interests of such Foreign Subsidiary or FSHCO) to be pledged to the Collateral Agent on a first priority basis and deliver to the Collateral Agent all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank to the extent required by the Security Documents, (iv) cause all documents and instruments, including UCC financing statements and Mortgages, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Documents, to be filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording, (v) cause each Loan Party to take all other action required by law, under the Security Documents or reasonably requested by the Collateral Agent to perfect, register and/or record the Liens granted by it thereunder and (vi) cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.12(b); provided, however, that Unrestricted Subsidiaries shall not be required to comply with the terms of this Section 5.12(b); provided, further, that, subject to the provisions of clause (c) below, except with respect to the pledge of Equity Interests of any such Domestic Subsidiary pursuant to clause (iii) above, the Borrower and the Restricted Subsidiaries shall not be required to comply with the provisions of this clause (a) with respect to any such Domestic Subsidiary that (x) owns tangible assets that have an aggregate fair market value of less than 2.0% of the Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or (b) and (y) generates less than 2.0% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.04(a) or (b).

(c)                                  Notwithstanding the foregoing, if, as of the end of any four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.04(a) or (b), the Domestic Subsidiaries that are not Guarantors in reliance upon the second proviso set forth in Section 5.12(b) collectively own tangible assets that have an aggregate fair market value equal to or greater than 5.0% of the Borrower’s Consolidated Tangible Assets or collectively generated revenues equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries as of the end of such period, then the Borrower shall cause one or more of such non-Guarantor Domestic Subsidiaries to become a Guarantor or Guarantors within 10 Business Days after the applicable financial statements have been so delivered (or such longer period as may be agreed by the Collateral Agent), such that after giving effect thereto, the total

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tangible assets owned by all such remaining non-Guarantor Domestic Subsidiaries will have an aggregate fair market value of less than 5.0%  of the Consolidated Tangible Assets of the Borrower and the consolidated revenues generated by all such remaining non-Guarantor Domestic Subsidiaries aggregate to less than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries as of the end of such four fiscal quarter period.

(d)                                 If any Material Real Property is acquired by any Loan Party after the Closing Date, the Borrower will notify the Collateral Agent thereof, and, if requested by the Collateral Agent or the Required Lenders, the Borrower will, no later than 90 days after such acquisition, cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be requested by the Collateral Agent to grant and perfect such Liens, including the satisfaction of the Real Estate Collateral Requirements, all at the expense of the Borrower.

SECTION 5.13.           Investor Calls.  Within 10 Business Days following delivery of financial statements under Section 5.04(a) or (b) (or such later date as the Administrative Agent may agree), the Borrower shall hold a conference call for the Lenders and the Administrative Agent to present and discuss the financial statements so delivered.  The Borrower shall provide notice of the date and time of such conference call to the Lenders at least three Business Days prior to the date thereof.

SECTION 5.14.                                   Designation of Unrestricted Subsidiaries.

(a)                     The Borrower may designate any Subsidiary of the Borrower as an “Unrestricted Subsidiary” under this Agreement (a “Designation”) only if:

(i)                                     no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(ii)                                  the Borrower or any Restricted Subsidiary would be permitted to make, at the time of such Designation, an Investment pursuant to Section 6.04 in an amount equal to the fair market value of the Borrower’s or such Restricted Subsidiary’s proportionate interest in such Subsidiary on such date.

(b)                     Without limiting the provisions of the foregoing clause (a) and in furtherance thereof, no Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(i)                                                                                     has no Indebtedness other than Non-Recourse Debt;

(ii)                                                                                  is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Borrower or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(iii)                                                                               is a Person with respect to which neither the Borrower nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional

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Equity Interests or (B) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results;

(iv)                                                                              has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Borrower or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Borrower or any Restricted Subsidiary; and

(v)                                 does not own (directly or indirectly) any Equity Interests of the Borrower or any Restricted Subsidiary.

(c)                      If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 6.01 or the Lien is not permitted under Section 6.02, the Borrower shall be in default of the applicable Section.

(d)                     The Borrower may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(i)                                     no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(ii)                                  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Agreement.

(e)                      All Designations and Redesignations shall be evidenced by resolutions of the board of directors of the Borrower, delivered to the Administrative Agent together with a certificate of a Responsible Officer of the Borrower certifying compliance with the foregoing provisions.

SECTION 5.15.                                   Post Closing Obligations.

(a)                                 Real Property Collateral.  Within 30 days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion), the Real Estate Collateral Requirements shall have been satisfied.

(b)                                 Other.  Take all such actions as shall be set forth on Schedule 5.15 within the time periods specified on Schedule 5.15 (unless a later date is otherwise agreed to by the Collateral Agent).

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ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or Cash Collateralized or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Restricted Subsidiaries to:

SECTION 6.01.                                   Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness existing on the date hereof and set forth on Schedule 6.01 and any Permitted Refinancing thereof;

(b)                                 Indebtedness created hereunder and under the other Loan Documents;

(c)                                  Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, in each case to the extent permitted by Section 6.04(c); provided that any such Indebtedness that is owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)                                 (i) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets; provided that (A) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $20,000,000 at any time outstanding and (ii) any Permitted Refinancing of any such Indebtedness;

(e)                                  Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), shall not exceed $20,000,000 at any time outstanding;

(f)                                   Indebtedness (i) in respect of performance bonds, bid bonds, surety bonds, performance and completion guarantees and similar obligations, including letters of credit issued in support of such obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business or (ii) with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g)                                  Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

(h)                                 Indebtedness incurred by Australian Subsidiaries in an aggregate principal

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amount not to exceed $10,000,000 at any time outstanding;

(i)                                     Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof and any Permitted Refinancing thereof; provided that (i) such Indebtedness (prior to any Permitted Refinancing thereof) exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (ii) immediately before and after such Person becomes a Restricted Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(i) shall not exceed $10,000,000 at any time outstanding;

(j)                                    Indebtedness in respect of Hedging Agreements incurred in the ordinary course of business and not for speculative purposes;

(k)                                 to the extent constituting Indebtedness, cash management obligations and other Indebtedness in respect of cash management services, in each case in the ordinary course of business, other than obligations outstanding under Hedging Agreements;

(l)                                     Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit in the ordinary course of business;

(m)                             Indebtedness that is secured by a letter of credit so long as such Indebtedness is not secured by a Lien on any of the Collateral;

(n)                                 Junior Debt and any Permitted Refinancing thereof; provided (i) the Total Leverage Ratio does not exceed 3.25:1.00 on a pro forma basis after giving effect to the incurrence of such Junior Debt (without netting the proceeds thereof), (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) in the case of an incurrence of Junior Secured Debt or any Permitted Refinancing thereof, such Indebtedness and the security interests and exercise of rights and remedies in respect thereof shall be subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent (a “Junior Lien Intercreditor Agreement”), and the holders of such Indebtedness, or a trustee or other representative thereof, shall have entered into or become party to the Junior Lien Intercreditor Agreement, (iv) no Person that is not the Borrower or a Guarantor shall be the borrower or a guarantor of, or otherwise be an obligor in respect of, such Indebtedness, (v) such Indebtedness has a final maturity date no earlier than, and shall not provide for any scheduled amortization or payments of principal prior to, the date that is 91 days after the Latest Maturity Date, (v) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans, (vi) such Indebtedness does not contain financial maintenance covenants and the other covenants, events of default, subordination (including lien subordination) and other terms, conditions and provisions thereof (including any guarantees thereof or security documents in respect thereof) shall be, taken as a whole, no more restrictive to the Borrower or any of its Restricted Subsidiaries, or less favorable to the Lenders, than provisions applicable to the Loans and (vii) such Indebtedness shall not provide for any mandatory prepayment, redemption, repurchase, sinking fund obligations, prepayment or redemption at the option of the

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holder thereof, or similar mandatory prepayment provisions, other than, subject to reinvestment rights no less favorable to the Borrower than those under this Agreement and to rights in respect of the prior repayment in full of the Obligations, upon the occurrence of a change of control or similar event, asset sale or casualty or condemnation event and customary acceleration rights following an event of default; and

(o)                                 other Indebtedness of the Borrower or the Restricted Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (o) that is secured by a Lien on assets of the Borrower and the Restricted Subsidiaries shall not exceed $10,000,000 at any time outstanding.

SECTION 6.02.                                   Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Restricted Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)                                 Liens on property or assets of the Borrower and its Restricted Subsidiaries existing on the date hereof and set forth on Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and any Permitted Refinancing thereof;

(b)                                 any Lien created under the Loan Documents;

(c)                                  any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or assets of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien secures only those obligations (or any Permitted Refinancing thereof) which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be;

(d)                                 Liens for Taxes not yet due or which are being contested in compliance with Section 5.03;

(e)                                  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that (i) are not due and payable or (ii) which are being contested in good faith by appropriate proceedings so long as, in the case of this clause (ii), (x) the Borrower shall  have set aside on its books adequate reserves with respect thereto in accordance with GAAP and (y) such contest operates to suspend enforcement of such Lien;

(f)                                   pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

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(g)                                  deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)                                 zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(i)                                     normal and customary rights of setoff upon deposits in favor of depositary institutions, and Liens of a collecting bank on payment items in the course of collection;

(j)                                    Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation of) the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by Section 6.01(d) or 6.01(e), (ii) such Liens are created, and the Indebtedness secured thereby is incurred, prior to or within 270 days after such acquisition (or construction or improvement), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such Liens do not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

(k)                                 judgment Liens securing judgments not constituting an Event of Default under Section 7.01(i);

(l)                                     Liens on the Collateral (but not any other assets) securing Junior Secured Debt permitted under Section 6.01(n); provided that such Liens are at all times subject to a Junior Lien Intercreditor Agreement;

(m)                             Liens arising with respect to pledges and deposits made in the ordinary course of business securing deductibles, self-insurance, insurance premiums, co-payment, co-insurance, retentions and similar obligations to providers of insurance; and pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

(n)                                 Liens arising with respect to operating leases of the property of the Borrower or any Restricted Subsidiary, in each case entered into in the ordinary course of business;

(o)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

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(p)                     Liens upon specific items of Inventory (as defined in the UCC) or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such Inventory or other goods;

(q)                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(r)                        Liens (i) on cash advances or deposits in favor of the seller of any property to be acquired in an acquisition to be applied against the purchase price for such acquisition and (ii) consisting of an agreement to transfer any property in a disposition, in each case, solely to the extent such acquisition or disposition, as the case may be, is permitted hereunder;

(s)                                   Liens with respect to any interest or title of a lessor under leases entered into by the Borrower or the Restricted Subsidiaries in the ordinary course of business;

(t)                                    Liens on assets of any Foreign Subsidiary; provided that such Liens secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(g), (h) or (j) ; and

(u)                                 other Liens securing obligations in an aggregate amount not to exceed $10,000,000 at any time outstanding.

SECTION 6.03.                                   Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.06 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04.                                   Investments, Loans and Advances.  Purchase, hold or acquire any Investment in any Person except:

(a)                                 Investments existing on the date hereof and set forth on Schedule 6.04;

(b)                                 cash on deposit with financial institutions and Permitted Investments;

(c)                                  Investments in the Borrower or any Restricted Subsidiary; provided that (i) any such Investment in the form of loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) any such Investment in the form of Equity Interests held by a Loan Party shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement (subject to any limitations applicable to Equity Interests of a Foreign Subsidiary or a FSHCO referred to therein), and (iii) the amount of such

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Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties shall not exceed $15,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such Investments);

(d)                                 Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e)                                  the Borrower and the Restricted Subsidiaries may make loans and advances in the ordinary course of business in accordance with their usual practice to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

(f)                                   the Borrower and the Restricted Subsidiaries may enter into Hedging Agreements that are entered into in the ordinary course of business and not for speculative purposes;

(g)                                  the Borrower or any Restricted Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person (including by merger) or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Restricted Subsidiary; (ii) the Acquired Entity shall be in a line of business reasonably related to those of the Borrower and the Restricted Subsidiaries as conducted during the current and most recent calendar year and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (B) the Total Leverage Ratio as of the end of the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as the case may be, calculated on a Pro Forma Basis, shall not exceed 4.00:1.00, (C) the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(g) with respect to Persons that do not become Loan Parties or assets that are not owned by Loan Parties (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Restricted Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall not in the aggregate exceed $15,000,000; provided that if the Total Leverage Ratio as of the end of the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as the case may be, calculated on a Pro Forma Basis, is less than 2.50:1.00, then such consideration shall not in the aggregate exceed $30,000,000, (D) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a “Permitted Acquisition”);

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(h)                                 so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, other Investments made from the Available Amount;

(i)                                     lease, utility and other similar deposits in the ordinary course of business;

(j)                                    Investments made by the Borrower or any Restricted Subsidiary the consideration for which consists solely of Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(k)                                 Investments owned by any Person at the time it becomes a Restricted Subsidiary not made in contemplation of the acquisition of such Person, not to exceed $10,000,000 at any one time outstanding;

(l)                                     Investments in Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

(m)                             loans and advances to suppliers in an aggregate amount not to exceed $5,000,000 at any one time outstanding; and

(n)                                 in addition to Investments permitted by paragraphs (a) through (m) above, additional Investments by the Borrower and the Restricted Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (n) (determined without regard to any write-downs or write-offs of such Investments) does not exceed $15,000,000 in the aggregate at any one time outstanding.

SECTION 6.05.                                   Mergers and Consolidations.  (a)  Merge into or consolidate with any other Person (including via liquidation), or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets of the Borrower, except that (i) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any Wholly Owned Restricted Subsidiary may merge into the Borrower (or liquidate to the extent the Borrower succeeds to its assets) in a transaction in which the Borrower is the surviving corporation, and (y) any Wholly Owned Restricted Subsidiary may merge into or consolidate with any other Wholly Owned Restricted Subsidiary (including via liquidation) in a transaction in which the surviving entity is a Wholly Owned Restricted Subsidiary and no Person other than the Borrower or a Wholly Owned Restricted Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (ii) the Borrower and the Restricted Subsidiaries may make Permitted Acquisitions.

SECTION 6.06.                                   Dispositions.  Dispose of any property or assets, other than:

(a)                                 Dispositions of worn-out, obsolete or surplus equipment and property no longer used or useful in the business of the Borrower and its Subsidiaries, in each case in the ordinary course of business;

(b)                                 Dispositions of inventory in the ordinary course of business;

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(c)                                  Dispositions of Permitted Investments;

(d)                                 Dispositions between and among the Borrower and the Subsidiaries; provided that if the transferor in such a transaction is a Loan Party, then either (x) the transferee must be a Loan Party or (y) such Disposition shall be made in compliance with Sections 6.04 and 6.09;

(e)                                  sale leaseback transactions with respect to property having an aggregate fair market value not to exceed $10,000,000;

(f)                                   Dispositions not otherwise permitted hereunder; provided that (i) at the time of such Disposition, no Default or Event of Default shall have occurred and be continuing or would result from such Disposition, (ii) not less than seventy-five percent (75%) of the aggregate sale price from such disposition shall be paid in cash and/or the assumption of Indebtedness (other than any Indebtedness that is subordinated in right of payment to the Obligations or the prepayment of which is otherwise subject to limitation hereunder), and (iii) the aggregate fair market value of all assets Disposed of pursuant to this clause (f) shall not exceed (A) $10,000,000 in any fiscal year or (B) $30,000,000 in the aggregate; and

(g)                                  any Disposition (or series of related Dispositions) of property and assets with a fair market value not in excess of $100,000.

provided that all such Dispositions (other than those permitted by clauses (b) and (d) above) shall be made for at least the fair market value of the assets or property subject to such Disposition.

SECTION 6.07.                                   Restricted Payments.  Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; except:

(a)                                 any Restricted Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders;

(b)                                 so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees of the Borrower or its Restricted Subsidiaries or make payments to employees of the Borrower or its Restricted Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $5,000,000 in any fiscal year; provided that any unused amounts in any fiscal year shall be permitted to be carried over to the next succeeding fiscal year; provided further that the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (without giving effect to any amount carried over from the prior fiscal year) and then from the amount carried over to such fiscal year from the most recently ended prior fiscal year;

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(c)                                  so long as the Borrower is classified as a partnership or disregarded entity for U.S. federal income tax purposes, the Borrower may make Restricted Payments to Members in an amount not to exceed the Tax Distribution Amount;

(d)                                 the Borrower may declare and make the Specified Dividend;

(e)                                  so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (A) the Borrower may purchase, redeem or otherwise acquire or retire for value Equity Interests of the Borrower deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities to the extent such Equity Interests represent a portion of the exercise or exchange price thereof and (B) the Borrower may purchase, redeem or otherwise acquire or retire for value Equity Interests of the Borrower made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or other similar rights;

(f)                                   the Borrower may make Restricted Payments in cash in lieu of fractional Equity Interests of the Borrower; provided that the amount of cash paid by the Borrower in lieu of fractional Equity Interests of the Borrower shall not exceed $500,000 in the aggregate;

(g)                                  the declaration and payment of dividends by the Borrower on the Borrower’s common Equity Interests (or the payment of dividends to any parent of the Borrower (including an Up-C Parent) the proceeds of which are used to pay dividends on such parent’s common Equity Interests) of up to 6% per annum of the Net Cash Proceeds received by or contributed to the Borrower in or from a Qualified Public Offering of such common Equity Interests of the Borrower or such parent; and

(h)                                 so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Total Leverage Ratio would not exceed 2.00:1.00 on a Pro Forma Basis after giving effect to such Restricted Payment, the Borrower may make Restricted Payments from the Available Amount; provided that clause (ii) above shall not apply with respect to (x) any Restricted Payment to the extent solely constituting a utilization of amounts described in clause (a)(ii) of the definition of “Available Amount” and (y) for so long as the Borrower is classified as a partnership or disregarded entity for U.S. federal income tax purposes, Restricted Payments to Members in an amount not to exceed the difference between the Tax Distribution Amount, calculated for this purpose assuming that the Applicable Tax Year Percentage was 100%, and the Tax Distribution Amount.

SECTION 6.08.                                   Restrictive Agreements.  Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) the restrictions and conditions imposed by law or by any Loan Document, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the

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Subsidiary that is to be sold and such sale is permitted hereunder and (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder and (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness of the type permitted by Section 6.01(d), (e) or (i) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof and (C) customary restrictions and conditions contained in agreements relating to a merger of the Borrower or a Restricted Subsidiary permitted hereunder pending such merger; provided that such limitations shall not restrict the Loan Parties’ ability to grant liens on the Collateral pursuant to the Security Documents, impair the rights or benefits of the Secured Parties in any Collateral or otherwise impair the ability of the Loan Parties to perform their obligations under the Loan Documents.

SECTION 6.09.                                   Transactions with Affiliates.  Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)                                 transactions (i) between or among Loan Parties or (ii) between or among Restricted Subsidiaries that are not Loan Parties;

(b)                                 payment of reasonable compensation to officers and employees for services actually rendered;

(c)                                  payment of customary directors’ fees and indemnities;

(d)                                 transactions listed on Schedule 6.09 or any amendment thereto or replacement, renewal or extension thereof to the extent the terms of such amendment, replacement, renewal or extension or no less favorable to the Borrower and the Restricted Subsidiaries in any material respect than the terms of such transactions as of the Closing Date;

(e)                                  loans or advances to employees permitted under Section 6.04(e);

(f)                                   any Restricted Payment permitted by Section 6.07;

(g)                                  any Investment in Subsidiaries permitted by Section 6.04;

(h)                                 any Indebtedness permitted by Section 6.01(c);

(i)                                     sales and issuances of Equity Interests of the Borrower otherwise permitted under the Loan Documents;

(j)                                    transactions where the only consideration paid by any Restricted Subsidiary consists of Equity Interests of the Borrower and such transaction is not otherwise prohibited by the Loan Documents;

(k)                                 the payment of management fees to the Permitted Investors in accordance with the Management Agreement as in effect on the Closing Date; and

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(l)                                     the Borrower or any Restricted Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.10.                                   Business of the Borrower and Restricted Subsidiaries.  Engage at any time in any business or business activity other than the business currently conducted by them or any business reasonably related, complementary or ancillary thereto (including related, complementary or ancillary technologies) or reasonable extensions thereof and business activities reasonably incidental thereto.

SECTION 6.11.                                   Other Indebtedness and Agreements.  (a)  Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Restricted Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner materially adverse to the Borrower, any of the Restricted Subsidiaries or the Lenders or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents or the Management Agreement to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect.

(b)                                 Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness or Junior Secured Debt except (i) the refinancing thereof with the proceeds of a Permitted Refinancing of such Indebtedness permitted by Section 6.01 and (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and, except to the extent solely constituting a utilization of amounts described in clause (a)(iii) of the definition of “Available Amount”, the Total Leverage Ratio would not exceed 2.00:1.00 on a Pro Forma Basis after giving effect thereto, the payment, redemption, repurchase or other acquisition of subordinated Indebtedness or Junior Secured Debt made from the Available Amount.

SECTION 6.12.                                   Financial Covenant.  Permit the Total Leverage Ratio as of the last day of any fiscal quarter to exceed 5.00:1.00 if the aggregate Revolving Credit Exposure (excluding any Revolving Credit Exposure in respect of (i) any undrawn (or to the extent drawn, reimbursed) Letter of Credit which has been cash collateralized in an amount equal to 103% or more of the undrawn amount of such Letter of Credit and (ii) any additional undrawn Letters of Credit with an aggregate maximum stated amount not to exceed $2,500,000) outstanding as of the last day of such fiscal quarter exceeds an amount equal to 30% of the aggregate Revolving Credit Commitments as of such day.

SECTION 6.13.                                   Fiscal Year.  With respect to the Borrower, change its fiscal year-end to a date other than December 31.

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SECTION 6.14.                                   Certain Equity Securities.  Issue any Equity Interest that is not Qualified Capital Stock.

ARTICLE VII

Events of Default

SECTION 7.01.                                   Events of Default.  In case of the happening of any of the following events (“Events of Default”):

(a)                                 any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)                                 default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)                                  default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)                                 default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.08 or in Article VI (other than the covenant set forth in Section 6.12);

(e)                                  default shall be made in compliance by the Borrower with the covenant set forth in Section 6.12 (a “Financial Covenant Event of Default”); provided that a Financial Covenant Event of Default shall not constitute an Event of Default with respect to the Term Lenders unless the Revolving Credit Lenders shall have terminated the Revolving Credit Commitments or declared (which declaration has not been rescinded) all outstanding obligations under the Revolving Credit Commitments to be immediately due and payable in accordance with this Agreement as a result of a Financial Covenant Event of Default;

(f)                                   default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c), (d) or (e) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender);

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(g)                                  (i) the Borrower or any Restricted Subsidiary shall fail to pay any principal, interest or other amount due (after giving effect to all applicable grace and cure periods) in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but for the avoidance of doubt, after giving effect to all applicable grace and cure periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (B) termination events or similar events occurring under any Hedging Agreements that constitute Material Indebtedness (it being understood that the failure to pay any amount due as a result of such termination event shall constitute an Event of Default under this paragraph (g));

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Restricted Subsidiary, or of a substantial part of the property or assets of the Borrower or a Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or a Restricted Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(j)                                    (i) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have

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resulted, or could reasonably be expected to result in a Material Adverse Effect shall be rendered against shall be rendered against the Borrower or any Restricted Subsidiary or any combination thereof and such judgment shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days;

(k)                                 an ERISA Event shall have occurred or is reasonably expected to occur that, in the reasonable opinion of the Required Lenders, when taken either alone or together with all other such ERISA Events, has resulted or could reasonably be expected to result in a Material Adverse Effect;

(l)                                     any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(m)                             any security interest purported to be created by any Security Document over any material Collateral shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except (i) as otherwise expressly provided in this Agreement or such Security Document or (ii) due to any act or omission of any Secured Party) security interest in the securities, assets or properties covered thereby;

(n)                                 any subordinated Indebtedness of the Borrower and its Restricted Subsidiaries constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such subordinated Indebtedness; or

(o)                                 there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; provided that, in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly

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waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; provided, further, that, upon the occurrence of a Financial Covenant Event of Default, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Revolving Credit Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (x) terminate forthwith the Revolving Credit Commitments and (y) declare the Loans and L/C Exposure then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of such Loans and L/C Exposure so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document in respect thereof, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02.                                   Application of Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the order specified in the Guarantee and Collateral Agreement.

SECTION 7.03.                                   Equity Cure Right.  Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of the Financial Covenant, after the last day of the applicable fiscal quarter and until the expiration of the tenth Business Day after the date on which the Compliance Certificate is required to be delivered pursuant to Section 5.04(c), the Borrower shall have the right to issue Equity Interests (other than Disqualified Stock) for cash or otherwise receive cash contributions to the capital of the Borrower and, in each case, to apply the amount of the proceeds thereof to increase Consolidated EBITDA with respect to the applicable fiscal quarter of the Borrower (the “Cure Right”); provided that (a) such proceeds are actually received by the Borrower no later than ten Business Days after the date on which the Compliance Certificate is required to be delivered pursuant to Section 5.04(c), (b) such proceeds do not exceed the aggregate amount necessary to cure (by addition to Consolidated EBITDA) (the “Cure Amount”) such Event of Default under Section 6.12 for the applicable period, (c) the Cure Right shall not be exercised more than five times during the term of this Agreement and (d) in each period of four consecutive fiscal quarters of the Borrower, there shall be at least two fiscal quarter during which the Cure Right is not exercised.  If, after giving effect to the foregoing adjustment, the Borrower is in compliance with the Financial Covenant then the Borrower shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section that had occurred shall be retroactively considered not to have existed or occurred for purposes of this Agreement.  The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 6.12 and shall not result in any adjustment to any amounts (including Indebtedness for purposes of calculating the Total Leverage Ratio), other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

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ARTICLE VIII

The Administrative Agent and the Collateral Agent

SECTION 8.01.                                   Appointment and Authority.  Each Lender and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent, and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Agents, the Lenders and the Issuing Bank, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “Agent” or “agent” herein or in any other Loan Documents (or any other similar term) with reference to an Agent, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between the contracting parties. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (a) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (b) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

SECTION 8.02.                                   Rights as a Lender.  The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender, and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

SECTION 8.03.                                   Exculpatory Provisions.  Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.07), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law and (c) except as expressly set forth in the Loan Documents,

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neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders, or such other number or percentage of the Lenders as shall be necessary or as such Agent shall in good faith believe to be necessary under the circumstances as provided in Section 9.07, or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

SECTION 8.04.                                   Reliance by Administrative Agent.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.                                   Delegation of Duties.  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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SECTION 8.06.                                   Resignation of the Administrative Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the Resignation Effective Date, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Any such resignation by such Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Bank, in which case such resigning Agent (a) shall not be required to issue any further Letters of Credit hereunder and (b) shall maintain all of its rights as Issuing Bank with respect to any Letters of Credit issued by it, prior to the date of such resignation. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The Administrative Agent Fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

SECTION 8.07.                                   Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.                                   No Other Duties, etc.  Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arrangers, the Syndication Agent and the Documentation Agent are named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Arrangers, the Syndication Agent and the Documentation Agent shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, neither the Arrangers, the Syndication Agent nor the Documentation Agent in their respective capacities as such shall, by reason of this Agreement or

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any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

SECTION 8.09.                                   Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law, each Agent (irrespective of whether the principal of any Loan or Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and each Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and each Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and each Agent under Sections 2.05 and 9.05) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Sections 2.05 and 9.05.

SECTION 8.10.                                   Collateral and Guarantee Matters.  (a)  The Lenders irrevocably authorize the Collateral Agent, at its option and in its sole discretion:

(i)                                     to release any Lien on any property granted to, or held by, the Collateral Agent under any Loan Document (x) on or after the date that the Obligations (other than contingent indemnity and expense reimbursement obligations as to which no claim has been made) have been paid in full, the Commitments have been terminated and the Letters of Credit have been terminated or Cash Collateralized, (y) with respect to any property that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents or (z), if approved, authorized or ratified in writing by the Required Lenders (or such other number of Lenders as shall be required hereunder);

(ii)                                  to subordinate any Lien on any property granted to, or held by, the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(j); and

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(iii)                               to release any Restricted Subsidiary from its obligations under the Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.

(b)                                 Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing, the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Restricted Subsidiary from its obligations under the Loan Documents pursuant to this Section 8.10.

(c)                                  Except as otherwise expressly set forth herein or in the Guarantee and Collateral Agreement, no Qualified Counterparty that obtains the benefits of any Guarantee pursuant to the Guarantee and Collateral Agreement or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, obligations with respect to any Secured Hedging Agreement unless the Administrative Agent has received written notice of such obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Qualified Counterparty.

(d)                                 The Collateral Agent shall not be responsible for, or have a duty to, ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.11.                                   Non-U.S. Administrative Agent Matters.  Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent, and any successor or supplemental Administrative Agent that is not a U.S. Person, shall deliver, on or prior to the date that it becomes a party to this Agreement, to the Borrower two duly completed original copies of (i) an Internal Revenue Service Form W-8ECI with respect to amounts it receives on its own account, and (ii) Internal Revenue Service Form W-8IMY, as revised April 2014 (or successor form) certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person (including for purposes of Chapter 4 of the Code) with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by Treasury Regulation Section 1.1441-1T(b)(2)(iv)(A)), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

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ARTICLE IX

Miscellaneous

SECTION 9.01.                                   Notices; Electronic Communications.  Except for notices and other communications expressly permitted to be given by telephone hereunder (and except as provided in this Section 9.01), notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)                                 if to the Borrower, to it at 1 Greenway Plaza, Suite 200, Houston, Texas 77046, Attention of Brian Small, Chief Financial Officer (Fax No. (888) 397-4540);

(b)                                 if to the Administrative Agent, to Credit Suisse AG, Eleven Madison Avenue, New York, NY 10010, Attention of: Sean Portrait, Fax No. 212-322-2291, Email: agency.loanops@credit-suisse.com;

(c)                                  if to the Collateral Agent, to Credit Suisse AG, Cayman Islands Branch, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attention of: Loan Operations — Boutique Management, Telephone No. 212-538-3525, Email: list.ops-collateral@credit-suisse.com;

(d)                                 if to the Issuing Bank, to Credit Suisse AG, Eleven Madison Avenue, New York, NY 10010, Attention of: Emma Artun, (Fax No. (212) 325-8315), Email: list.ib-lettersofcredit-ny@credit-suisse.com; and

(e)                                  if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, and will cause its Restricted Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a notice pursuant to Section 2.10, or a notice requesting the

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issuance, amendment, extension or renewal of a Letter of Credit pursuant to Section 2.22, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such nonexcluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause its Restricted Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by, or on behalf of, the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information with respect to the Borrower or its Subsidiaries or their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material nonpublic information with respect to the Borrower or its Subsidiaries or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.17), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Loan Documents, (2) any notification of changes in the terms of the Credit Facilities and (3) all information delivered pursuant to Section 5.04 (other than paragraph (e) thereof).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

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THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.                                   Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans,

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the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

SECTION 9.03.                                   Binding Effect.  Subject to Section 4.02, this Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.                                   Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.04(b), (ii) by way of participation in accordance with the provisions of Section 9.04(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.04(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.04(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees (other than as provided in Sections 9.04(b)(v) and 9.04(b)(vi) below) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Class) any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Class) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 9.04(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in Section 9.04(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such

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assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis.

(iii)                               Required Consents. No consent shall be required for any assignment except to the extent required by paragraph Section 9.04(b)(i)(B) and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Credit Commitments unless (x) an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Revolving Credit Lender or an Affiliate or Approved Fund of a Revolving Credit Lender;

(B)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Term Loans unless (x) an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender or an Affiliate or Approved Fund of a Lender or (z) such assignment is made during the primary syndication of the Term Loans to Persons previously identified to the Borrower in connection with the syndication process; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(C)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment, except for (i) an assignment of a Commitment of any Class to a Lender with a Commitment of the applicable Class or an Affiliate of such Lender or an Approved Fund of such Lender or (ii) an assignment of Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund; and

(D)                               the consent of each Issuing Bank shall be required for any assignment of Revolving Credit Commitments.

(iv)                              Assignment and Assumption.  The parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (B) if previously

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agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, in each case, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries except as set forth in Sections 9.04(g) and 9.04(h) below, (B) to any Competitor without the consent of the Borrower or (C) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C).  The Borrower and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Competitor and the Administrative Agent shall have no liability with respect to any assignment or participation to a Competitor.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent) to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party

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hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender (including any SPV designated pursuant to Section 9.04(f) to provide all or any part of a Loan) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower and the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Competitor, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following: decreasing any fees payable to such Participant hereunder

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or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such Participant has an interest, increasing or extending the Commitments in which such Participant has an interest or releasing all or substantially all of the value of the Guarantees (other than in connection with the sale of any Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20 (it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 2.21 as if it were an assignee under Section 9.04(b)) and (B) shall not be entitled to receive any greater payment under Sections 2.14, 2.15, 2.16 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                   Special Purpose Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower

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pursuant to this Agreement; provided that (1) nothing herein shall constitute a commitment by any SPV to make any Loan and (2) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any nonpublic information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(g)                                  Notwithstanding anything to the contrary contained herein, any Term Lender may assign in accordance with Section 9.04(b) all or any portion of its Term Loans hereunder to any Person who, after giving effect to such assignment, would be an Affiliated Lender; provided that:

(i)                                     such assignment is made pursuant to (A) an open market purchase (including, for the avoidance of doubt, any purchase made during the initial syndication of the Term Loans) on a non-pro rata basis or (B) a Dutch auction (with customary procedures to be agreed between such Affiliated Lender and the Administrative Agent) open to all Term Lenders of one or more Classes on a pro rata basis;

(ii)                                  the assigning Lender and such Affiliated Lender purchasing such Term Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment and assumption substantially in the form of Exhibit C-2 hereto (an “Affiliate Assignment and Assumption”) in lieu of an Assignment and Assumption (and any subsequent assignment by such Affiliated Lender of any Term Loans to another Lender shall be made pursuant to an Affiliate Assignment and Assumption in lieu of an Assignment and Assumption);

(iii)                               at the time of such assignment and after giving effect thereto, Affiliated Lenders shall not, in the aggregate, hold Term Loans (and participating interests in Term Loans) with an aggregate principal amount in excess of 25% of the aggregate principal amount of all Term Loans then outstanding; and

(iv)                              each Affiliated Lender shall represent and warrant as of the date of any such assignment and as of any subsequent date on which such Affiliated Lender assigns

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any portion of such Term Loans to another assignee, that such Affiliated Lender does not have any material non-public information with respect to the Borrower or any of its Subsidiaries or any of their respective securities that has not been disclosed to the assigning or assignee Lender (other than because such assigning or assignee Lender does not wish to receive such material non-public information) prior to such date that could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Lender’s decision to assign Term Loans to, or acquire Term Loans from, such Affiliated Lender or to the market price of the Term Loans, in each case except to the extent such Lender has provided a customary “big boy” acknowledgment.

To the extent not previously disclosed to the Administrative Agent, the Borrower shall, upon the reasonable request of the Administrative Agent, report to the Administrative Agent the amount of Term Loans held by Affiliated Lenders and the identity of such holders.

(h)                                 Notwithstanding anything else to the contrary contained in this Agreement, any Term Lender may assign, in accordance with Section 9.04(b), all or any portion of its Term Loans to any Purchasing Borrower Party; provided that:

(i)                                     the assigning Term Lender and the Purchasing Borrower Party purchasing such Term Lender’s Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliate Assignment and Assumption in lieu of an Assignment and Assumption;

(ii)                                  such assignment is made pursuant to (A) an open market purchase on a non-pro rata basis or (B) a Dutch auction (with customary procedures to be agreed between such Purchasing Borrower Party and the Administrative Agent) open to all Term Lenders on a pro rata basis;

(iii)                               any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(iv)                              immediately before and immediately after giving effect to any such purchase, no Default or Event of Default shall exist;

(v)                                 gain from any such purchase shall not increase Consolidated Net Income;

(vi)                              no proceeds from Indebtedness (including, without limitation, Revolving Loans) shall be used to fund any such purchase;

(vii)                           the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 9.04(h) and each principal repayment installment with respect to the Term Loans shall be reduced pro rata by the aggregate principal amount of Term Loans purchased;

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(i)             the Purchasing Borrower Party shall represent and warrant as of the date of any such assignment none of the Borrower or any of its Subsidiaries has any material non-public information with respect to the Borrower or any of its Subsidiaries or any of their respective securities that has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive such material non-public information) prior to such date that could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Lender’s decision to assign Term Loans to such Purchasing Borrower Party or to the market price of the Term Loans, in each case except to the extent such Lender has provided a customary “big boy” acknowledgment; and

(viii)                        the aggregate principal amount of Term Loans assigned to Purchasing Borrower Parties pursuant to open market purchases shall not exceed $35,000,000.

(i)                                     Notwithstanding anything herein (including in Section 9.06 or the definition of “Required Lenders”) or in any other Loan Document to the contrary, (i) for purposes of determining whether the requisite Lenders have (x) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Agents or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, each Non-Debt Fund Affiliate shall be deemed to have voted its interest as a Term Lender in the same proportion as the allocation of voting with respect to such matter by Term Lenders who are not Non-Debt Fund Affiliates, unless such matter requires the consent of all or all affected Lenders and adversely affects such Non-Debt Fund Affiliate (in its capacity as a Lender) in any material respect as compared to other Lenders (in which case for purposes of such vote such Non-Debt Fund Affiliate shall have the same voting rights as other Lenders that are not Non-Debt Fund Affiliates);

(j)                                    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Borrower and each Non-Debt Fund Affiliate hereby agrees, and each Affiliate Assignment and Assumption shall contain a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party, each Non-Debt Fund Affiliate shall acknowledge and agree that it is an “insider” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason or in any other case, each Non-Debt Fund Affiliate shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Non-Debt Fund Affiliates, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Non-Debt Fund Affiliates.

(k)                                 Notwithstanding anything to the contrary contained herein, no Affiliated Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) between or among the Administrative Agent and any Lender or Lenders which

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representatives of the Borrower do not attend, (ii) receive any information or material prepared by or on behalf of the Administrative Agent, the Collateral Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders (including communications from counsel to or financial advisors of the Administrative Agent, the Collateral Agent or the Lenders), except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Term Lenders pursuant to this Agreement) or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Term Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent, the Collateral Agent or any other such Lender under the Loan Documents in the absence, with respect to any such Person, of the gross negligence, bad faith, or willful misconduct by such Person or its Related Parties (as determined by a court of competent jurisdiction by final and nonappealable judgment).

SECTION 9.05.                                   Expenses; Indemnity.  (a)  The Borrower agrees (i) to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and the Arrangers (and each of their respective Affiliates) in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), including the fees, charges and disbursements of counsel (provided that reimbursement of legal fees shall be limited to one form of counsel for all such Persons collectively (which in the case of this clause (i), shall be Cravath, Swaine & Moore, LLP, counsel for the Administrative Agent and the Collateral Agent and (x) a single local counsel in each relevant jurisdiction and one or more special counsel and (y) in the case of a conflict of interest, one additional counsel to each group of affected parties and one additional local counsel in any relevant jurisdiction and special counsel, if applicable) and (ii) to pay all reasonable and documented out-of-pocked expenses incurred by the Administrative Agent, the Collateral Agent, the Arrangers (and each of their respective Affiliates) or any Lender in connection with the enforcement or protection of its rights in connection with the Transaction Letters, this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders (and each of their respective Affiliates).

(b)                                 The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank, the Arrangers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of one firm of counsel for the Indemnitees collectively and a single local counsel in each relevant jurisdiction and one or more special counsel (and, in the case of an actual or perceived conflict of interest, one additional counsel to the affected Indemnitee and one additional local counsel in each relevant

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jurisdiction and one or more special counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any Environmental Liability related in any way to the Loan Parties, any of their respective subsidiaries or predecessors or any property currently or formerly owned, leased or operated by the Loan Parties or any of their respective subsidiaries or predecessors, including the Mortgaged Properties, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by the Borrower, any other Loan Party or any of their respective Affiliates or any other Person); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Parties or (B) arise out of or in connection with any claim that does not involve any act or omission by the Borrower or any of its Affiliates and is a dispute solely among Indemnitees (other than any claim against an Agent, Arranger, bookrunner, or syndication agent, each in its capacity as such).  Notwithstanding the foregoing, in no event shall the Borrower have any liability with respect to the settlement or compromise of any claim or proceeding effected without the Borrower’s prior written consent; provided, however, that if at any time an Indemnitee shall have requested that the Borrower reimburse such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any proceeding covered by this Section 9.05, the Borrower shall be liable for any settlement of any proceeding effected without the Borrower’s prior written consent if (x) such settlement is entered into more than 30 days after receipt by the Borrower of such written request for reimbursement and (y) the Borrower shall not have reimbursed such Indemnitee in accordance with such written request prior to the date of such settlement.  This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Arrangers (or each of their respective Affiliates) under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Arrangers (or each of their respective Affiliates), as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amount owed to the Issuing Bank solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amount; such payments to be made in accordance with their Pro Rata Percentages; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Arrangers (or each of their respective Affiliates) in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans

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and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d)                                 To the extent permitted by applicable law, (i) the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and (ii) each Agent and each Lender shall not assert, and hereby waives any claim against the Borrower, in each case of clauses (i) and (ii), on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof (except, in the case of clause (ii), for any liability of the Borrower under this Section 9.05 in respect of any such damages incurred or paid by such Person to a third party).

(e)                                  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06.                                   Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders and (b) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.07.                                   Waivers; Amendment.   (a)  No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the

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exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Except as otherwise set forth in Sections 2.25. 2.26 and 2.27, no Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the consent of the Required Lenders; provided that, in addition to the approval of the Required Lenders, no such agreement shall:

(i)                                     decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof (other than default interest) or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby,

(ii)                                  increase or extend the Commitment or decrease or extend the date for payment of any Fees or any other fees of any Lender without the prior written consent of such Lender,

(iii)                               amend or modify (x) the pro rata requirements of Section 2.17 without the prior written consent of each Lender adversely affected thereby or (y) the provisions of Section 9.04(a) relating to an assignment or other transfer by the Borrower or any other Loan Party of any of its rights or obligations hereunder or release all or substantially all of the value of the Guarantees (other than in connection with the sale of any Guarantor in a transaction permitted by Section 6.06) or all or substantially all of the Collateral, without the prior written consent of each Lender,

(iv)                              change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of collateral of, and payments due to, Lenders holding Loans or Commitments of one Class differently from the rights of Lenders holding Loans or Commitments of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each such adversely affected Class,

(v)                                 modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(f) without the written consent of such SPV;

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(vi)                              reduce the percentage contained in the definitions of the terms “Required Lenders” and “Required Revolving Credit Lenders” or the provisions of this Section 9.07 or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender (or each Lender of such Class, as applicable) (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the Closing Date); or

(vii)                           waive any condition set forth in Section 4.01 as to any Credit Event under the Revolving Credit Commitments without the consent of the Required Revolving Credit Lenders (it being understood and agreed that any amendment or waiver of, or consent with respect to, any other provision of this Agreement or any other Loan Document, including an amendment of a covenant set forth herein or any waiver of a Default or Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 4.01; provided that any such amendment or waiver of any other provision in this Agreement or any other Loan Document made in contemplation of a Credit Event under the Revolving Credit Commitments shall be deemed be a waiver of the conditions of Section 4.01 with respect thereto);

provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank, respectively, (B) only the written consent of the Required Revolving Credit Lenders shall be necessary to amend or waive the terms and provisions of Sections 4.01(d), 6.12 and 7.01 (and related definitions as used in such Sections, but not as used in other Sections of this Agreement), and no amendment or waiver of any of the foregoing in this clause (B) may be made without the written consent of the Required Revolving Credit Lenders.  Notwithstanding any of the foregoing, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower, the Administrative Agent and, if applicable, the Collateral Agent, to (1) cure any ambiguity, omission, mistake, defect or inconsistency or (2) make any change that would provide an additional right or benefit to the Lenders or any Issuing Bank (and which is not adverse to any Lender or any Issuing Bank), so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days following the date of such notice to the Lenders, written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Issuing Bank stating that it objects to such amendment.

SECTION 9.08.                                   Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be

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contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.09.                                   Entire Agreement.  This Agreement, the Transaction Letters and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Unless otherwise specified therein, any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.10.                                   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11.                                   Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.12.                                   Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original

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but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g. “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.13.                                   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.14.                                   Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY SUCH OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.15.                                   Jurisdiction; Consent to Service of Process.  (a)  The Borrower hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document (except as otherwise expressly stated therein) or the transactions relating hereto or thereto, in any forum other than any New York State court or Federal court of the United States of America sitting in the borough of Manhattan in New York City, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, the Loan Parties or their respective properties in the courts of any jurisdiction.

(b)                                 The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, or relating to, this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto

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hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16.                                   Electronic Execution of Assignments.  (a)  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.17.                                   Confidentiality.  Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) to any other party hereto and, subject to an agreement containing provisions no less restrictive than this Section 9.17, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement and the other Loan Documents (excluding any Competitor) or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower or any Subsidiary or any of their respective obligations, this Agreement or payments hereunder, (f) with the consent of the Borrower, (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.17, or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their selective Affiliates on a non-confidential basis from a source other than the Borrower, (h) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facilities hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (z) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents. For the purposes of this Section 9.17, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to

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maintain the confidentiality of Information as provided in this Section 9.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.18.                                   Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.19.                                   Release of Liens.  In the event that any Loan Party disposes of all or any portion of its assets or any Subsidiary ceases to be a Restricted Subsidiary that is required to be a Guarantor, in each case, pursuant to a transaction permitted under Section 6.06 or Section 5.14, the Administrative Agent and the Collateral Agent shall (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) execute such documents and make such filings as may be reasonably requested by the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such assets (and, in the case of any Subsidiary ceasing to be a Restricted Subsidiary, the release of such Subsidiary as a Guarantor under the Guarantee and Collateral Agreement).  In addition, in the case of the Borrower’s or any other Loan Party’s entering into any lease described in Section 6.02(m), or the granting or an easement, right-of-way, permit, license, restriction or the like described in Section 6.02(h) (each, a “Section 6.02 Permitted Interest Disposition”), the Administrative Agent and the Collateral Agent shall execute such documents and make such filings as may be reasonably requested by the Borrower and at the Borrower’s expense to subordinate the Liens on the Collateral to the Liens of the applicable third party with respect to such Section 6.02 Permitted Interest Disposition.  In connection with the execution and delivery of any documents and the making of any filings under this Section 9.19, the Administrative Agent and the Collateral Agent may rely conclusively (and without further inquiry) on a certificate provided to it upon its reasonable request by any Loan Party to the effect that such transaction is permitted hereunder, and any such execution, delivery and filing shall be without recourse to or representation by the Administrative Agent or the Collateral Agent.  Each of the Secured Parties irrevocably authorizes each of the Administrative Agent and the Collateral Agent, at its option and in its discretion, to effect the provisions of this Section 9.19.

SECTION 9.20.                                   USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act.

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SECTION 9.21.                                   No Fiduciary Duty.  Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. The Borrower hereby agrees, on behalf of itself and the other Loan Parties, that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its stockholders or its Affiliates, on the other. The Borrower, on behalf of itself and the other Loan Parties, acknowledged and agreed that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. The Borrower hereby acknowledges and agrees, on behalf of itself and the other Loan Parties, that the Loan Parties have consulted their own legal and financial advisors to the extent they deemed appropriate and that they are responsible for making their own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees, on behalf of itself and each other Loan Party, that no Loan Party will claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CACTUS WELLHEAD, LLC

by	/s/ Brian Small
Name: Brian Small
Title: Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent and Issuing Bank,

by	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

by	/s/ Samuel Miller
Name: Samuel Miller
Title: Authorized Signatory

BANK OF AMERICA, N.A., as a Lender,

by	/s/ Alysa Trakas
Name: Alysa Trakas
Title: Director

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Schedule 1.01(b)

SUBSIDIARY GUARANTORS

None.

Schedule 1.01(c)

MORTGAGED PROPERTIES

1.                                      4127 Meadow Lane, Bossier City, Louisiana 71111.

2.                                      3.71 acre plot of land adjacent to 4127 Meadow Lane, Bossier City, Louisiana 71111.

3.                                      10.00 acre plot of land adjacent to 4127 Meadow Lane, Bossier City, Louisiana 71111.

Schedule 2.01(a)

LENDERS AND COMMITMENTS

Lender	Tranche B Term Loan Commitment	Revolving Credit Commitment
Credit Suisse AG, Cayman Islands Branch	$275,000,000.00	$28,000,000.00
Bank of America, N.A.	—	$22,000,000.00
TOTAL	$275,000,000.00	$50,000,000

Schedule 2.01(b)

L/C COMMITMENTS

Issuing Bank	L/C Commitment
Credit Suisse AG, Cayman Islands Branch	$10,000,000.00

Schedule 3.08

SUBSIDIARIES

Entity Name	Borrower’s Percentage Ownership	Description of Borrower’s Ownership Interest
Cactus Wellhead (Suzhou) Pressure Control Co., Ltd.	100%	N/A
Cactus Wellhead Australia Pty Ltd	100%	100 ordinary shares

Schedule 3.18

INSURANCE

[Attached]

Schedule 3.19(a)

UCC FILING OFFICES

Entity Name	Filing Office
Cactus Wellhead, LLC	Secretary of State of Delaware

Schedule 3.19(c)

MORTGAGE FILING OFFICES

Mortgaged Property	Filing Office
4127 Meadow Lane, Bossier City, Louisiana 71111	Bossier Parish Clerk of Court 204 Burt Blvd., Third Floor / P.O. Box 430 Benton, LA 71006 (318) 965-2336
3.71 acre plot of land adjacent to 4127 Meadow Lane, Bossier City, Louisiana 71111	Bossier Parish Clerk of Court 204 Burt Blvd., Third Floor / P.O. Box 430 Benton, LA 71006 (318) 965-2336
10.00 acre plot of land adjacent to 4127 Meadow Lane, Bossier City, Louisiana 71111	Bossier Parish Clerk of Court 204 Burt Blvd., Third Floor / P.O. Box 430 Benton, LA 71006 (318) 965-2336

Schedule 3.20

OWNED REAL PROPERTY

1.                                      4127 Meadow Lane, Bossier City, Louisiana 71111.

2.                                      3.71 acre plot of land adjacent to 4127 Meadow Lane, Bossier City, Louisiana 71111.

3.                                      10.00 acre plot of land adjacent to 4127 Meadow Lane, Bossier City, Louisiana 71111.

4.                                      Plot of land adjacent to 101 Eurostar Drive, Pleasanton, Texas 78064.

5.                                      Plot of land adjacent to 13535 56th Street W, Williston, North Dakota 58801.

Schedule 4.02(a)

LOCAL COUNSEL

None.

Schedule 5.15

POST-CLOSING OBLIGATIONS

Post-Closing Obligation	Time Period

Delivery of control agreements for all of the
Deposit Accounts (as defined in the Guarantee
and Collateral Agreement) and securities
accounts of each Loan Party (other than
Excluded Deposit Accounts and Excluded
Securities Accounts (each as defined in the
Guarantee and Collateral Agreement)) in
accordance with the provisions of the
Guarantee and Collateral Agreement, duly executed by the applicable Loan Party, the
Collateral Agent and the applicable depositary
bank or securities intermediary.

Within 30 days following the Closing Date.

Schedule 6.01

EXISTING INDEBTEDNESS

None.

Schedule 6.02

EXISTING LIENS

None.

Schedule 6.04

EXISTING INVESTMENTS

All Subsidiaries listed on Schedule 3.08.

Schedule 6.04 – 1

Schedule 6.09

TRANSACTIONS WITH AFFILIATES

1.                                      Non-Exclusive Aircraft Lease Agreement, dated as of March 11, 2013, between SusieAir, LLC, as Lessor, and Cactus Wellhead, LLC, as Lessee.

EXHIBIT A

FORM OF

ADMINISTRATIVE QUESTIONNAIRE

Legal Name of Lender to appear in Documentation:

Signature Block Information:

Lender Parent:

Signing Credit Agreement	☐ Yes	☐ No

Coming in via Assignment	☐ Yes	☐ No

Lender Domestic Address	Lender Eurodollar Address

Type of Lender:

TFN/ABN (if applicable

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other—please specify)

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title:
Address:
Telephone:
Facsimile:
E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact
Name:
Company:
Title:
Address:
Telephone:
Facsimile:
E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

A-1

Tax Documents

US federal tax documents required in connection with the US term loans, US revolving loans, US incremental term loans and US letters of credit

Non-U.S. Lender Institutions:

1.                                      Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner) or b.) Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner (Entities)) or c. Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business)

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2.                                      Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non- U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow- Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. Lender Institutions:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

A-2

EXHIBIT B

FORM OF

AFFILIATE SUBORDINATION AGREEMENT

AFFILIATE SUBORDINATION AGREEMENT dated as of July [•], 2014 (this “Agreement”), among the SUBORDINATED CREDITORS (as defined below) party hereto, and each OBLIGOR (as defined below) party hereto and CREDIT SUISSE AG, in its capacity as Administrative Agent, Collateral Agent and Issuing Bank, for the benefit of the Senior Parties.

(A)                               Reference is made to (i) the Credit Agreement dated as of July [•], 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cactus Wellhead, LLC (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank, and (ii) any related notes, guarantees, collateral documents, instruments and agreements executed in connection with the Credit Agreement, in each case as amended, modified, renewed, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same lenders or holders, agents or otherwise. Any term used herein but not otherwise defined shall have the meaning ascribed to such term in the Credit Agreement.

(B)                               All Indebtedness of each of the undersigned (in such capacity for the purposes of this Agreement, an “Obligor”) to each of the other undersigned that is not a Loan Party (in such capacity for the purposes of this Agreement, a “Subordinated Creditor”) now or hereafter existing (whether created directly or acquired by assignment or otherwise), and all interest, premiums, costs, expenses or indemnification amounts thereon or payable in respect thereof or in connection therewith, are hereinafter referred to as the “Subordinated Debt”.

(C)                               This Agreement is delivered pursuant to Section 6.01(c) of the Credit Agreement.

SECTION 1. Subordination. Each Subordinated Creditor and each Obligor agrees that the Subordinated Debt is and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Obligations of any such Obligor now or hereafter existing under the Credit Agreement and the other Loan Documents. For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until the termination of the Commitments and the payment in full in cash of the Obligations and all other amounts (other than contingent indemnification obligations as to which no claim has been made) payable under the Credit Agreement and the other Loan Documents.

SECTION 2. Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Obligor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Debtor Relief Law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or otherwise, the Secured Parties shall be entitled to receive payment in full of the Obligations before any Subordinated Creditor is entitled to receive any payment of all or any of the Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of such Obligor being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Administrative Agent for the account of the Secured Parties for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations until the Obligations shall have been paid in full.

(b)                                 In the event that any Event of Default shall have occurred and be continuing, then no payment (including any payment that may be payable by reason of any other indebtedness of any Obligor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of any Obligor for or on account of any Subordinated Debt, and no Subordinated Creditor shall take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until (x) the Obligations shall have been paid in full or (y) such Event of Default shall have been cured or waived.

(c)                                  Except as otherwise set forth in Sections 2(a) through (b) above, any Obligor is permitted to pay, and any Subordinated Creditor is entitled to receive, any payment or prepayment of principal and interest on the Subordinated Debt as permitted by the Credit Agreement.

SECTION 3. In Furtherance of Subordination. Each Subordinated Creditor agrees as follows:

(a) If any proceeding referred to in Section 2(a) above is commenced by or against any Obligor,

(i)                                     the Collateral Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 2(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Collateral Agent or the Secured Parties; and

(ii)                                  each Subordinated Creditor shall duly and promptly take such action as the Collateral Agent may reasonably request (A) to collect the Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Collateral Agent such powers of attorney, assignments, or other instruments as the Collateral Agent may reasonably request in order to enable the Collateral Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

(b)                                 All payments or distributions upon or with respect to the Subordinated Debt which are received by each Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Collateral Agent for the account of the Secured Parties in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.

SECTION 4. Rights of Subrogation. Each Subordinated Creditor agrees that no payment or distribution to the Collateral Agent or the Secured Parties pursuant to the provisions of this Agreement shall entitle such Subordinated Creditor to exercise any right of subrogation in respect thereof until the Obligations shall have been paid in full (other than contingent indemnification obligations as to which no claim has been made). Upon the payment in full of all Obligations (other than contingent indemnification obligations as to which no claim has been made), each Subordinated Creditor shall be entitled to exercise in full any subrogated rights it may possess with respect to the rights of the Secured Parties to receive payments or distributions with respect to the Obligations until the Subordinated Debt shall be paid in full. If any payment or distribution to which any Subordinated Creditor would otherwise have been entitled but for the provisions of this Agreement shall have been applied pursuant to the provisions hereof to the payment of Obligations, such Subordinated Creditor shall be entitled to receive from the Secured Parties any payments or distributions received by the Secured Parties in excess of the amount sufficient to pay in full all Obligations (other than contingent indemnification obligations as to which no claim has been made). If any such excess payment is made to the Secured Parties, the Secured Parties shall promptly remit such excess to such Subordinated Creditor and until so remitted shall hold such excess payment for the benefit of such Subordinated Creditor.

SECTION 5. Further Assurances. Each Subordinated Creditor and each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request in writing, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent, the Collateral Agent or any other Secured Party to exercise and enforce its rights and remedies hereunder.

SECTION 6. Agreements in Respect of Subordinated Debt. No Subordinated Creditor will sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made subject to this Agreement.

SECTION 7. Agreement by the Obligors. Each Obligor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in each case, if such payment or other action would be in contravention of the provisions of this Agreement.

SECTION 8. Obligations Hereunder Not Affected. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

SECTION 9. Representations and Warranties. Each Subordinated Creditor represents and warrants to the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, that:

(a)                                 It has the power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken any action necessary to authorize its execution, delivery and performance of this Agreement.

(b)                                 This Agreement has been duly executed and delivered by such Subordinated Creditor and constitutes a legal, valid and binding obligation of such Subordinated Creditor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 10. Waiver. Each Subordinated Creditor and each Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Collateral Agent or any other Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other person or entity or any collateral.

SECTION 11. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Subordinated Creditor or any Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, such Obligor and each Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 12. Addresses for Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Obligor or any Subordinated Creditor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 13. No Waiver; Remedies; Conflict of Terms. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern.

SECTION 14. Joinder. Upon execution and delivery after the date hereof by any Restricted Subsidiary of a joinder agreement in substantially the form of Exhibit A hereto, each such Restricted Subsidiary shall become an Obligor and/or a Subordinated Creditor, as applicable, hereunder with the same force and effect as if originally named as an Obligor or a Subordinated Creditor, as applicable, hereunder. The rights and obligations of each Obligor and each Subordinated Creditor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor or Subordinated Creditor as a party to this Agreement.

SECTION 15. Governing Law; Jurisdiction; Etc. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)                                 Each party hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of the foregoing in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than any New York State court or Federal court of the United States of America sitting in the borough of Manhattan in New York City, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its respective properties in the courts of any jurisdiction.

(c)                                  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, or relating to, this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 11 of this Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

(e)                                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(e).

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Subordinated Creditor, each Obligor and the Borrower has caused this Affiliate Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

OBLIGORS:

CACTUS WELLHEAD, LLC

By:
Name:
Title:

SUBORDINATED CREDITORS:

CACTUS WELLHEAD (SUZHOU)
PRESSURE CONTROL CO., LTD.

By:
Name:
Title:

Signed and delivered by CACTUS WELLHEAD AUSTRALIA PTY LIMITED, in accordance with section 127 of the Corporations Act 2001 (Cth) and by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

Agreed and acknowledged as of the date
Above written:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By
Name:
Title:

By
Name:
Title:

EXHIBIT A

Exhibit A to the Affiliate Subordination Agreement

FORM OF

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of         , 20   (this “Joinder”), is delivered pursuant to the Affiliate Subordination Agreement, dated as of [•], 2014 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Affiliate Subordination Agreement”) among the Subordinated Creditors and Obligors from time to time party thereto and Credit Suisse AG, as Collateral Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Affiliate Subordination Agreement.

1.                                      Joinder in the Intercompany Subordination. The undersigned hereby agrees that on and after the date hereof, it shall be [an “Obligor”] [and] [a “Subordinated Creditor”] under and as defined in the Affiliate Subordination Agreement, hereby assumes and agrees to perform all of the obligations of [an Obligor] [and] [a Subordinated Creditor] thereunder and agrees that it shall comply with and be fully bound by the terms of the Affiliate Subordination Agreement as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by the undersigned thereunder shall be deemed made as of the date of this Joinder.

2.                                      Unconditional Joinder. The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties. The undersigned further agrees that it has joined and is fully obligated as [an Obligor] [and] [a Subordinated Creditor] under the Affiliate Subordination Agreement.

3.                                      Incorporation by Reference. All terms and conditions of the Affiliate Subordination Agreement are hereby incorporated by reference in this Joinder as if set forth in full.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[ ]

By:
Name:
Title:

B-1-1

Agreed and acknowledged as of the date
Above written:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Collateral Agent,

By
Name:
Title:

By
Name:
Title:

[SUBORDINATED CREDITOR[S]]

By
Name:
Title:

[OBLIGOR[S]]

By
Name:
Title:

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EXHIBIT C-1

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
Assignee is an [Affiliate] [Approved Fund] of [Name of Lender]

3. Borrower:	CACTUS WELLHEAD, LLC

4.                                      Administrative Agent: CREDIT SUISSE AG, including any successor thereto, as the administrative agent under the Credit Agreement

5.                                      Credit Agreement: Credit Agreement, dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company, the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank

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6.                                      Assigned Interest:

Facility Assigned	Aggregate Amount of Loans/ Commitments for all Lenders(1)	Amount of Loans/ Commitments Assigned(2)	Percentage Assigned of Loans/ Commitments(3)		CUSIP Number
Tranche B Term Loan/Commitment	$	$		%
Revolving Credit Commitment	$	$		%
[specify other Class]	$	$		%

7.                                      [Trade Date:   ](4)

(1)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2)  Except in the case of (a) an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or Loans with respect to any Class or (b) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment shall not be in an amount (or in the case of contemporaneous assignments to related Approved Funds, an aggregate amount) of less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(3)  Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Lenders thereunder.

(4)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date: [                  ], 20[     ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:
CACTUS WELLHEAD, LLC(5)

By:
Name:
Title:

(5)  The consent of the Borrower shall be required for any assignment of Revolving Credit Commitments or Term Loans unless (i) an Event of Default under Sections 7.01(b), (c), (h) or (i) of the Credit Agreement has occurred and is continuing at the time of such assignment, (ii) in the case of an assignment of a Revolving Credit Commitment, such assignment is to a Revolving Credit Lender or an Affiliate or Approved Fund of a Revolving Credit Lender or (iii) in the case of the assignment of Term Loans, such assignment is (x) to a Lender or an Affiliate or Approved Fund of a Lender or (y) is made during the primary syndication of the Term Loans to Persons previously identified to the Borrower in connection with the syndication process.

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Consented to and accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

[Consented to and accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Issuing Bank](6),

By:
Name:
Title:

By:
Name:
Title:

[Consented to and accepted:

[ISSUING BANK], as Issuing Bank],(7)

By:
Name:
Title:

(6)  The consent of each Issuing Bank shall be required for any assignment of Revolving Credit Commitments.

(7)  The consent of each Issuing Bank shall be required for any assignment of Revolving Credit Commitments.

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CACTUS WELLHEAD, LLC.
CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received, or has been accorded the opportunity to receive, copies of the most recent financial statements delivered pursuant to Sections 5.04(a) or 5.04(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it is not an Affiliated Lender, (viii) it has duly completed an Administrative Questionnaire substantially in the form of Exhibit A to the Credit Agreement, unless it is already a Lender under the Credit Agreement, (ix) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date (unless such fee has been waived by the Administrative Agent) and (x) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including but not limited to any documentation required pursuant to Section 2.20 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will,

C-1-5

independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.                                      General Provisions. This Assignment and Assumption Agreement is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including, without limitation, Section 1.02 (Terms Generally), Section 9.15 (Jurisdiction; Consent to Service of Process) and Section 9.10 (Waiver of Jury Trial) thereof. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

C-1-6

EXHIBIT C-2

[FORM OF]
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (the “Affiliated Lender Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

[which is an Affiliated Lender]

2.	Assignee:

[which is an Affiliated Lender [and a Debt Fund Affiliate]]

3.	Borrower:	CACTUS WELLHEAD, LLC

4.	Administrative Agent: CREDIT SUISSE AG, including any successor thereto, as the administrative agent under the Credit Agreement

5.

Credit Agreement:  Credit Agreement, dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company, the Lenders from time to

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time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Loans/ Commitments for all Lenders(8)	Amount of Loans/ Commitments Assigned(9)(10)	Percentage Assigned of Loans/ Commitments(11)		CUSIP Number
Tranche B Term Loan/Commitment	$	$		%
[specify other Class of Term Loans]	$	$		%

7.	[Trade Date: ](12)

(8)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)  Except in the case of (a) an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or Loans with respect to any Class or (b) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment shall not be in an amount (or in the case of contemporaneous assignments to related Approved Funds, an aggregate amount) of less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(10)  After giving effect to Assignee’s purchase and assumption of the Assigned Interest, Affiliated Lenders shall not, in the aggregate, hold Term Loans (and participating interests in Term Loans) with an aggregate principal amount in excess of 25% of the aggregate principal amount of all Term Loans then outstanding.

(11)  Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Lenders thereunder.

(12)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date: [         ], 20[  ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted(13):

CACTUS WELLHEAD, LLC

By:
Name:
Title:

(13)  The consent of the Borrower shall be required for any assignment of Term Loans unless (i) an Event of Default under Sections 7.01(b), (c), (h) or (i) of the Credit Agreement has occurred and is continuing at the time of such assignment or (ii) such assignment is (x) to a Lender or an Affiliate or Approved Fund of a Lender or (y) is made during the primary syndication of the Term Loans to Persons previously identified to the Borrower in connection with the syndication process.

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Consented to and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

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ANNEX I TO AFFILIATED LENDER
ASSIGNMENT AND ASSUMPTION

CACTUS WELLHEAD, LLC.
CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.         Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received, or has been accorded the opportunity to receive, copies of the most recent financial statements delivered pursuant to Sections 5.04(a) or 5.04(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase the Assigned Interest, (vii) it has duly completed an Administrative Questionnaire substantially in the form of Exhibit A to the Credit Agreement, unless it is already a Lender under the Credit Agreement, (viii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date (unless such fee has been waived by the Administrative Agent), (ix) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including but not limited to any documentation required pursuant to Section 2.20 of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that

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(i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3.         [Affiliated Lender as Assignee. The Assignee (a) represents and warrants that (i) it is an Affiliated Lender and its purchase and assumption of the Assigned Interest complies in all respects with Section 9.04(g) of the Credit Agreement, (ii) after giving effect to the purchase and assumption contemplated hereby, the aggregate principal amount of Term Loans held by Affiliated Lenders does not exceed 25% of the aggregate principal amount of all Term Loans then outstanding, (iii) from and after the Effective Date, it shall be bound by the Credit Agreement (including the provisions of Sections 9.04(g), (i), (j) and (k)), (iv) (A) it does not have any material-nonpublic information with respect to the Borrower or any of its Subsidiaries or any of their respective securities that has not been disclosed to the Assignor (other than because such Assignor does not wish to receive material non-public information) prior to the Effective Date that could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Lender’s decision to assign Term Loans to the Assignor or to the market price of the Term Loans or (B) the Assignor has provided a customary “big boy” acknowledgment, including an acknowledgment that the Assignee is an Affiliated Lender and may have material non-public information and that the representation set forth in clause (iv)(A) above is not being made in connection with the purchase and assumption of the Assigned Interest by the Assignee and (b) in the case of any Assignee that is a Non-Debt Fund Affiliate, the Assignor hereby confirms that if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party, the Assignee and each other Non-Debt Fund Affiliate shall acknowledge and agree that it is an “insider” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason or in any other case, each Non-Debt Fund Affiliate shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Non-Debt Fund Affiliates, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Non-Debt Fund Affiliates.](14)

[Affiliated Lender as Assignor. The Assignor represents and warrants that (i) it is an Affiliated Lender and its sale and assignment of the Assigned Interest complies in all respects with Section 9.04(g) of the Credit Agreement and (ii) (A) it does not have any material-nonpublic information with respect to the Borrower or any of its Subsidiaries or any of their respective securities that has not been disclosed to the Assignee (other than because such Assignee does not wish to receive material non-public information) prior to the Effective Date that could reasonably be expected to have a material effect upon, or otherwise be material, to a

(14)  To be included if Assignee is an Affiliated Lender.

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Term Lender’s decision to purchase Term Loans from the Assignor or to the market price of the Term Loans or (B) the Assignee has provided a customary “big boy” acknowledgment, including an acknowledgment that the Assignor is an Affiliated Lender and may have material non-public information and that the representation set forth in clause (iv)(A) above is not being made in connection with the sale and assignment of the Assigned Interest by the Assignor.](15)

2.             Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.             General Provisions. This Affiliated Lender Assignment and Assumption Agreement is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including, without limitation, Section 1.02 (Terms Generally), Section 9.15 (Jurisdiction; Consent to Service of Process) and Section 9.10 (Waiver of Jury Trial) thereof. This Affiliated Lender Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Affiliated Lender Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Assumption. This Affiliated Lender Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

(15)  To be included if Assignor is an Affiliated Lender.

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EXHIBIT C-3

[FORM OF]
PURCHASING BORROWER PARTY LENDER ASSIGNMENT AND
ASSUMPTION

This Purchasing Borrower Party Assignment and Assumption (the “Purchasing Borrower Party Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

which is a Purchasing Borrower Party

3.	Borrower:	CACTUS WELLHEAD, LLC

4.	Administrative Agent: CREDIT SUISSE AG, including any successor thereto, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among

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Cactus Wellhead, LLC, a Delaware limited liability company, the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Loans/ Commitments for all Lenders(16)	Amount of Loans/ Commitments Assigned(17)	Percentage Assigned of Loans/ Commitments(18)		CUSIP Number
Tranche B Term Loan/Commitment	$	$		%
[specify other Class of Term Loans]	$	$		%

7.	[Trade Date: ](19)

(16)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(17)  Except in the case of (a) an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or Loans with respect to any Class or (b) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment shall not be in an amount (or in the case of contemporaneous assignments to related Approved Funds, an aggregate amount) of less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(18)  Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Lenders thereunder.

(19)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date: [         ], 20[  ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted(20):

CACTUS WELLHEAD, LLC

By:
Name:
Title:

(20)  The consent of the Borrower shall be required for any assignment of Term Loans unless (i) an Event of Default under Sections 7.01(b), (c), (h) or (i) of the Credit Agreement has occurred and is continuing at the time of such assignment or (ii) such assignment is (x) to a Lender or an Affiliate or Approved Fund of a Lender or (y) is made during the primary syndication of the Term Loans to Persons previously identified to the Borrower in connection with the syndication process.

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Consented to and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

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ANNEX 1 TO PURCHASING BORROWER PARTY
ASSIGNMENT AND ASSUMPTION

CACTUS WELLHEAD, LLC.
CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
PURCHASING BORROWER PARTY ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Purchasing Borrower Party Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Purchasing Borrower Party Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) it is a Purchasing Borrower Party and its purchase and assumption of the Assigned Interest is being made in accordance with, and complies with, Section 9.04(g) of the Credit Agreement, (iv) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date (unless such fee has been waived by the Administrative Agent), (v) all Term Loans purchased by the Assignee pursuant to this Purchasing Borrower Party Assignment and Assumption will be automatically and permanently cancelled on the Effective Date and will thereafter no longer be outstanding for any purpose under the Credit Agreement or other Loan Documents, (vi) immediately before and immediately after giving effect to any such purchase, no Default or Event of Default exists, (vii) as of the date of this Purchasing Borrower Party Assignment and Assumption, (A) none of the Borrower or any of its Subsidiaries has any material non-public information with respect to the Borrower or any of its Subsidiaries or any of their respective securities that has not been disclosed to the Assignor (other than because such Assignor does not wish to receive such material non-public information) prior to such date that could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Lender’s decision to assign Term Loans to such Purchasing Borrower Party or to the market price of the Term Loans or (B) the Assignor has provided a customary “big boy” acknowledgment, including an acknowledgment that the Assignee is a Purchasing Borrower Party and may have material non-public information and that the representation set forth in clause (vii)(A) above is not being made in connection with the purchase and assumption of the Assigned Interest by the Assignee, (viii) after giving effect to the purchase and assumption of the Assigned Interest contemplated hereby, the aggregate principal

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amount of Term Loans assigned to Purchasing Borrower Parties pursuant to open market purchases does not exceed $35,000,000 and (ix) no proceeds from Indebtedness are being used to fund the purchase and assumption of the Assigned Interest.

2.                                      Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.                                      General Provisions. This Purchasing Borrower Party Assignment and Assumption Agreement is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including, without limitation, Section 1.02 (Terms Generally), Section 9.15 (Jurisdiction; Consent to Service of Process) and Section 9.10 (Waiver of Jury Trial) thereof. This Purchasing Borrower Party Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Purchasing Borrower Party Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Purchasing Borrower Party Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Purchasing Borrower Party Assignment and Assumption. This Purchasing Borrower Party Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

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EXHIBIT D

FORM OF
BORROWING REQUEST

Credit Suisse AG,

as Administrative Agent for

the Lenders referred to below,

Eleven Madison Avenue

New York, NY 10010

Attention: [           ]

Re: CACTUS WELLHEAD, LLC

[Date](1)

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Principal amount of Borrowing(2)
(B)	Date of Borrowing (which is a Business Day)
(C)	Class of Borrowing
(D)	Type of Borrowing	[ABR] [Eurodollar]
(E)	For a Eurodollar Borrowing, the Interest Period and the last day thereof
(F)	Borrower’s account to which funds are to be disbursed:

[Signature Page Follows]

(1)  In the case of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before a proposed Borrowing and, in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, one Business Day before a proposed Borrowing.

(2)  Loans requested shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

D-1

CACTUS WELLHEAD, LLC

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF
COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CACTUS WELLHEAD, LLC (the “Borrower”), a Delaware limited liability company, the Lenders from time to time thereto and CREDIT SUISSE AG, as Administrative Agent, Collateral Agent and Issuing Bank. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. Pursuant to Section 5.04(c) of the Credit Agreement, the undersigned Financial Officer of the Borrower (in such capacity and not in his or her individual capacity), hereby certifies as follows:

a.                                      As of the date hereof, no Default or Event of Default has occurred or is continuing under the Credit Agreement.(1)

b.                                      Attached hereto as Schedule 2 are reasonably detailed calculations demonstrating the Total Leverage Ratio for the period of four consecutive quarters ending on [ ]. [The Borrower is in compliance with the Financial Covenant].(2)

c.                                       [Attached hereto as Schedule 3 are reasonably detailed calculations of Excess Cash Flow].(3)

d.                                      [Attached hereto as Schedule 4 are reasonably detailed calculations of Available Amount (and any utilization thereof during the applicable period) as of the end of the fiscal quarter ended [           ].]

[Remainder of the page is intentionally left blank]

(1)  If a Default or Event of Default shall have occurred, an explanation specifying the nature and extent of such Default or Event of Default shall be provided on Schedule 1 hereto, together with an explanation of any corrective action taken or proposed to be taken with respect thereto.

(2)  To be included if Financial Covenant set forth in Section 6.12 of the Credit Agreement is required to be satisfied for applicable period.

(3)  Clause (c) must only be included in conjunction with the delivery of the annual financial statements referred to in Section 5.04(a) of the Credit Agreement.

E-1

IN WITNESS WHEREOF, the undersigned, in his or her capacity as a Financial Officer of the Borrower, has executed this Certificate and caused the same to be delivered as of the date first set forth above.

CACTUS WELLHEAD, LLC

By:
Name:
Title:

E-2

SCHEDULE 1

[Description of any Default or Event of Default]

Schedule-1-1

SCHEDULE 2(1)

Total Leverage Ratio

Consolidated EBITDA calculation(2)(3):

I.             Consolidated EBITDA for the four fiscal quarter period ending [ ]:

(a) Consolidated Net Income for the period of four consecutive fiscal quarters ending [ ];

plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) Consolidated Interest Expense for such period;

(ii) consolidated income tax expense for such period;

(iii) all amounts attributable to depreciation and amortization for such period;

(iv) any non-cash charges (other than the write-down or write-off of current assets) for such period;

(v) any Transaction Costs for such period; provided that the aggregate amount added back pursuant to this clause (v) for all such periods shall not exceed $12,000,000;

(vi) any unusual or extraordinary expenses or losses for such period;

(vii) any fees paid pursuant to the Management Agreement to the extent permitted to be paid in accordance with the Credit Agreement;

(1)  The descriptions of the calculations set forth herein are sometimes abbreviated for simplicity, but are qualified by reference in their entirety by the full text of the calculations set forth in the Credit Agreement.

(2)  Consolidated EBITDA for any period of four fiscal quarters shall be deemed to be equal to the lesser of (i) Consolidated EBITDA for such four fiscal quarter period determined in accordance with the definition thereof (set forth under I above) and (ii) Consolidated EBITDA for the most recently ended fiscal quarter determined in accordance with the definition thereof, multiplied by four (i.e., determined on a last quarter annualized basis) (set forth under II above).

(3)  Consolidated EBITDA shall be deemed to be equal to (i) for the fiscal quarter ended on or about June 30, 2013, $18,687,600, (ii) for the fiscal quarter ended on or about September 30, 2013, $18,218,300, (iii) for the fiscal quarter ended on or about December 31, 2013, $17,525,500 and (iv) for the fiscal quarter ended on or about March 31, 2014, $20,107,700.

Schedule-2-1

(viii) any fees, costs or expenses incurred in connection with the structuring, negotiation, documentation (including subsequent amendments) and consummation of Permitted Acquisitions, permitted issuances of Equity Interests (including a Qualified Public Offering), permitted Investments, permitted Restricted Payments and permitted incurrences of Indebtedness, in each case, whether or not consummated;

(ix) any fees, costs or expenses incurred in connection with the redemption or retirement of any Indebtedness (other than the payment of accrued interest thereon);

(x) director’s fees and reimbursements of out-of-pocket expenses in connection with attending board of director meetings or other actions for the benefit of the Borrower and its Restricted Subsidiaries, in each case, to the extent permitted to be paid in accordance with the Credit Agreement;

(xi) indemnification obligations with respect to directors and insurance premiums payable on behalf of directors;

(xii) charges, losses and expenses to the extent paid for or reimbursed by a third party during the applicable measurement period or reasonably expected to be paid for or reimbursed during the next four fiscal quarters (provided that any such amounts not so paid or reimbursed in such succeeding four fiscal quarter period shall be deducted from Consolidated EBITDA in respect of such period); and

(xiii) non-recurring expenses or losses for such period and, subject to Section 1.03(c) of the Credit Agreement, restructuring charges, business optimization costs, cost savings and synergies for such period;

provided that the aggregate amount added back pursuant to this clause (xiii) shall not exceed 7.5% of Consolidated EBITDA with respect to such period (prior to giving effect to the add-back pursuant to this clause (xiii)); and

minus, without duplication:

(A)(b)(i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges reflected in Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and

(ii) to the extent included in determining such Consolidated Net Income, any extraordinary, unusual or non-recurring gains and all non-cash items of income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period, all determined on a consolidated basis in accordance with GAAP

Consolidated EBITDA (the sum of (a)(i) through (xiii) less the sum of (b)(i) and (b)(ii)):

Schedule-2-2

II.            Consolidated EBITDA for the fiscal quarter ending [ ] (last quarter annualized basis):

(a) Consolidated Net Income for the fiscal quarter ending [ ];

plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) Consolidated Interest Expense for such period;

(ii) consolidated income tax expense for such period;

(iii) all amounts attributable to depreciation and amortization for such period;

(iv) any non-cash charges (other than the write-down or write-off of current assets) for such period;

(v) any Transaction Costs for such period; provided that the aggregate amount added back pursuant to this clause (v) for all such periods shall not exceed $12,000,000;

(vi) any unusual or extraordinary expenses or losses for such period;

(vii) any fees paid pursuant to the Management Agreement to the extent permitted to be paid in accordance with the Credit Agreement;

(viii) any fees, costs or expenses incurred in connection with the structuring, negotiation, documentation (including subsequent amendments) and consummation of Permitted Acquisitions, permitted issuances of Equity Interests (including a Qualified Public Offering), permitted Investments, permitted Restricted Payments and permitted incurrences of Indebtedness, in each case, whether or not consummated;

(ix) any fees, costs or expenses incurred in connection with the redemption or retirement of any Indebtedness (other than the payment of accrued interest thereon);

(x) director’s fees and reimbursements of out-of-pocket expenses in connection with attending board of director meetings or other actions for the benefit of the Borrower and its Restricted Subsidiaries, in each case, to the extent permitted to be paid in accordance with the Credit Agreement;

(xi) indemnification obligations with respect to directors and insurance premiums payable on behalf of directors;

(xii) charges, losses and expenses to the extent paid for or reimbursed by a third party during the applicable measurement period or reasonably expected to be paid for or reimbursed during the next four fiscal quarters (provided that any such amounts not so paid or reimbursed in such succeeding four fiscal quarter period shall be deducted from Consolidated EBITDA in respect of such period); and

Schedule-2-3

(xiii) non-recurring expenses or losses for such period and, subject to Section 1.03(c) of the Credit Agreement, restructuring charges, business optimization costs, cost savings and synergies for such period;

provided that the aggregate amount added back pursuant to this clause (xiii) shall not exceed 7.5% of Consolidated EBITDA with respect to such period (prior to giving effect to the add-back pursuant to this clause (xiii)); and

minus, without duplication:

(B)(b)(i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges reflected in Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and

(B)(ii) to the extent included in determining such Consolidated Net Income, any extraordinary, unusual or non-recurring gains and all non-cash items of income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period, all determined on a consolidated basis in accordance with GAAP.

Consolidated EBITDA (the sum of (a)(i) through (xiii) less the sum of (b)(i) and (b)(ii), multiplied by four)

Consolidated EBITDA for four fiscal quarter period ending [ ] (lesser of I and II):

Total Leverage Ratio

(a) Total Debt as of the last day of the period of four consecutive fiscal quarters ending [ ]:

(b) Unrestricted Cash as of such date (not to exceed $25,000,000):

(c) Consolidated EBITDA for the period of four consecutive fiscal quarters ending [ ]:

Total Leverage Ratio ((((a) minus (b))) divided by (c):1.00):	[ ]:1.00

Total Leverage Ratio Covenant Requirement:	Shall not exceed 5.00:1.00(4)

(4)  Include if covenant set forth in Section 6.12 of the Credit Agreement is required to be satisfied for applicable period.

Schedule-2-4

SCHEDULE 3

Excess Cash Flow Calculation: For the Excess Cash Flow Period ended [ ], the excess of:

(a) The sum, without duplication, of:

(i) Consolidated EBITDA for such Excess Cash Flow Period (but excluding any non-cash items increasing Consolidated EBITDA pursuant to clause (a)(xiii) of the definition thereof);

(ii) cash received during such Excess Cash Flow Period that was deducted from Consolidated EBITDA for such Excess Cash Flow Period pursuant to clause (b)(ii) of the definition of Consolidated EBITDA; and

(iii) the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Excess Cash Flow Period (except as a result of the reclassification of items from short-term to long-term or vice-versa);(1) and

(b) minus the sum, without duplication of:

(i) the amount of any Taxes payable in cash by the Borrower and the Restricted Subsidiaries with respect to such Excess Cash Flow Period;

(ii) Consolidated Interest Expense for such Excess Cash Flow Period paid in cash;

(iii) Capital Expenditures and Investments permitted under Section 6.04 of the Credit Agreement (other than Section 6.04(b) of the Credit Agreement and intercompany Investments between or among the Borrower and the Restricted Subsidiaries) made in cash during such Excess Cash Flow Period, except to the extent financed with Excluded Sources;

(iv) permanent repayments of Indebtedness (other than prepayments of Loans under Section 2.12 or Section 2.13 of the Credit Agreement and Loans acquired by a Purchasing Borrower Party and cancelled in accordance with Section 9.04(h) of the Credit Agreement) made in cash by the Borrower and the Restricted Subsidiaries during such Excess Cash Flow Period, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments are not financed with Excluded Sources;

(v) the amount of any Restricted Payments made in cash pursuant to Section 6.07(c) on account of such Excess Cash Flow Period;

(1)  For the Excess Cash Flow Period ending on December 31, 2014, amounts under this clause (ii) shall be calculated commencing on January 1, 2014.

Schedule-3-1

(vi) cash expenditures made during such Excess Cash Flow Period that increased Consolidated EBITDA for such Excess Cash Flow Period pursuant to clauses (a)(v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of the definition of Consolidated EBITDA; and

(vii) the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Excess Cash Flow Period (except as a result of the reclassification of items from short-term to long-term or vice-versa).(2)

(c) Excess Cash Flow ((a) minus (b)):

(2)  For the Excess Cash Flow Period ending on December 31, 2014, amounts under this clause (vii) shall be calculated commencing on January 1, 2014

Schedule-3-2

SCHEDULE 4

Available Amount Calculation:

(a) The sum of:

(i) the Cumulative Retained Excess Cash Flow Amount; and

(ii) the Net Cash Proceeds from the issuance of Equity Interests of the Borrower after the Closing Date (other than Disqualified Stock or any Cure Amount) not otherwise applied for any other purpose;

minus

(b) the aggregate amount of the Available Amount previously utilized pursuant to Section 6.04(h), Section 6.07(h) and 6.11(b)(ii) of the Credit Agreement (and for which reasonably detailed descriptions are set forth below); provided, that any utilization of the Available Amount shall be deemed to first reduce the amounts accrued pursuant to clause (a)(i) above (to the extent such amounts are permitted to be utilized hereby for the applicable utilization at such time) and shall only reduce the amount accrued pursuant to clause (a)(ii) above to the extent the amounts accrued pursuant to clause (a)(i) have been reduced to zero or are not permitted to be utilized for the applicable utilization at such time.

Available Amount (the sum of (a)(i) through (iii) minus (b)):

Set forth below in reasonable detail are the Investments, Restricted Payments and prepayments of Indebtedness for which the Available Amount has been utilized during the period beginning on [ ] and ending on [ ]:

Schedule-4-1

EXHIBIT F

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

F-1

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

July 31, 2014,

among

CACTUS WELLHEAD, LLC,

THE SUBSIDIARIES FROM TIME TO TIME PARTY HERETO

and

CREDIT SUISSE AG,

as Collateral Agent

TABLE OF CONTENTS

	ARTICLE I

	Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1

	ARTICLE II

	Guarantee

SECTION 2.01.	Guarantee	7
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	7
SECTION 2.03.	No Limitations	7
SECTION 2.04.	Reinstatement	8
SECTION 2.05.	Agreement to Pay; Subrogation	8
SECTION 2.06.	Information	9
SECTION 2.07.	Keepwell	9

	ARTICLE III

	Pledge of Securities

SECTION 3.01.	Pledge	9
SECTION 3.02.	Delivery of the Pledged Securities	10
SECTION 3.03.	Representations and Warranties	11
SECTION 3.04.	Registration in Nominee Name; Denominations	12
SECTION 3.05.	Voting Rights; Dividends and Interest	13

	ARTICLE IV

	Security Interests in Personal Property

SECTION 4.01.	Security Interest	15
SECTION 4.02.	Representations and Warranties	16
SECTION 4.03.	Covenants	19
SECTION 4.04.	Other Actions	21
SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	23

	ARTICLE V

	Remedies

SECTION 5.01.	Remedies Upon Default	25
SECTION 5.02.	Application of Proceeds	26
SECTION 5.03.	Grant of License To Use Intellectual Property	27

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Pledged Stock; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II-A	Form of Patent Security Agreement
Exhibit II-B	Form of Trademark Security Agreement
Exhibit II-C	Form of Copyright Security Agreement
Exhibit III	Form of Perfection Certificate
Exhibit IV	Form of Supplemental Perfection Certificate

GUARANTEE AND COLLATERAL AGREEMENT dated as of July 31, 2014 (this “Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company, the Subsidiaries from time to time party hereto and Credit Suisse AG (“Credit Suisse”), as Collateral Agent.

Reference is made to the Credit Agreement dated as of July 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cactus Wellhead, LLC (the “Borrower”), the Lenders from time to time party thereto and Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”). The Lenders and Issuing Banks have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Guarantors are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement. Each other term used but not defined herein that is defined in the New York UCC (as defined herein) shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)           The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Administrative Agent” has the meaning assigned to such term in the Recitals hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).

“Borrower” has the meaning assigned to such term in the Recitals hereto.

“Claiming Party” has the meaning assigned to such term in Section 6.02.

“Collateral” means, collectively, the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the Recitals hereto.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Copyright owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Copyright owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Copyrights” means, with respect to any Person, all the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including, registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III and (c) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights.

“Credit Agreement” has the meaning assigned to such term in the Recitals hereto.

“Credit Suisse” has the meaning assigned to such term in the Preamble hereto.

“Excluded Asset” means (a) the Excluded Equity Interests; (b) the Excluded Deposit Accounts; (c) the Excluded Securities Accounts; (d) any lease, license, contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of the Security Interest would constitute or result in the unenforceability of any right, title or interest of such Grantor in, or a breach, termination or default under any term of such lease, license, contract or agreement (other than to the extent that such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principle of equity); provided that, to the extent severable, any portion of or right under any such lease, license, contract or agreement in which the Security Interest can be granted without any of the consequences specified above shall not constitute an Excluded Asset; (e) any “intent to use” trademark application for which a statement of use has not been filed with the United States Patent and Trademark Office, but only to the extent that the grant of the Security Interest would invalidate such trademark application; and (f) fixed or capital assets subject to Liens permitted under Section 6.02(j) of the Credit Agreement and cash deposited or pledged to secure letter of credit reimbursement obligations as permitted under the Credit Agreement (other than any such obligations arising under the Credit Agreement), in each case, if, to the extent and for so long as the grant of the Security Interest on such fixed or capital assets or such cash would constitute or result in a breach of, or a default under, the definitive documentation creating such Liens or pursuant to which such letter of credit reimbursement obligations arose, in each case other than any Proceeds, substitutions or replacements of any of the assets described in clauses (a) through (f) (unless any such Proceeds, substitution or replacement would in itself constitute an asset described in clauses (a) through (f).

“Excluded Deposit Accounts” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses (including payroll taxes) in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in which consist solely of (i) funds held by the Borrower or any Subsidiary in trust for any director, officer or employee of the Borrower or any Subsidiary or any employee benefit plan maintained by the Borrower or any Subsidiary or (ii) funds representing deferred compensation for the directors and employees of the Borrower and the Subsidiaries, (d) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for a Permitted Acquisition or any other transaction permitted hereunder (e) deposit accounts solely containing Excluded Assets and (f) deposit accounts the aggregate daily balance in which does not at any time exceed $250,000 for all such accounts.

“Excluded Equity Interests” has the meaning assigned to such term in Section 3.01.

“Excluded Securities Accounts” means any securities account the securities entitlements in which consist solely of (a) securities entitlements held by the Borrower or any Subsidiary in trust for any director, officer or employee of the Borrower or any Subsidiary or any employee benefit plan maintained by the Borrower or any Subsidiary, (b) Excluded Assets or (c) securities entitlements representing deferred compensation for the directors and employees of the Borrower and the Subsidiaries

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“Grantors” means, collectively, the Borrower and each Subsidiary Guarantor.

“Guarantors” means, collectively, the Borrower (except with respect to obligations of the Borrower) and each Subsidiary Guarantor.

“Indemnified Amount” has the meaning assigned to such term in Section 6.02.

“Intellectual Property” means all intellectual and similar property of every kind and nature, including inventions, designs, utility models, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and applications therefor, and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“IP Security Agreements” has the meaning assigned to such term in Section 4.02(b).

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including, in the case of any Grantor, any of the forgoing set forth under its name on Schedule III.

“Loan Document Obligations” means, collectively, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including Reimbursement Obligations, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under the Credit Agreement and each of the other Loan Documents (including obligations to pay fees, expense reimbursement and indemnification obligations), whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent has been granted to any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention on which a Patent has been granted to any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Patents” mean, with respect to any Person, all the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit III dated the Closing Date delivered by the Borrower to the Collateral Agent pursuant to Section 4.02(h) of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership interest certificates and other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation and each other Loan Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by guaranteeing or entering into a keepwell in respect of obligations of such other person under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, the Collateral Agent and the Arrangers, (c) each Issuing Bank, (d) each Qualified Counterparty to any Secured Hedging Agreement, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Subsidiary Guarantors” means, collectively, (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

“Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Supplemental Perfection Certificate” means each supplemental Perfection Certificate substantially in the form of Exhibit IV (or any other form approved by the Administrative Agent in its sole discretion) and delivered by the Borrower to the Administrative Agent pursuant to Section 5.06(b) of the Credit Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top level domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Secured Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Secured Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 7.14, the obligations of each

Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations, any impossibility in the performance of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for any of the Secured Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Secured Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Secured Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)           To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Secured Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been fully and paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that this Agreement and its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Secured Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor that would otherwise not be an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.07 shall remain in full force and effect until the payment in full in cash of all the Secured Obligations. Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment and performance in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all such Grantor’s right, title and interest in, to and under: (a)(i) the Equity Interests now or at any time hereafter owned by or on behalf of such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and other instruments representing all such Equity Interests ((i) and (ii) collectively, the “Pledged Stock”); provided that the Pledged

Stock shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary; or (B) Equity Interests in any Person that is not a Subsidiary, to the extent such assignment, pledge and grant requires, pursuant to the constituent documents of such Person or any related joint venture, shareholder or similar agreement binding on any shareholder, partner or member of such Person, the consent of any governing body of or Persons (other than of the Borrower or any of its Affiliates) holding Equity Interests in such Person and such consent shall not have been obtained (the Equity Interests so excluded pursuant to this proviso being collectively referred to herein as the “Excluded Equity Interests”); (b)(i) the debt securities now owned or at any time hereafter acquired by such Grantor, including those listed opposite the name of such Grantor on Schedule II, and (ii) all promissory notes and other instruments evidencing all such debt securities ((i) and (ii) collectively, the “Pledged Debt Securities”); (c) all other property of such Grantor that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01 or Section 3.02; (d) subject to Section 3.05, all payments of principal, and all interest, dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Stock and Pledged Debt Securities; (e) subject to Section 3.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

SECTION 3.02. Delivery of the Pledged Securities. (a) Each Grantor agrees to deliver or cause to be delivered to the Collateral Agent any and all Pledged Stock (other than (i) Equity Interests (other than those issued by the Borrower or another Subsidiary) that are publicly traded securities subject to a depositary such as DTC, or otherwise held through a securities intermediary in a securities account with respect to which such Grantor has complied with Section 4.04(c) and (ii) Permitted Investments) (x) on the date hereof, in the case of any such Pledged Stock owned by such Grantor on the date hereof, or (y) promptly after the acquisition thereof (and in any event as required under the Credit Agreement), in the case of any such Pledged Stock acquired by such Grantor after the date hereof.

(b)           Each interest in any domestic limited liability company or limited partnership controlled by any Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder shall be represented by a certificate (which shall contain customary opt-in language), shall be a “security” within the meaning of Article 8 of the New York UCC, and shall be governed by Article 8 of the New York UCC; and such certificate shall be delivered to the Collateral Agent in accordance with Section 3.02(a).

(c)           Each Grantor (i) will cause (A) all Indebtedness for borrowed money owed to such Grantor by the Borrower or any Subsidiary and (B) all Indebtedness for borrowed money (other than Permitted Investments and investments permitted pursuant to Section 6.04(m) of the Credit Agreement) in a principal amount of $500,000 or more owed to such Grantor by any other Person to be evidenced by a duly executed promissory note (x) on the date hereof, in the case of any such Indebtedness existing on the date hereof, or (y) promptly following the incurrence thereof in the case of Indebtedness incurred after the date hereof, and (ii) agrees to deliver or cause to be delivered to the Collateral Agent any and all Pledged Debt Securities

(other than promissory notes and other evidences of Indebtedness in a principal amount of less than $500,000 and Permitted Investments), (I) on the date hereof, in the case of any such Pledged Debt Securities owned by such Grantor on the date hereof (including pursuant to clause (i)), or (II) promptly after the acquisition thereof (and, in any event as required under the Credit Agreement) in the case of any such Pledged Debt Securities acquired after the date hereof.

(d)           Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer satisfactory to the Collateral Agent and such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the applicable Grantor in blank and such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule providing the information required by Schedule II with respect to such Pledged Securities; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered after the date hereof shall be deemed attached hereto and made a part hereof as a supplement to Schedule II and any prior schedules so delivered.

SECTION 3.03. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)           Schedule II sets forth a true and complete list, with respect to each Grantor, of (i) all the Pledged Stock owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock owned by such Grantor and (ii) all the Pledged Debt Securities (other than promissory notes and other evidences of Indebtedness in a principal amount of less than $500,000) owned by such Grantor (other than any Pledged Stock or Pledged Debt Securities that are not yet required to have been delivered to the Collateral Agent under the terms of this Agreement or the Credit Agreement);

(b)           the Pledged Stock and Pledged Debt Securities issued by the Borrower and any Subsidiary have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable, and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)           except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by the Security Documents and Liens permitted pursuant to Sections 6.02(d)-(i), (k), (l) and (r), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other

Lien on, the Pledged Collateral, other than Liens created by the Security Documents, Liens permitted pursuant to Sections 6.02(d)-(i), (k), (l) and (r) and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by the Security Documents and Liens permitted pursuant to Sections 6.02(d)-(i), (k), (l) and (r)), however arising, of all Persons whomsoever;

(d)                                 except as disclosed on Schedule II and except for restrictions and limitations imposed by the Loan Documents or securities laws generally, and, in the case of clause (ii) below, except for limitations existing as of the Closing Date in the articles or certificate of incorporation, bylaws or other organizational documents of any Subsidiary, (i) the Pledged Collateral is and will continue to be freely transferable and assignable and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)                                  each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)                                   no consent or approval of any Governmental Authority, any securities exchange or any other Person was, is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)                                  subject to applicable local laws in the case of Equity Interests in any Foreign Subsidiary, by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations and such lien is and shall be prior to any other Lien on such Pledged Securities, other than Liens permitted under Section 6.02 of the Credit Agreement that have priority as a matter of law; and

(h)                                 subject to applicable local laws in the case of Equity Interests in any Foreign Subsidiary, the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein and all action by any Grantor necessary or desirable to protect and perfect the lien on the Pledged Collateral has been duly taken.

SECTION 3.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. If an Event of Default has occurred and is continuing, Grantor will promptly give to the Collateral Agent copies of any notices or other material written communications received by it with respect to Pledged Securities registered in the name of such

Grantor. If an Event of Default has occurred and is continuing, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under paragraph (h) or (i) of Section 7.01 of the Credit Agreement, the Collateral Agent shall have notified the Grantors that the Grantors’ rights, in whole or in part, under this Section 3.05 are being suspended:

(i)                                     each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected materially and adversely to affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Collateral Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii)                                  the Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 3.05(a)(i); and

(iii)                               each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, and required to be delivered to the Collateral Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property (but shall be held separate and apart therefrom), shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the form in which they shall have been received (with any endorsements, stock or note powers and other instruments of transfer requested by the Collateral Agent).

(b)                                 Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (h) or (i) of Section 7.01 of the Credit Agreement, after the Collateral Agent shall have notified the Grantors of the suspension of the Grantors’ rights under Section 3.05(a)(iii), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 3.05(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal and other distributions received by any Grantor contrary to the provisions of this Section 3.05 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the form in which they shall have been received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 3.05(b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Administrative Agent has received from the Borrower satisfactory evidence relating to any such cure, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of Section 3.05(a)(iii) and that remain in such account.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (h) or (i) of Section 7.01 of the Credit Agreement, after the Collateral Agent shall have notified the Grantors of the suspension of the Grantors’ rights under Section 3.05(a)(i), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 3.05(a)(i), and the obligations of the Collateral Agent under Section 3.05(a)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d)                                 Any notice given by the Collateral Agent to the Grantors suspending the Grantors’ rights under Section 3.05(a): (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under Section 3.05(a)(i) or Section 3.05(a)(iii) in part without suspending all such rights or powers (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, and subject to Section 4.01(d), each

Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)                                     all Accounts;

(ii)                                  all Chattel Paper;

(iii)                               all cash, cash equivalents and Deposit Accounts;

(iv)                              all Documents;

(v)                                 all Equipment;

(vi)                              all General Intangibles, including all Intellectual Property;

(vii)                           all Instruments;

(viii)                        all Inventory;

(ix)                              all other Goods;

(x)                                 all Investment Property;

(xi)                              all Letter-of-Credit Rights;

(xii)                           all Commercial Tort Claims described on Schedule IV, as such schedule may be supplemented from time to time pursuant to Section 4.02(e);

(xiii)                        all Fixtures;

(xiv)                       all books and records pertaining to the Article 9 Collateral; and

(xv)                          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)                                 Each Grantor hereby irrevocably authorizes the Collateral Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect or of a lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide the information required for any such filing to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent (or its designee) to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent (or its designee) is further authorized by each Grantor to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c)                                  The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d)                                 Notwithstanding anything herein to the contrary, to the extent and for so long as any asset is an Excluded Asset, the Security Interest granted under this Section 4.01 shall not attach to, and the Article 9 Collateral shall not include, such asset; provided, however that the Security Interest shall immediately attach to, and the Article 9 Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be an Excluded Asset.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent for the benefit of the Secured Parties that:

(a)                                 Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)                                 The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.06 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending),

United States registered Copyrights and United States exclusive or material Copyright Licenses) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A Patent Security Agreement in the form of Exhibit II-A hereto, a Trademark Security Agreement in the form of Exhibit II-B hereto, and a Copyright Security Agreement in the form of Exhibit II-C hereto (such agreements being collectively referred to herein as the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights and United States exclusive or material Copyright Licenses, as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights and United States exclusive or material Copyright Licenses in which a security interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending) and United States registered Copyrights and United States exclusive Copyright Licenses (or registration or application for registration thereof) acquired or developed after the date hereof).

(c)                                  The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under Section 6.02 of the Credit Agreement that have priority as a matter of law or Liens permitted under Section 6.02(j) of the Credit Agreement that are made prior pursuant to Section 8.10(a)(ii) of the Credit Agreement.

(d)                                 Schedule III sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office, (ii) all Copyrights that have been registered with the United States Copyright Office, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and (iv) all exclusive Copyright Licenses under which such Grantor is a licensee, in each case truly and completely specifying the name of the registered owner, title, type of mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee, licensor and date of license agreement. In the event any Supplemental Perfection Certificate or any Supplement shall set forth any Intellectual Property, Schedule III shall be deemed to be supplemented to include the reference to such Intellectual Property, in the same form as such reference is set forth on such Supplemental Perfection Certificate or Supplement.

(e)                                  Schedule IV sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $500,000, including a summary description of such claim. In the event any Supplemental Perfection Certificate or any Supplement shall set forth any Commercial Tort Claim, Schedule IV shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description are set forth on such Supplemental Perfection Certificate or Supplement.

(f)                                   No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for any of the foregoing related solely to Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 4.03. Covenants. (a) Each Grantor agrees (i) to be bound by the provisions of Section 5.06 of the Credit Agreement with the same force and effect, and to the same extent, as if each reference therein to the Borrower were a reference to such Grantor, (ii) promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in Section 5.06(a) of the Credit Agreement and (iii) to be bound by the provisions of Sections 2.20, 5.01, 5.02, 5.03, 5.05, 5.07(a), 5.09, 5.10 and 5.12 of the Credit Agreement with the same force and effect, and to the same extent, as if such Grantor were a party to the Credit Agreement. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged, destroyed, or subject to condemnation.

(b)                                 [Reserved]

(c)                                  Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.

(d)                                 Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Each Grantor will provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, in no event shall the Grantors be required to take any action to perfect the Security Interest in any motor vehicles or similar property subject to state law certificate of title statutes.

(e)                                  [Reserved]

(f)                                   At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Loan Documents, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization (and any such payment made or expense incurred shall be an additional Secured Obligation secured hereby); provided, however that nothing in this Section 4.03(f) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents.

(g)                                  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(h)                                 None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and, except as permitted by the Credit Agreement, each Grantor shall remain at all times in possession or control of the Article 9 Collateral owned by it, except that unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the

Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

(i)                                     [Reserved]

(j)                                    The Grantors, at their own expense, shall maintain or cause to be maintained insurance in accordance with the requirements set forth in Section 5.02 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and its designees) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required pursuant to Section 5.02 of the Credit Agreement, or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable upon demand by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)                                 Instruments and Tangible Chattel Paper. Without limiting each Grantor’s obligations under Article III, if any Grantor shall at any time hold or acquire any Instruments (other than any instrument with a face amount of less than $500,000) or Tangible Chattel Paper, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b)                                 Deposit Accounts. For each Deposit Account that any Grantor at any time opens or maintains, such Grantor shall either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to such Deposit Account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) any Deposit Account for which any Grantor, the depositary bank and the Administrative Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Administrative Agent for the specific purpose set forth therein (B) Deposit Accounts for which the Administrative Agent is the depositary unless otherwise requested by the Administrative Agent and (C) Excluded Deposit Accounts.

(c)                                  Investment Property. Without limiting each Grantor’s obligations under Article III, if any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and use commercially reasonable efforts to, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary (other than in an Excluded Securities Account), such Grantor shall immediately notify the Collateral Agent thereof and use commercially reasonable efforts to, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person, or (ii) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur.

(d)                                 Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e)           Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor with a face amount greater than $500,000, such Grantor shall promptly notify the Collateral Agent thereof and shall use commercially reasonable efforts to, at the request and option of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not take any action or omit to take any action (and will exercise commercially reasonable efforts to prevent its licensees from taking any action or omitting to take any action) whereby any Patent material to the conduct of the business of the Borrower and the Subsidiaries may become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term), and agrees that it shall continue to mark any products covered by any such Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)           Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of the Borrower and the Subsidiaries (i) maintain such Trademark in full force, free from any valid claim of abandonment or invalidity for non-use (ii) display such Trademark, if registered, with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, (iii) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights and (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement.

(c)           Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of the business of the Borrower and the Subsidiaries, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)           Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of the business of the Borrower and the Subsidiaries may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e)           Each Grantor will take all necessary steps that are consistent with its current practice (i) in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and (ii) to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Borrower and the Subsidiaries, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(f)            In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of the business of the Borrower and the Subsidiaries has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(g)           Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon request of the Collateral Agent, use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized to take the actions set forth in Sections 5.03, 5.04 and 5.05. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Lender to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Grantor, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Grantor and shall instead be applied to other secured obligations.

SECTION 5.03. Grant of License To Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and, to the extent permitted by applicable law, the right to prosecute and maintain all Intellectual Property and the right to sue for infringement of the Intellectual Property. Each Grantor further agrees to cooperate with the Collateral Agent in any attempt to prosecute or maintain the Intellectual Property or sue for infringement of the Intellectual Property. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, “blue sky” or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 5.05. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take, or to cause the issuer of such Pledged Collateral to take, such action and prepare, distribute and/or file such documents as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective affiliates and the respective officers, directors, affiliates and controlling persons of each of the foregoing from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense, costs or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the “blue sky” or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE VI

Indemnity, Subrogation, Contribution and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment in respect of any Secured Obligation shall be made by any Guarantor (other than the Borrower) under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor (other than the Borrower) shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Secured Obligation, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor and Grantor other than the Borrower (each such Guarantor or Grantor being called a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor other than the Borrower hereunder in respect of any Secured Obligation or assets of any other Grantor other than the Borrower shall be sold pursuant to any Security Document to satisfy any Secured Obligation and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, such Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 7.15, the date of the Supplement executed and delivered by such Contributing Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall (subject to Section 6.03) be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Secured Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations. No failure on the part of the Borrower or any other Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b)           Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of the Secured Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower in the manner provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.07 of the Credit Agreement; provided that the Collateral Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth herein or in any other Security Document to the extent such departure is not inconsistent with the collateral and guarantee requirements set forth in the Credit

Agreement or with any other limitation on the authority of the Collateral Agent set forth in the Credit Agreement.

(c)           This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The Guarantors and the Grantors jointly and severally agree to reimburse the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 9.05 (a) of the Credit Agreement as if each reference therein to the Borrower were a reference to the Guarantors and Grantors.

(b)           The Guarantors and Grantors jointly and severally agree to indemnify and hold harmless each Indemnitee as provided in Section 9.05(b) of the Credit Agreement as if each reference to the Borrower therein were a reference to the Guarantors and Grantors.

(c)           Any amounts payable hereunder, including as provided in Section 7.03(a) or 7.03(b), shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under Section 7.03(a) or 7.03(b) shall be payable promptly after written demand therefor.

(d)           To the extent permitted by applicable law, no Grantor shall assert, or permit any of its subsidiaries to assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES AND SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY ACKNOWLEDGES THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 7.04. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent, the Lenders and the Issuing Banks and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Collateral Agent, any Lender, any Issuing Bank or any

other Person and notwithstanding that the Collateral Agent, any Lender, any Issuing Bank or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any L/C Exposure is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 7.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit (other than any Letter of Credit that has been Cash Collateralized) and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 7.05. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement.

SECTION 7.06. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Loan Party against any of and all the obligations then due of such Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Parties are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section 7.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

SECTION 7.09. Governing Law. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)           Each party hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c)           The Parties hereto hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, or relating to, this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.05. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Secured Obligations or this Agreement.

SECTION 7.14. Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall, subject to Section 2.04, terminate and be released when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.

(b)           A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests and pledge created hereunder in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor (i) ceases to be a Subsidiary, or (ii) becomes an Unrestricted Subsidiary.

(c)           (i) Upon any Disposition, sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not the Borrower or a Guarantor, (ii) upon the effectiveness of any written approval, consent or ratification by the Required Lenders to the release of the Security Interest and pledge granted hereby in any Collateral pursuant to Section 9.07 of the Credit Agreement (or any greater percentage of Lenders that may be required for such release pursuant to Section 9.07 of the Credit Agreement)

or (iii) at the time any Collateral becomes an Excluded Asset, the Security Interest and pledge in such Collateral shall be automatically released.

(d)           In connection with any termination or release pursuant to this Section 7.14, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Collateral Agent pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent. Without limiting the provisions of Section 7.14, the Borrower shall reimburse the Collateral Agent upon demand for all costs and out of pocket expenses of counsel (subject to the limitations set forth in Section 9.02 of the Credit Agreement), incurred by it in connection with any action contemplated by this Section 7.14.

SECTION 7.15. Additional Subsidiaries. Pursuant to the Credit Agreement, certain Subsidiaries not party hereto on the Closing Date are required to enter into this Agreement. Upon the execution and delivery by the Collateral Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Guarantor, a Guarantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

SECTION 7.16. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

[Signature Pages Follow]

IN WITNESS WHEREOF, the patties hereto have duly executed this Agreement as of tile dry end year fast above mitten.

CACTUS WELLHEAD, LLC

by
	Name:	Brian Small
	Title:	Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

Schedule I to

the Guarantee and

Collateral Agreement

SUBSIDIARY GUARANTORS

None.

Schedule II to

the Guarantee and

Collateral Agreement

PLEDGED STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
Cactus Wellhead (Suzhou) Pressure Control Co., Ltd.	N/A	Cactus Wellhead, LLC	100%	100%
Cactus Wellhead Australia Pty Ltd	2	Cactus Wellhead, LLC	100%	100%

PLEDGED DEBT SECURITIES

Global Intercompany Note dated as of July 31, 2014, among Cactus Wellhead, LLC, as Payee and Payor, Cactus Wellhead (Suzhou) Pressure Control Co., Ltd., as Payee and Payor and Cactus Wellhead Australia Pty Limited, as Payee and Payor.

Schedule III to

the Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

A.            Patents

Grantor	Registered Owner	Application Title	Type	Application Number	Application Date
Cactus Wellhead, LLC	Cactus Wellhead, LLC	Wellhead System and Method for Installing a Wellhead System	Non-Provisional Patent Application	14/216,140	March 17, 2014

B.            Trademarks

Grantor	Registered Owner	Trademark	Registration/Application Number	Registration Date
Cactus Wellhead, LLC	Cactus Wellhead, LLC	Cactus Wellhead	4,560,645	July 1, 2014
Cactus Wellhead, LLC	Cactus Wellhead, LLC	Cactus Logo	4,560,647	July 1, 2014

C.            Copyrights

None.

Schedule IV to

the Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

None.

SUPPLEMENT NO.    dated as of [•] (this “Supplement”), to the Guarantee and Collateral Agreement dated as of July 31, 2014 (the “Collateral Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company (the “Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and CREDIT SUISSE AG (together with its affiliates, “Credit Suisse”), as Collateral Agent (in such capacity, the “Collateral Agent”).

A.            Reference is made to the Credit Agreement dated as of July 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent for the Lenders and as Collateral Agent.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement and the Credit Agreement referred to therein, as applicable.

C.            The Guarantors and Grantors have entered into the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make extensions of credit to the Borrower under the Credit Agreement. Section 7.15 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.15 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Loan Party, a Subsidiary Guarantor, a Guarantor and a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as such, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it in such capacities and (b) represents and warrants that the representations and warranties made by it in such capacities thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Loan Party,” “Subsidiary Guarantor,” “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) Schedule I sets forth, as of the date hereof, the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office; (b) Schedule II sets forth, as of the date hereof, a true and complete list of (i) all the Pledged Stock owned by the New Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock owned by the New Subsidiary and (ii) all the Pledged Debt Securities owned by the New Subsidiary; (c) Schedule III sets forth, as of the date hereof, a true and complete list of (i) all Patents that have been granted by the United States Patent and Trademark Office, (ii) all Copyrights that have been registered with the United States Copyright Office and (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and (iv) all exclusive or material Copyright Licenses under which such Grantor is a licensee, and that, in the case of clauses (i), (ii) and (iii), are owned by the New Subsidiary, in each case truly and completely specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor; and (d) Schedule IV sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an reasonably estimated to exceed $500,000, including a summary description of such claim.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with this Supplement, including the preparation, execution and delivery thereof.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

Schedule I

to Supplement No.    to the

Guarantee and

Collateral Agreement

SCHEDULE I

New Subsidiary Information

Name	Jurisdiction of Organization	Chief Executive Office

Schedule II

to Supplement No.    to the

Guarantee and

Collateral Agreement

SCHEDULE II

Pledged Stock

Loan Party	Issuer	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

Pledged Debt Securities

Loan Party Creditor	Debtor	Type	Amount

Schedule III

to Supplement No.    to the

Guarantee and

Collateral Agreement

SCHEDULE III

Intellectual Property

Schedule IV

to Supplement No.    to the

Guarantee and

Collateral Agreement

SCHEDULE IV

Commercial Tort Claims

[FORM OF] PATENT SECURITY AGREEMENT dated as of [ ] (this “Agreement”), among Cactus Wellhead, LLC (the “Borrower”), the Subsidiary Guarantors from time to time party hereto and Credit Suisse AG (“Credit Suisse”), as Collateral Agent.

Reference is made to (a) the Credit Agreement dated as of July 31, 2014, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Credit Suisse, as Collateral Agent, and (b) the Guarantee and Collateral Agreement dated as of July 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the Subsidiary Guarantors from time to time party thereto and Credit Suisse, as Collateral Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Guarantors party hereto are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a) (i) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I, and (ii) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein; and

(b) all exclusive Patent Licenses under which any Grantor is a licensee, including those listed on Schedule I.

SECTION 3. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[BORROWER],

by
Name:
Title:

[NAME OF GRANTOR],

by
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

SCHEDULE I

Patents Owned by [Name of Grantor](1)

U.S. Patent Registrations(2)

Type	Registration No.	Expiration Date

U.S. Patent Applications(3)

Type	Application No.	Expiration Date

Exclusive Patent Licenses

Licensee	Licensor	Type	Registration No.	Expiration Date

(1)  Make a separate page of Schedule III for each Grantor and state if no Patents are owned.

(2)  List in numerical order by Registration No.

(3)  List in numerical order by Application No.

Exhibit II-B to

Guarantee and Collateral Agreement

[FORM OF] TRADEMARK SECURITY AGREEMENT dated as of [ ] (this “Agreement”), among Cactus Wellhead, LLC (the “Borrower”), the Subsidiary Guarantors from time to time party hereto and Credit Suisse AG (“Credit Suisse”), as Collateral Agent.

Reference is made to (a) the Credit Agreement dated as of July 31, 2014, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Credit Suisse, as Collateral Agent, and (b) the Guarantee and Collateral Agreement dated as of July 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the Subsidiary Guarantors from time to time party thereto and Credit Suisse, as Collateral Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Guarantors party hereto are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1.         Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.         Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)           (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top level domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill; and

(b)           all exclusive Trademark Licenses under which any Grantor is a licensee, including those listed on Schedule I.

SECTION 3.         Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.         Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.         Choice of Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[BORROWER],

by
Name:
Title:

[NAME OF GRANTOR],

by
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

SCHEDULE I

Trademarks/Trade Names Owned by [Name of Grantor](1)

U.S. Trademark Registrations(2)

Mark	Registration No.	Expiration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

State Trademark Registrations(3)

State	Mark	Registration No.	Expiration Date

Exclusive Trademark Licenses

Licensee	Licensor	Mark	Registration No.	Expiration Date

(1)  Make a separate page of Schedule III for each Grantor and state if no Trademarks/trade names are owned.

(2)  List in numerical order by Registration No.

(3)  List in alphabetical order by state and numerical order by Registration No. within each state.

Exhibit II-C to

Guarantee and Collateral Agreement

[FORM OF] COPYRIGHT SECURITY AGREEMENT dated as of [ ] (this “Agreement”), among Cactus Wellhead, LLC (the “Borrower”), the Subsidiary Guarantors from time to time party hereto and Credit Suisse AG (“Credit Suisse”), as Collateral Agent.

Reference is made to (a) the Credit Agreement dated as of July 31, 2014, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Credit Suisse, as Collateral Agent, and (b) the Guarantee and Collateral Agreement dated as of July 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the Subsidiary Guarantors from time to time party thereto and Credit Suisse, as Collateral Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Guarantors party are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1.         Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.         Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a)           (i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, including, registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I and (iii) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights; and

(b)           all exclusive Copyright Licenses under which any Grantor is a licensee, including those listed on Schedule I.

SECTION 3.         Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.         Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.         Choice of Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[BORROWER],

by
Name:
Title:

[NAME OF GRANTOR],

by
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

SCHEDULE I

Copyrights

Registered Owner	Title	Copyright Number	Expiration Date

Copyright Applications

Registered Owner	Title	Application Number	Filing Date

Exclusive Copyright Licenses

Licensee	Licensor	Title	Copyright Number	Expiration Date

Exhibit III to
Guarantee and Collateral Agreement

[FORM OF] PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of July 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cactus Wellhead, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent, the Collateral Agent and each other Secured Party as follows:

1.             Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation or organization, is set forth on Schedule 1(a).

(b)           Set forth on Schedule 1(b) is (i) each other legal name each Grantor has had in the past five years, together with the date of the relevant change and (ii) each other name (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(c)           Except as set forth on Schedule 1(c), no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions (including acquisitions of all or substantially all of the assets of another person), as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1(c) the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d)           Set forth on Schedule 1(d) is (i) the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization and (ii) the Federal Taxpayer Identification Number of each Grantor.

2.             Current Locations. (a) The jurisdiction of formation or organization of each Grantor that is a registered organization is set forth on Schedule 2(a) opposite its name.

(b)           The chief executive office of each Grantor is located at the address set forth on Schedule 2(b) opposite its name.

(c)           Set forth on Schedule 2(c) opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”).

(d)           Set forth on Schedule 2(d) opposite the name of each Grantor are all locations where such Grantor maintains any Inventory.

(e)           Set forth on Schedule 2(e) opposite the name of each Grantor are all the locations, not otherwise identified in Schedules 2(b), (c) or (d), where such Grantor maintains any Equipment or other Collateral.

(f)            Set forth on Schedule 2(f) opposite the name of each Grantor are all the places of business of such Grantor not identified in Schedules 2(b), (c), (d) or (e).

(g)           Set forth on Schedule 2(g) opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Inventory, Equipment or other Collateral of such Grantor.

(h)           Set forth on Schedule 2(h) is a list of all real property owned by each Grantor, the name of the Grantor that owns such real property and the fair market value of such real property, to the extent an appraisal exists with respect to such real property or, in the absence of any such appraisal, the book value of such real property.

3.             Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been either acquired by the Grantors in the ordinary course of business or manufactured by the Grantors.

4.             File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5.             UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6.             Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7.             Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of (a) all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests of the Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests and (b) each equity investment of the Borrower or any Subsidiary that represents 50% or less of the Equity Interests of the Person in which such investment was made, in each case specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests and if such Equity Interests are not required to be pledged under any of the Loan Documents, the reason therefor.

8.             Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of Indebtedness held by the Borrower and each Subsidiary that are required to be delivered to the Collateral Agent under the Guarantee and Collateral Agreement, including all intercompany Indebtedness, in each case specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

9.             Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Guarantee and Collateral Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary, in each case specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

10.          Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

11.          Intellectual Property. Attached hereto as Schedule 11(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent owned by any Grantor.

Attached hereto as Schedule 11(B) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Trademarks, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark owned by any Grantor.

Attached hereto as Schedule 11(C) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s Copyrights, including the name of the registered owner, the title and the registration number of each Copyright owned by any Grantor. Also set forth on Schedule 11(C) in proper form for filing with United States Copyright Office is a schedule setting forth all material or exclusive Copyright Licenses granted to any Grantor.

12.          Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of commercial tort claims in excess of $500,000 held by any Grantor, including a brief description thereof.

13.          Deposit Accounts. Attached hereto as Schedule 13 is a true and correct list of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account and the account number and if such deposit account is not required to be subject to a control agreement under any of the Loan Documents, the reason therefor.

14.          Securities Accounts and Commodities Accounts. Attached hereto as Schedule 14 is a true and correct list of securities accounts and commodities accounts maintained by each Grantor, including the name and address of the intermediary institution, the type of account and the account number and if such securities or commodities account is not required to be subject to a control agreement under any of the Loan Documents, the reason therefor.

15.          Letter-of-Credit Rights. Attached hereto as Schedule 15 is a true and correct list of all letters of credit with a value in excess of $500,000 issued in favor of any Grantor, including the name and address of the issuer (and if applicable, the confirmer) with respect to such letter of credit.

16.          Assignment of Claims Act. Attached hereto as Schedule 16 is a true and correct list of all written contracts between each Grantor and the United States government or any department or agency thereof that have a remaining value of at least $500,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date, agency with which the contract was entered into, and a description of the contract type.

17.          Chattel Paper. Attached hereto as Schedule 17 is a true and complete list, for each Grantor, of all chattel paper (whether tangible and electronic), specifying the Grantor and obligor thereunder, the type, the due date and outstanding principal amount thereof.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date written above.

CACTUS WELLHEAD, LLC,

by
Name:
	Title:	[Responsible Officer]

Exhibit IV to
Guarantee and Collateral Agreement

[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of July 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit  Agreement”), among Cactus Wellhead, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

This Certificate is dated as of [ ], 20[ ] and is delivered pursuant to Section 5.06(b) of the Credit Agreement (this Certificate and each other Certificate heretofore delivered pursuant to Section 5.06(b) of the Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth on the Perfection Certificate delivered on the Closing Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after the Closing Date and prior to the date hereof, the “Prior Perfection Certificate”).

The undersigned, a Responsible Officer of the Borrower, hereby certifies, to the Administrative Agent, the Collateral Agent and each other Secured Party as follows:

1.             Names. (a) Except as set forth on Schedule 1(a) hereto, Schedule 1(a) of the Prior Perfection Certificate sets forth the exact legal name of each Grantor, as such name appears in its respective certificate of formation or organization, is set forth on Schedule 1(b).

(b)           Except as set forth on Schedule 1(b) hereto, Schedule 1(b) of the Prior Perfection Certificate sets forth (i) each other legal name each Grantor has had in the past five years, together with the date of the relevant change and (ii) each other name (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(c)           Except as set forth on Schedule 1(c) hereto or Schedule 1(c) of the Prior Perfection Certificate, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions (including acquisitions of all or substantially all of the assets of another person), as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1(c) the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d)           Except as set forth on Schedule 1(d) hereto, Schedule 1(d) of the Prior Perfection Certificate sets forth (i) the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization and (ii) the Federal Taxpayer Identification Number of each Grantor.

2.             Current Locations. (a) Except as set forth opposite its name on Schedule 2(a) hereto, the jurisdiction of formation or organization of each Grantor that is a registered organization is set forth opposite its name on Schedule 2(a) of the Prior Perfection Certificate.

(b)           Except as set forth opposite its name on Schedule 2(a) hereto, the chief executive office of each Grantor is located at the address set forth opposite its name on Schedule 2(b) of the Prior Perfection Certificate.

(c)           Except as set forth opposite its name on Schedule 2(c) hereto, set forth opposite the name of each Grantor on Schedule 2(c) of the Prior Perfection Certificate are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”).

(d)           Except as set forth opposite its name on Schedule 2(d) hereto, set forth opposite the name of each Grantor on Schedule 2(d) of the Prior Perfection Certificate are all locations where such Grantor maintains any Inventory.

(e)           Except as set forth opposite its name on Schedule 2(e) hereto, set forth opposite the name of each Grantor on Schedule 2(e) of the Prior Perfection Certificate are all the locations, not otherwise identified in Schedules 2(b), (c) or (d), where such Grantor maintains any Equipment or other Collateral.

(f)            Except as set forth opposite its name on Schedule 2(f) hereto, set forth opposite the name of each Grantor on Schedule 2(f) of the Prior Perfection Certificate are all the places of business of such Grantor not identified in Schedules 2(b), (c), (d) or (e).

(g)           Except as set forth opposite its name on Schedule 2(g) hereto, set forth opposite the name of each Grantor on Schedule 2(g) of the Prior Perfection Certificate are the names and addresses of all Persons other than such Grantor that have possession of any of the Inventory, Equipment or other Collateral of such Grantor.

(h)           Except as set forth opposite its name on Schedule 2(h) hereto, set forth on Schedule 2(h) of the Prior Perfection Certificate is a list of all real property owned by each Grantor, the name of the Grantor that owns such real property and the fair market value of such real property, to the extent an appraisal exists with respect to such real property or, in the absence of any such appraisal, the book value of such real property.

3.             Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been either acquired by the Grantors in the ordinary course of business or manufactured by the Grantors.

4.             File Search Reports. To the extent that this Supplemental Perfection Certificate contains an update to Schedule 2(a) or Schedule 2(b) hereto, file search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 of this Supplemental Perfection Certificate, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5.             UCC Filings. To the extent that this Supplemental Perfection Certificate contains an update to Schedule 2(a) or Schedule 2(b) hereto, financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located as set forth with respect to such Grantor in Section 2 hereof and, to the extent any of the collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6.             Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7.             Stock Ownership and other Equity Interests. Except as set forth on Schedule 7 hereto, Schedule 7 of the Prior Perfection Certificate sets forth a true and correct list of (a) all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests of the Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests and (b) each equity investment of the Borrower or any Subsidiary that represents 50% or less of the Equity Interests of the Person in which such investment was made, in each case specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests and if such Equity Interests are not required to be pledged under any of the Loan Documents, the reason therefor.

8.             Debt Instruments. Except as set forth on Schedule 8 hereto, Schedule 8 of the Prior Perfection Certificate sets forth a true and correct list of all promissory notes and other evidence of Indebtedness held by the Borrower and each Subsidiary that are required to be delivered to the Collateral Agent under the Guarantee and Collateral Agreement, including all intercompany Indebtedness, in each case specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

9.             Advances. Except as set forth on Schedule 9 hereto, Schedule 9 of the Prior Perfection Certificate sets forth (a) a true and correct list of all advances made by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Guarantee and Collateral Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary, in each case specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

10.          Mortgage Filings. Except as set forth on Schedule 10 hereto, Schedule 10 of the Prior Perfection Certificate sets forth , with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

11.          Intellectual Property. Except as set forth on Schedule 11(A) hereto, Schedule 11(A) of the Prior Perfection Certificate sets forth, in proper form for filing with the United States Patent and Trademark Office, a list of all of each Grantor’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent owned by any Grantor.

Except as set forth on Schedule 11(B) hereto, Schedule 11(B) of the Prior Perfection Certificate sets forth, in proper form for filing with the United States Patent and Trademark Office, a list of all of each Grantor’s Trademarks, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark owned by any Grantor.

Except as set forth on Schedule 11(C) hereto, Schedule 11(C) of the Prior Perfection Certificate sets forth, in proper form for filing with the United States Copyright Office, a list of all of each Grantor’s Copyrights, including the name of the registered owner, the title and the registration number of each Copyright owned by any Grantor. Also set forth on Schedule 11(C) in proper form for filing with United States Copyright Office is a list of all material or exclusive Copyright Licenses granted to any Grantor that were not set forth on Schedule 11(C) of the Prior Perfection Certificate.

12.          Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of commercial tort claims not set forth on Schedule 12 of the Prior Perfection Certificate in excess of $500,000 held by any Grantor, including a brief description thereof.

13.          Deposit Accounts. Except as set forth on Schedule 13 hereto, Schedule 13 of the Prior Perfection Certificate sets forth a true and correct list of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account and the account number and if such deposit account is not required to be subject to a control agreement under any of the Loan Documents, the reason therefor.

14.          Securities Accounts and Commodities Accounts. Except as set forth on Schedule 14 hereto, Schedule 14 of the Prior Perfection Certificate sets forth a true and correct list of securities accounts and commodities accounts maintained by each Grantor, including the name and address of the intermediary institution, the type of account and the account number and if such securities or commodities account is not required to be subject to a control agreement under any of the Loan Documents, the reason therefor.

15.          Letter-of-Credit Rights. Except as set forth on Schedule 15 hereto, Schedule 15 of the Prior Perfection Certificate sets forth a true and correct list of all letters of credit with a value in excess of $500,000 issued in favor of any Grantor, including the name and address of the issuer (and if applicable, the confirmer) with respect to such letter of credit.

16.          Assignment of Claims Act. Except as set forth on Schedule 16 hereto, Schedule 16 of the Prior Perfection Certificate sets forth a true and correct list of all written contracts between each Grantor and the United States government or any department or agency thereof that have a remaining value of at least $500,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date, agency with which the contract was entered into, and a description of the contract type.

17.          Chattel Paper. Except as set forth on Schedule 17 hereto, Schedule 17 of the Prior Perfection Certificate sets forth a true and complete list, for each Grantor, of all chattel paper (whether tangible and electronic), specifying the Grantor and obligor thereunder, the type, the due date and outstanding principal amount thereof.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date written above.

CACTUS WELLHEAD, LLC,

by
Name:
	Title:	[Responsible Officer]

EXHIBIT G

FORM OF
INTEREST ELECTION REQUEST

Credit Suisse AG

as Administrative Agent for the Lenders referred to below,

Eleven Madison Avenue

New York, NY 10010

Attention: [     ]

[Date](1)

Re: CACTUS WELLHEAD, LLC

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.10 of the Credit Agreement, dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company (the “Borrower”), the lenders party thereto from time to time and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank. Capitalized terms used herein but not defined shall have the meanings given to them in the Credit Agreement. The Borrower hereby requests that on [      ](2) (the “Interest Election Date”),

1.                                      $[     ] of the presently outstanding principal amount of the Loans originally made on [     ],

2.                                      all presently being maintained as [ABR Loans] [Eurodollar Loans],

3.                                      be [converted into] [continued as]

4.                                      [Eurodollar Loans having an Interest Period of [one/two/three/six months] [ABR Loans].

(1)  To be delivered (a) not later than 12:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period.

(2)  Shall be a Business Day.

G-1

The undersigned has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

CACTUS WELLHEAD, LLC

By:
Name:
Title:

G-2

EXHIBIT H-1

[FORM OF]
REVOLVING NOTE

LENDER: [•]	New York, New York
PRINCIPAL AMOUNT: [•]	[Date]

FOR VALUE RECEIVED, the undersigned CACTUS WELLHEAD, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds on the dates set forth in the Credit Agreement dated as of July [•], 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meaning assigned thereto in the Credit Agreement) among the Borrower, the lenders time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank) (A) the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement or the other Loan Documents and (B) interest at the rate or rates per annum as provided in the Credit Agreement or the other Loan Documents on the unpaid principal amount from time to time outstanding of all the Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement or the other Loan Documents.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement or the other Loan Documents.

This Note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

During the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable all as provided in Section 7.01 thereof.

The Borrower hereby waives diligence, presentment, demand, protest and all other notices of any kind. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be (a) endorsed by the holder

H-1-1

hereof (i) on the schedule attached hereto and made a part hereof or (ii) on a continuation thereof which shall be attached hereto and made a part hereof or (b) otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this note.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

H-1-2

CACTUS WELLHEAD, LLC,
as Borrower

By:
Name:
Title:

H-1-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

H-1-4

EXHIBIT H-2

[FORM OF]
TERM NOTE

LENDER: [•]	New York, New York
PRINCIPAL AMOUNT: [•]	[Date]

FOR VALUE RECEIVED, the undersigned CACTUS WELLHEAD, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds on the dates set forth in the Credit Agreement dated as of July [•], 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meaning assigned thereto in the Credit Agreement) among the Borrower, the lenders time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank) (i) the principal amounts set forth in the Credit Agreement with respect to the Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement or the other Loan Documents and (ii) interest at the rate or rates per annum as provided in the Credit Agreement or the other Loan Documents on the unpaid principal amount of all the Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement or the other Loan Documents.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement or the other Loan Documents.

This Note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

During the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable all as provided in Section 7.01 thereof.

The Borrower hereby waives diligence, presentment, demand, protest and all other notices of any kind. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be (a) endorsed by the holder hereof (i) on the schedule attached hereto and made a part hereof or (ii) on a continuation thereof

H-2-1

which shall be attached hereto and made a part hereof or (b) otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this note.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

H-2-2

CACTUS WELLHEAD, LLC,
as Borrower

By:
Name:
Title:

H-2-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

H-2-4

EXHIBIT I-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881 (c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
	Date:	, 20[ ]

I-1-1

EXHIBIT I-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit  Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881 (c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
	Date:	, 20[ ]

I-2-1

EXHIBIT I-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit  Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) an IRS Form W-8BEN-E or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
	Date:	, 20[ ]

I-3-1

EXHIBIT I-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [•], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cactus Wellhead, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent and Issuing Bank.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) an IRS Form W-8BEN-E or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

I-4-1

[NAME OF LENDER]

By:
Name:
Title:
	Date:	, 20[ ]

I-4-2